                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-11
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] Countrywide(R)

                          $1,846,600,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 27, 2006

 Distributions are payable on the 25th day of each month, beginning in July 2006

                                ----------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

-----------------------------------------------------------------    ---------------------------------------------------------------
           ORIGINAL                                                            ORIGINAL
         CERTIFICATE                                                         CERTIFICATE
          PRINCIPAL      PRICE TO    UNDERWRITING   PROCEEDS TO               PRINCIPAL       PRICE TO   UNDERWRITING  PROCEEDS TO
CLASS     BALANCE(1)      PUBLIC       DISCOUNT     DEPOSITOR(2)     CLASS    BALANCE(1)       PUBLIC      DISCOUNT    DEPOSITOR(2)
-----------------------------------------------------------------    ---------------------------------------------------------------

1-AF-1    $191,470,000  100.00000%     0.05208%      99.94792%       MV-1      $53,100,000   100.00000%    0.15625%      99.84375%
-----------------------------------------------------------------    ---------------------------------------------------------------
1-AF-2     $84,303,000   99.99826%     0.10417%      99.89409%       MV-2      $33,630,000   100.00000%    0.41667%      99.58333%
-----------------------------------------------------------------    ---------------------------------------------------------------
1-AF-3     $84,303,000   99.80080%     0.20833%      99.59247%       MV-3      $24,780,000   100.00000%    0.83333%      99.16667%
-----------------------------------------------------------------    ---------------------------------------------------------------
1-AF-4    $157,525,000   99.27373%     0.26042%      99.01331%       MV-4      $18,290,000   100.00000%    1.04167%      98.95833%
-----------------------------------------------------------------    ---------------------------------------------------------------
1-AF-5    $102,599,000   98.50734%     0.41667%      98.09067%       MV-5      $20,650,000   100.00000%    1.12500%      98.87500%
-----------------------------------------------------------------    ---------------------------------------------------------------
1-AF-6     $70,000,000   99.59153%     0.31250%      99.27903%       MV-6      $15,340,000   100.00000%    1.22500%      98.77500%
-----------------------------------------------------------------    ---------------------------------------------------------------
2-AV      $460,174,000  100.00000%     0.05208%      99.94792%       MV-7      $17,700,000   100.00000%    2.61667%      97.38333%
-----------------------------------------------------------------    ---------------------------------------------------------------
3-AV-1    $212,197,000  100.00000%     0.05208%      99.94792%       MV-8      $15,340,000   100.00000%    4.16667%      95.83333%
-----------------------------------------------------------------    ---------------------------------------------------------------
3-AV-2    $224,393,000  100.00000%     0.10417%      99.89583%       BV        $ 8,260,000   100.00000%    5.00000%      95.00000%
-----------------------------------------------------------------    ---------------------------------------------------------------
3-AV-3     $52,546,000  100.00000%     0.10417%      99.89583%       A-R       $       100      (3)          (3)           (3)
-----------------------------------------------------------------    ---------------------------------------------------------------

___________________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   Before deducting expenses payable by the Depositor estimated to be approximately $902,332 in the aggregate.

(3)   The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans,
Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                                        1

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-11, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

CO-TRUSTEE

The Bank of New York Trust Company, N.A.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class PF, Class PV, Class CF and Class CV Certificates. Those net
interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Any pre-funded amount will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
August 14, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

                                        2

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

On or prior to the September 2006 distribution date, Countrywide Home Loans,
Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into three separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien fixed rate mortgage loans. Loan group 2 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 3 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,225,654,843.

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance             $456,451,476

Weighted Average Mortgage Rate                  7.694%

Range of Mortgage Rates                         5.250% to 13.125%

Average Current Principal Balance               $187,147

Range of Current Principal Balances             $46,125 to $960,000

Weighted Average Original
   Loan-to-Value Ratio                          77.02%

Weighted Average Original Term to
   Maturity                                     373 months

Weighted Average Credit Bureau Risk
   Score                                        614 points

Weighted Average Remaining Term to
   Stated Maturity                              373 months

Percentage Originated under Full
   Doc Program                                  75.74%

Geographic Concentrations in
   excess of 10%:

   California                                   26.95%

   Florida                                      16.64%

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance             $374,685,868

Weighted Average Mortgage Rate                  8.359%

Range of Mortgage Rates                         5.125% to 12.750%

Average Current Principal Balance               $162,342

                                        3

Range of Current Principal Balances             $18,500 to $534,000

Weighted Average Original
   Loan-to-Value Ratio                          77.82%

Weighted Average Original Term to
   Maturity                                     381 months

Weighted Average Credit Bureau Risk
   Score                                        603 points

Weighted Average Remaining Term to
   Stated Maturity                              380 months

Weighted Average Gross Margin*                  6.739%

Weighted Average Maximum Mortgage
   Rate*                                        15.375%

Weighted Average Minimum Mortgage
   Rate*                                        8.450%

Percentage Originated under Full
   Doc Program                                  63.81%

Geographic Concentrations in
   excess of 10%:

   California                                   13.14%

   Florida                                      11.27%

_______________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 3 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance             $394,517,499

Weighted Average Mortgage Rate                  8.459%

Range of Mortgage Rates                         5.625% to 15.000%

Average Current Principal Balance               $204,202

Range of Current Principal Balances             $32,300 to $1,000,000

Weighted Average Original
   Loan-to-Value Ratio                          79.69%

Weighted Average Original Term to
   Maturity                                     380 months

Weighted Average Credit Bureau Risk
   Score                                        620 points

Weighted Average Remaining Term to
   Stated Maturity                              379 months

Weighted Average Gross Margin*                  7.321%

Weighted Average Maximum Mortgage
   Rate*                                        15.713%

Weighted Average Minimum Mortgage
   Rate*                                        8.775%

Percentage Originated under Full
   Doc Program                                  57.32%

Geographic Concentrations in
   excess of 10%:

   California                                   29.92%

   Florida                                      15.31%

_____________
* Percentage presented only reflects those group 3 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

           CHARACTERISTIC                          PERMITTED VARIANCE
----------------------------------------------------------------------
Weighted Average Mortgage Rate                             +/-0.10%

Weighted Average Original
   Loan-to-Value Ratio                                     +/-3.00%

Weighted Average Credit Bureau Risk
   Score                                                +/-5 points

Percentage Originated under Full
   Doc Program                                             +/-3.00%

Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans                          +/-0.10%

Maximum California Concentration
   (Loan Group 1)                                            30.00%

Maximum California Concentration
   (Loan Group 2 and Loan Group 3)                           50.00%

                                        4

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                               INITIAL
                             CERTIFICATE                                 LAST SCHEDULED      INITIAL         INITIAL
                              PRINCIPAL                                   DISTRIBUTION       RATING          RATING
           CLASS             BALANCE (1)              TYPE                    DATE        (MOODY'S) (2)     (S&P) (2)
------------------------    ------------   ---------------------------   --------------   -------------   ------------

OFFERED CERTIFICATES
1-AF-1..................    $191,470,000     Senior/Adjustable Rate         May 2025           Aaa            AAA
1-AF-2..................    $ 84,303,000        Senior/Fixed Rate        February 2029         Aaa            AAA
1-AF-3..................    $ 84,303,000        Senior/Fixed Rate        December 2031         Aaa            AAA
1-AF-4..................    $157,525,000        Senior/Fixed Rate        December 2035         Aaa            AAA
1-AF-5..................    $102,599,000        Senior/Fixed Rate          July 2046           Aaa            AAA
1-AF-6..................    $ 70,000,000      Senior/Fixed Rate/NAS         May 2046           Aaa            AAA
2-AV....................    $460,174,000     Senior/Adjustable Rate       August 2046          Aaa            AAA
3-AV-1..................    $212,197,000     Senior/Adjustable Rate      February 2029         Aaa            AAA
3-AV-2..................    $224,393,000     Senior/Adjustable Rate      September 2036        Aaa            AAA
3-AV-3..................    $ 52,546,000     Senior/Adjustable Rate      September 2046        Aaa            AAA
MV-1....................    $ 53,100,000   Subordinate/Adjustable Rate     June 2035           Aa1            AA+
MV-2....................    $ 33,630,000   Subordinate/Adjustable Rate     April 2038          Aa2             AA
MV-3....................    $ 24,780,000   Subordinate/Adjustable Rate      May 2046           Aa3            AA-
MV-4....................    $ 18,290,000   Subordinate/Adjustable Rate   September 2045        A1              A+
MV-5....................    $ 20,650,000   Subordinate/Adjustable Rate      May 2045           A2              A
MV-6....................    $ 15,340,000   Subordinate/Adjustable Rate   December 2044         A3              A-
MV-7....................    $ 17,700,000   Subordinate/Adjustable Rate      May 2044          Baa1            BBB+
MV-8....................    $ 15,340,000   Subordinate/Adjustable Rate     March 2043         Baa2            BBB
BV......................    $  8,260,000   Subordinate/Adjustable Rate     June 2040          Baa3            BBB-
A-R.....................    $        100      Senior/REMIC Residual        July 2006           Aaa            AAA

NON-OFFERED
CERTIFICATES(3)
Class PF................    $        100       Prepayment Charges             N/A              N/R            N/R
Class PV................    $        100       Prepayment Charges             N/A              N/R            N/R
Class CF................        N/A                 Residual                  N/A              N/R            N/R
Class CV................        N/A                 Residual                  N/A              N/R            N/R

_______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. The ratings assigned to the Class 1-AF
      Certificates will be issued based on the financial strength rating of the
      Class 1-AF Insurer.

(3)   The Class PF, Class PV, Class CF and Class CV Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class PF, Class PV, Class CF and
      Class CV Certificates is provided only to permit a better understanding of the offered certificates.

                                        5

The certificates will also have the following characteristics:

                                 PASS-THROUGH RATE     PASS-THROUGH RATE
                    RELATED        ON OR BEFORE              AFTER                                       INTEREST
                     LOAN            OPTIONAL               OPTIONAL                                     ACCRUAL
     CLASS           GROUP       TERMINATION DATE       TERMINATION DATE     DELAY/ACCRUAL PERIOD       CONVENTION
---------------   -----------   -------------------   --------------------   ---------------------   ----------------

OFFERED
CERTIFICATES
1-AF-1.........        1         LIBOR + 0.120% (1)    LIBOR + 0.120% (1)             (2)             Actual/360 (3)
1-AF-2.........        1             6.017% (4)            6.017% (4)         calendar month (5)        30/360 (6)
1-AF-3.........        1             6.050% (4)            6.050% (4)         calendar month (5)        30/360 (6)
1-AF-4.........        1             6.300% (4)            6.300% (4)         calendar month (5)        30/360 (6)
1-AF-5.........        1             6.400% (4)            6.900% (4)         calendar month (5)        30/360 (6)
1-AF-6.........        1             6.150% (4)            6.150% (4)         calendar month (5)        30/360 (6)
2-AV...........        2         LIBOR + 0.150% (7)    LIBOR + 0.300% (7)             (2)             Actual/360 (3)
3-AV-1.........        3         LIBOR + 0.060% (7)    LIBOR + 0.120% (7)             (2)             Actual/360 (3)
3-AV-2.........        3         LIBOR + 0.160% (7)    LIBOR + 0.320% (7)             (2)             Actual/360 (3)
3-AV-3.........        3         LIBOR + 0.260% (7)    LIBOR + 0.520% (7)             (2)             Actual/360 (3)
MV-1...........     2 and 3      LIBOR + 0.270% (7)    LIBOR + 0.405% (7)             (2)             Actual/360 (3)
MV-2...........     2 and 3      LIBOR + 0.310% (7)    LIBOR + 0.465% (7)             (2)             Actual/360 (3)
MV-3...........     2 and 3      LIBOR + 0.350% (7)    LIBOR + 0.525% (7)             (2)             Actual/360 (3)
MV-4...........     2 and 3      LIBOR + 0.450% (7)    LIBOR + 0.675% (7)             (2)             Actual/360 (3)
MV-5...........     2 and 3      LIBOR + 0.500% (7)    LIBOR + 0.750% (7)             (2)             Actual/360 (3)
MV-6...........     2 and 3      LIBOR + 0.550% (7)    LIBOR + 0.825% (7)             (2)             Actual/360 (3)
MV-7...........     2 and 3      LIBOR + 1.100% (7)    LIBOR + 1.650% (7)             (2)             Actual/360 (3)
MV-8...........     2 and 3      LIBOR + 1.400% (7)    LIBOR + 2.100% (7)             (2)             Actual/360 (3)
BV.............     2 and 3      LIBOR + 2.350% (7)    LIBOR + 3.525% (7)             (2)             Actual/360 (3)
A-R............   1, 2 and 3             (8)                  (8)                     N/A                  N/A

NON-OFFERED
CERTIFICATES
Class PF.......        1                 N/A                  N/A                     N/A                  N/A
Class PV.......     2 and 3              N/A                  N/A                     N/A                  N/A
Class CF.......        1                 N/A                  N/A                     N/A                  N/A
Class CV.......     2 and 3              N/A                  N/A                     N/A                  N/A

_____________
(1)   The pass-through rate for this class of certificates may adjust monthly and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the Certificates --
      Distributions -- Distributions of Interest." LIBOR refers to One-Month
      LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates -- Calculation of One-Month LIBOR."

(2)   The accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under
      "Description of the Certificates -- Distributions -- Distributions of
      Interest."

(5)   The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(6)   Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(7)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest."

(8)   The Class A-R Certificates will not accrue any interest.

                                        6

DESIGNATIONS

   DESIGNATION                CLASS OF CERTIFICATES
------------------     -------------------------------------
Class 1-AF             Class 1-AF-1, Class 1-AF-2, Class
   Certificate or      1-AF-3, Class 1-AF-4, Class 1-AF-5
   Group 1             and Class 1-AF-6 Certificates.
   Certificatess:

Class 3-AV             Class 3-AV-1, Class 3-AV-2 and Class
   Certificates:       3-AV-3 Certificates.

Class AV               Class 2-AV and Class 3-AV
   Certificates:       Certificates.

Senior                 Class 1-AF, Class AV and Class A-R
   Certificates:       Certificates.

Fixed Rate             Class 1-AF-2, Class 1-AF-3, Class
   Certificates:       1-AF-4, Class 1-AF-5 and Class 1-AF-6
                       Certificates.

Adjustable Rate        Class 1-AF-1 and Class AV
   Certificates:       Certificates and the Adjustable Rate
                       Subordinate Certificates.

Adjustable Rate        Class MV-1, Class MV-2, Class MV-3,
   Subordinate         Class MV-4, Class MV-5, Class MV-6,
   Certificates or     Class MV-7, Class MV-8 and Class BV
   Subordinate         Certificates.
   Certificates:

Swap                   Class AV Certificates and the
   Certificates or     Adjustable Rate Subordinate
   Group 2 and         Certificates.
   Group 3
   Certificates:

Offered                Class 1-AF, Class AV and Class A-R
   Certificates:       Certificates and the Subordinate
                       Certificates

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-6.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus. Interest carry forward amounts on the adjustable rate subordinate certificates also may be paid from amounts in the swap trust as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

                                        7

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the applicable stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    September 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of certificates as described under "Description of the Certificates -- Overcollateralization
    Provisions" in this free writing prospectus; and

o   the amount, if any, remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o   the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --
    Withdrawals from the Collection Account" and "--Withdrawals from the
    Distribution Account") due to the master servicer;

o   the pro rata portion of the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class PV and
    Class PF Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

                                        8

o   in the case of loan group 1, the premium for the Class 1-AF policy;

o   the premium for the mortgage insurance on the related covered mortgage loans; and

o   with respect to loan group 2 and loan group 3, any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

Loan Group 1

In general, on any distribution date, loan group 1 interest funds will be distributed in the following order:

o   to the Class 1-AF Insurer, the monthly premium for the Class 1-AF Policy for such distribution date,

o   concurrently to each class of Class 1-AF Certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements; and

o   to the Class 1-AF Insurer, any reimbursement amount,

o   as part of the fixed rate loan group excess cashflow.

Loan Group 2 and Loan Group 3

In general, on any distribution date, loan group 2 and loan group 3 interest funds will be distributed in the following order:

o   from the interest funds from loan group 2 and loan group 3, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   from loan group 2 interest funds, to the Class 2-AV Certificates, current interest and interest carry forward amount;

o   from loan group 3 interest funds, concurrently, to each class of Class 3-AV
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from remaining loan group 2 and loan group 3 interest funds, to each class of Class AV Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class AV Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class AV Certificates;

o   from any remaining loan group 2 and loan group 3 interest funds, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class
    MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, current interest for each class; and

o   from any remaining loan group 2 and loan group 3 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates in any certificate group will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs

                                        9

before the related stepdown date, or on or after that date, and depending on whether a trigger event is in effect for that certificate group.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the related stepdown date (and so long as no trigger event for the applicable certificate group is in effect), instead of allocating all amounts distributable as principal on the certificates to the related senior classes of certificates for the loan group until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the related subordinate certificates.

The amount allocated to each class of certificates in a certificate group on or after the related stepdown date and so long as no trigger event is in effect for that certificate group will be based on the targeted level of overcollateralization and subordination for each class of certificates in that certificate group. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution
Amount for Loan Group 1" and "-- Distributions of Principal Distribution Amount
for Loan Group 2 and Loan Group 3" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the applicable stepdown date or if a trigger event is in effect with respect to a loan group on or after the applicable stepdown date, all amounts distributable as principal with respect to that loan group on a distribution date will be allocated first to the related senior certificates, until the related senior certificate are paid in full, before any distributions of principal are made on the related subordinate certificates.

The Stepdown Date:

The stepdown date for a certificate group will be the earlier of:

o   the date on which the aggregate certificate principal balance of the Class
    1-AF Certificates (in the case of the Class 1-AF Certificates) or the Class
    AV Certificates (in the case of the swap certificates) is reduced to zero;
    and

o   the later of:

    o   the July 2009 distribution date; and

    o   the date on which the level of overcollateralization for the Class 1-AF
        Certificates is 4.20% of the aggregate stated principal balance of the mortgage loans in loan group 1 (in the case of the group 1 certificates)
        or the level of subordination for the Class AV Certificates is 39.10% of the aggregate stated principal balance of the mortgage loans in loan group 2 and loan group 3 (in the case of the group 2 and group 3 certificates).

Certificate or Loan Group Specific Events that Affect Allocations of Principal

Loan Group 1:

On any distribution date prior to the fixed rate stepdown date or on which a fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o   to the Class 1-AF Insurer, any monthly premium for the Class 1-AF Policy for the distribution date remaining unpaid following the distribution of interest funds for loan group 1,

o   to the classes of Class 1-AF Certificates in the priority described below, until the certificate principal balances thereof are reduced to zero; and

o   to the Class 1-AF Insurer, any reimbursement amount remaining unpaid following the distribution of interest funds for loan group 1, and

o   as part of the fixed rate loan group excess cashflow.

On any distribution date on or after the fixed rate stepdown date and so long as no fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o   to the Class 1-AF Insurer, any monthly premium for the Class 1-AF Policy for the distribution date remaining unpaid following the distribution of interest funds for loan group 1,

o   to the classes of Class 1-AF Certificates, up to the Class 1-AF principal distribution amount, in the priority described below, until the certificate principal balances thereof are reduced to zero; and

                                       10

o   to the Class 1-AF Insurer, any reimbursement amount remaining unpaid following the distribution of interest funds for loan group 1,

o   as part of the fixed rate loan group excess cashflow.

Class 1-AF Certificates:

For each distribution date, amounts to be distributed to the Class 1-AF
Certificates in respect of principal will be distributed in the following order:

        (i) to the Class 1-AF-6 Certificates, the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero;

        (ii) sequentially, to the Class 1-AF-1, Class 1-AF-2, Class 1-AF-3,
Class 1-AF-4 and Class 1-AF-5 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero;

        (iii) to the Class 1-AF-6 Certificates without regard to the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero.

Class 1-AF-6 Certificates; NAS Principal Distribution Amount:

The Class 1-AF-6 Certificates are entitled to receive the NAS principal distribution amount prior to payments of principal of the other classes of Class
1-AF Certificates. However, until the distribution date in July 2009, the NAS principal distribution amount is zero and it is expected that the AF-6
Certificates will not receive any distributions of principal. The NAS principal distribution amount is a specified percentage (that may exceed 100%) of the
Class 1-AF-6 pro rata share of the principal distributable to the Class 1-AF
Certificates. The specified percentage increases on the distribution date in
July 2011, July 2012 and July 2013, when it ultimately reaches 300%. On and after the distribution date in July 2009 and until the July 2012 distribution date, it is expected that the Class 1-AF-6 Certificates will receive a portion of principal payments that is smaller than its pro rata share of principal payments and on or after July 2013 distribution date, the Class 1-AF-6
Certificates will receive an amount greater than its pro rata share of principal payments.

Loan Group 2 and Loan Group 3:

On any distribution date prior to the adjustable rate stepdown date or on which an adjustable rate trigger event is in effect, the loan group 2 and loan group 3 principal distribution amount will be distributed in the following order:

o   concurrently,

    (1)   from the loan group 2 principal distribution amount, in the following order of priority:

          (i)   to the Class 2-AV Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii)  to the classes of Class 3-AV Certificates (after the distribution of the principal distribution amount from loan group 3 as described below), to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

    (2)   from the loan group 3 principal distribution amount, in the following order of priority:

          (i)   to the classes of Class 3-AV Certificates to be allocated among such classes of certificates in the amounts and order of
                priority described below, until the certificate principal
                balances thereof are reduced to zero; and

          (ii)  to the Class 2-AV Certificates (after the distribution of the principal distribution amount from loan group 2 as described above), until the certificate principal balance thereof is reduced to zero; and

o   from the remaining principal distribution amount from loan group 2 and loan group 3, sequentially,

    (1)   sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4,
          Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV
          Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

    (2)   as part of the adjustable rate loan group excess cashflow.

On any distribution date on or after the adjustable rate stepdown date and so long as no adjustable rate

                                       11

trigger event is in effect, the loan group 2 and loan group 3 principal distribution amount will be distributed in the following order:

o   in an amount up to the Class AV principal distribution target amount, pro rata based on the related Class AV principal distribution allocation amount for the Class 2-AV and Class 3-AV Certificates, concurrently:

    (1)   to the Class 2-AV Certificates, up to the Class 2-AV principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

    (2)   to the classes of Class 3-AV Certificates, up to the Class 3-AV principal distribution amount, to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

    provided, however, that if (a) the certificate principal balance of the
    Class 2-AV Certificates and/or (b) the aggregate certificate principal balance of the Class 3-AV Certificates is reduced to zero, then any remaining unpaid Class AV principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the Class
    3-AV Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o   sequentially, to the Class MV-1, Class MV-2 and Class MV-3 Certificates, in
    that order, the combined Class MV-1, Class MV-2 and MV-3 principal distribution amount, until the certificate principal balances thereof are reduced to zero;

o   sequentially, to the Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
    MV-8 and Class BV Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o   as part of the excess cashflow.

Class 3-AV Certificates:

For each distribution date, amounts to be distributed to the Class 3-AV
Certificates in respect of principal will be distributed sequentially to the
Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

Generally, excess cashflow from loan group 1 will be allocated to the Class 1-AF
Certificates and excess cashflow from loan group 2 and loan group 3 will be allocated to the Class AV Certificates and the adjustable rate subordinate certificates. However, if there is excess cashflow remaining after these distributions on the related classes of certificates, a portion of the excess cashflow may be allocated to an unrelated class of certificates as described in this free writing prospectus under "Description of the Certificates --
Overcollateralization Provisions."

Loan Group 1

On any distribution date, the loan group 1 excess cashflow (if any) (referred to as fixed rate excess cashflow) and, in the case of the first two bullet points below, loan group 1 credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class 1-AF Certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the target overcollateralization level with respect to loan group 1
    (referred to as the fixed rate overcollateralization target amount);

o   concurrently, to each class of Class 1-AF Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements; provided, however, to the extent that an applied realized loss amount was covered by the Class 1-AF Policy, then any related unpaid realized loss amount otherwise payable to the Class 1-AF certificateholders pursuant to this clause will instead be paid to the Class 1-AF Insurer;

o   to each class of Class 1-AF Certificates (in the case of the Class 1-AF-1
    Certificates, after payments of amounts available (if any) under the corridor contract), pro rata, to the extent needed

                                       12

    to pay any unpaid net rate carryover for the Class 1-AF Certificates;

o   to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to restore the target overcollateralization level with respect to loan group 2 and loan group 3
    (referred to as the adjustable rate overcollateralization target amount), to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o   concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract, pro rata based on their respective entitlements;

o   to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o   to the carryover reserve fund, the required carryover reserve fund deposit;
    and

o   to the Class CF and Class A-R Certificates, as specified in the pooling and servicing agreement.

Loan Group 2 and Loan Group 3

On any distribution date, the loan group 2 and loan group 3 excess cashflow (if any) (referred to as adjustable rate excess cashflow) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, loan group 2 and loan group 3 credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the adjustable rate overcollateralization target amount;

o   concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o   to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o   to each class of Class AV Certificates and adjustable rate subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class AV Certificates and adjustable rate subordinate certificates;

o   if the fixed rate overcollateralization target amount has been previously met, to each class of Class 1-AF Certificates, in the same priority as described above with respect to payments of principal, the amount necessary to restore the fixed rate overcollateralization target amount to the extent not paid from fixed rate excess cashflow;

o   concurrently, to each class of Class 1-AF Certificates, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow, pro rata based on their respective entitlements; provided, however, to the extent that an applied realized loss amount was covered by the Class 1-AF Policy, then any related unpaid realized loss amount otherwise payable to the Class 1-AF certificateholders pursuant to this clause will instead be paid to the Class 1-AF Insurer;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class CV and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Class 1-AF Certificate Guaranty Insurance Policy

                                       13

The Class 1-AF Certificates have the benefit of a certificate guaranty insurance policy, called the Class 1-AF Policy, pursuant to which Ambac Assurance
Corporation will unconditionally and irrevocably guarantee certain payments on the Class 1-AF Certificates on each distribution date subject to certain terms and conditions set forth in the Class 1-AF Policy. The Class 1-AF Policy will not cover any classes of certificates other than the Class 1-AF Certificates.

Mortgage Insurance

Approximately 2.16%, 2.02% and 3.16% of the statistical calculation mortgage loans in loan group 1, loan group 2 and loan group 3, respectively (in each case with loan-to-value ratios at origination greater than 95%) are covered by the mortgage insurance policy as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by the policy, subject to the terms and conditions set forth in the mortgage insurance policy.

Pool Insurance Policies

The mortgage loans will be insured by two pool insurance policies issued by
Radian Guaranty Inc. One policy will provide coverage for loan group 1 and the other policy will provide coverage for loan group 2 and loan group 3. Those policies will cover losses on the mortgage loans in their respective mortgage loan group(s) to the extent that--

o   in the case of the mortgage loans in loan group 1, aggregate losses on those mortgage loans exceed 3.60% of the aggregate unpaid principal balance of those mortgage loans as of the cut-off date, up to a limit of 6.75% of the aggregate unpaid principal balance of those mortgage loans as of the cut-off date, and

o   in the case of the mortgage loans in loan group 2 and loan group 3, aggregate losses on those mortgage loans exceed 7.00% of the aggregate unpaid principal balance of those mortgage loans as of the cut-off date, up to a limit of 8.00% of the aggregate unpaid principal balance of those mortgage loans as of the cut-off date,

in each case subject to certain limited conditions and exclusions.

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans in a loan group and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the related classes of certificates.

On the closing date, it is expected that:

o   the sum of the aggregate stated principal balance of the group 1 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 1 will exceed the initial aggregate certificate principal balance of the Class 1-AF Certificates by approximately $9,800,000; and

o   the sum of the aggregate stated principal balance of the group 2 and group 3 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 2 and loan group 3 will exceed the initial aggregate certificate principal balance of the Class AV Certificates and the adjustable rate subordinate certificates by approximately $23,600,000.

In the case of loan group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the pooling and servicing agreement. In the case of loan group 2 and loan group 3, the amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement.

Excess interest on the mortgage loans in a loan group will be used to reduce the total certificate principal balance of the related certificates, until the required level of overcollateralization has been achieved (in the case of loan group 1) or, if the required level of overcollateralization has been achieved, to restore the required level of overcollateralization.

On any distribution date, the amount of overcollateralization (if any) for each loan group will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

Excess Interest

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of those mortgage

                                       14

loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of loan group 1 and the Class 1-AF Certificates, the Class 1-AF policy premium rate, and in the case of loan group 2 and loan group 3, the effective rate at which any net swap payments may be payable to the swap counterparty. The
"expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by an individual lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest"
and will be distributed as part of the excess cashflow for the related loan group(s) as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class AV Certificates will have a distribution priority over the adjustable rate subordinate certificates. With respect to the adjustable rate subordinate certificates, the Class MV Certificates with a lower numerical designation will have a distribution priority over Class MV Certificates with a higher numerical designation and all the Class MV Certificates will have a distribution priority over the Class BV Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates related to the loan group, beginning with the related subordinate certificates with the lowest distribution priority.

The subordinate certificates do not provide any protection to the Class 1-AF
Certificates.

Excess cashflow from a loan group will be available to maintain or restore the overcollateralization for the other loan group and, to pay unpaid realized loss amounts to the certificates related to the other loan group. However, realized losses on the mortgage loans in a loan group will be allocated solely to the classes of certificates related to that loan group.

ALLOCATION OF LOSSES

After the credit enhancement provided by the mortgage insurance policy, the applicable pool insurance policy, excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates. Realized losses in loan group 2 or loan group 3 are allocated to the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses in loan group 2 or loan group 3 will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss Amounts." After the credit enhancement provided by the mortgage insurance policy, the applicable pool insurance policy, excess cashflow and overcollateralization with respect to loan group 1 (if any)
have been exhausted, realized losses on the mortgage loans in loan group 1 will be allocated to the classes of Class 1-AF Certificates on a pro rata basis.
However, the Class 1-AF Insurer will be obligated to make insured payments in respect of applied realized loss amounts on the Class 1-AF Certificates as they occur.

THE CORRIDOR CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate corridor contract, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On or prior to the corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and
Countrywide Home Loans, Inc. as described in "Description of the Certificates --
The Corridor Contract" in this free writing prospectus.

The amounts allocated to the issuing entity in respect of the corridor contract will be available to cover net rate carryover on the Class 1-AF-1 Certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

                                       15

Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the Class 1-AF-1 Certificates are expected to be distributed to the holders of the Class CF Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.550% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 2 and loan group 3 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the

                                       16

initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account and the issuing entity's rights with respect to payments received under the corridor contract) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying
REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and, in the case of the swap certificates, the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class 1-AF and Class AV Certificates and the Class MV-1, Class MV-2 and
Class MV-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       17

                                THE MORTGAGE POOL

GENERAL

      Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

MORTGAGE INSURANCE POLICY

      It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire a mortgage insurance policy (the "MORTGAGE INSURANCE POLICY") from United Guaranty Mortgage
Indemnity Company expected to cover substantially all of the Mortgage Loans in the Mortgage Pool with loan-to-value ratios at origination in excess of 95%
(such insured Mortgage Loans, the "COVERED MORTGAGE LOANS"). The Mortgage
Insurance Policy obtained by the trust fund will only cover losses pursuant to formulas described in the policy down to 60% of the value of the related
Mortgaged Property. The premium payable on the Mortgage Insurance Policy to the extent applicable to the Covered Mortgage Loans (the "MORTGAGE INSURANCE
PREMIUM") will be paid monthly by the Co-Trustee with funds withdrawn from the
Distribution Account as provided in the Pooling and Servicing Agreement and the
Mortgage Insurance Policy. Approximately 2.16%, 2.02% and 3.16% of the Mortgage
Loans in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group
2 and Loan Group 3, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related
Loan Group, are Covered Mortgage Loans.

      Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy insures a portion of the loss that may be incurred on each Covered Mortgage Loan it covers. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage
Percentage multiplied by the Claim Amount. The "COVERAGE PERCENTAGE" for each
Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related
Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in the Mortgage Insurance Policy.

      The Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

      Defaults under the Mortgage Insurance Policy are defined as:

      o     the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

      o     the failure by a borrower to pay the outstanding balance if the
            Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

      In respect of defaults under the Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

      o     the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

      o     accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

      o     amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related
            Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

                                       18

      o     reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

      o     attorneys' fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related
            Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

      o     court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related
            Mortgaged Property,

less the sum of

      o     the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the
            Covered Mortgage Loan or the related Mortgaged Property,

      o     the amount of cash in any escrow account for the Covered Mortgage
            Loan,

      o     the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

      o     the amount of certain costs of restoring and repairing the related
            Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

      When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master
Servicer has filed a claim in accordance with the Mortgage Insurance Policy.

      Generally, the Master Servicer must file a claim within 60 days after (i)
the acquisition of the borrower's title to the related Mortgaged Property, (ii)
redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master
Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master
Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the
Master Servicer to waive any right to any benefit under the Mortgage Insurance
Policy with respect to that Covered Mortgage Loan. In addition, the Master
Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

      The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage
Loan is "three months in default" if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

      Claims involving certain specified circumstances are excluded from the coverage of the Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the Mortgage Policy, as more particularly described in the Mortgage Insurance Policy, include:

                                       19

      o     any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the
            Covered Mortgage Loan;

      o     any claim resulting from a default that occurred before coverage under the Mortgage Insurance Policy began;

      o     any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged
            Property;

      o     any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

      o     any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master
            Servicer, any other insured or any other servicer or any other first party described in the Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master
            Servicer;

      o     any claim where there is physical damage to the related Mortgaged
            Property and that Mortgaged Property has not been restored to its condition as of the effective date of the Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

      o     any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by
            electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

      o     any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

      The preceding description of the Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the Mortgage Insurance Policy.

      If the Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of the
Mortgage Insurer is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the Mortgage Insurance Policy.

THE POOL INSURANCE POLICIES

      A pool insurance policy with respect to Mortgage Loans in Group 1 (the
"GROUP 1 POOL INSURANCE POLICY") and a pool insurance policy with respect to the
Mortgage Loans in Group 2 and Group 3 (the "GROUP 2/3 POOL INSURANCE POLICY")
will be obtained to cover losses (subject to the limitations described herein)
by reason of default of the borrower on the mortgage loans to the extent that--

      o     in the case of the Mortgage Loans in Loan Group 1, aggregate losses exceed 3.60% of the aggregate unpaid principal balance of those
            Mortgage Loans as of the Cut-off Date (the "DEDUCTIBLE AMOUNT" for
            Loan Group 1), up to a limit of 6.75% of the aggregate unpaid principal

                                       20

            balance of those Mortgage Loans as of the Cut-off Date (the
            "AGGREGATE LOSS LIMIT" for Loan Group 1), and

      o     in the case of the Mortgage Loans in Loan Group 2 and Loan Group 3, aggregate losses exceed 7.00% of the aggregate unpaid principal balance of those Mortgage Loans as of the Cut-off Date (the
            "DEDUCTIBLE AMOUNT" for Loan Group 2 and Loan Group 3 as a whole), up to a limit of 8.00% of the aggregate unpaid principal balance of those Mortgage Loans as of the Cut-off Date (the "AGGREGATE LOSS
            LIMIT" for Loan Group 2 and Loan Group 3 as a whole).

      Each of the Group 1 Pool Insurance Policy and the Group 2/3 Pool Insurance
Policy is referred to as a "POOL INSURANCE POLICY".

      Notwithstanding anything to the contrary contained herein the maximum amount payable by the Pool Insurer under the Group 1 Pool Insurance Policy is
$21,710,310 and the maximum amount payable by the Pool Insurer under the Group 2
Pool Insurance Policy is $11,370,204.

      Each Pool Insurance Policy will be issued by Radian Guaranty Inc. (the
"POOL INSURER") and delivered to the Trustee on the Closing Date. The entire consideration for each Pool Insurance Policy will be paid by Countrywide Home
Loans to the Pool Insurer on the Closing Date, and no premiums will be due at any time thereafter.

      The Master Servicer will present claims and provide certain notices and reports all in accordance with the terms of each Pool Insurance Policy on behalf of the issuing entity. References to the Master Servicer refer to actions taken on behalf of the issuing entity under the related Pool Insurance Policy. Subject to certain limitations set forth in the Pooling and Servicing Agreement, the
Master Servicer is required to use commercially reasonable efforts to maintain each Pool Insurance Policy.

      Each Pool Insurance Policy is a second-loss policy. The Pool Insurer is not required to pay any loss under a Pool Insurance Policy until losses have exceeded the applicable Deductible Amount. Claims for losses must be filed with the Pool Insurer even if the losses have not reached the applicable Deductible
Amount. If any claim under a Pool Insurance Policy is denied by the Pool
Insurer, the related loss will not be included in the total loss for purposes of calculating whether such losses have exceeded the applicable Deductible Amount.

      The Pool Insurer will not be liable for and neither Pool Insurance Policy will apply to, extend to or cover any loss for which a claim is made in connection with a Mortgage Loan as to which there has been any fraud, error, omission, misrepresentation, dishonesty, negligence or similar occurrence with respect to the Mortgage Loan on the part of a person, including without limitation, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan including with respect to the representations and warranties as set forth in the Pool Insurance Policy.

      For the purposes of each Pool Insurance Policy, the following terms have the following meanings:

      "APPROVED SALE" is (1) a sale of Mortgaged Property acquired by the Master
Servicer because of a Default by the borrower and to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of a Mortgaged
Property to a third party at a price equal to or exceeding the maximum amount specified by the Pool Insurer to be bid by the Master Servicer, (3) the
acquisition of a Mortgaged Property by or approved by the insurer pursuant to a
Primary Policy, or (4) the acquisition of a Mortgaged Property by the Pool
Insurer pursuant to the Pool Insurance Policy.

      "DEFAULT" occurs when the borrower either becomes in arrears in an amount equal to or greater than one monthly principal and interest payment due under the terms of the Mortgage Loan or violates any other term or condition of the
Mortgage Loan which is a basis for a foreclosure action.

      "THREE (3) MONTHS IN DEFAULT" occurs when the borrower becomes in arrears in an amount equal to or greater than three monthly principal and interest payments due under the terms of the Mortgage Loan.

                                       21

      "QUALIFIED" means the Pool Insurer is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Pool Insurance Policy, and has a financial strength rating of not lower than "Baa3" from Moody's and "BBB-" from S&P.

      If a Mortgage Loan is assumed by another borrower, the coverage under the
Pool Insurance Policy will remain in force if the original borrower is not released from personal liability. If the original borrower is released from personal liability on a Mortgage Loan, the liability of the Pool Insurer for coverage under the Pool Insurance Policy as to such Mortgage Loan will terminate unless the Pool Insurer approves the assumption in writing. The Master Servicer will be required to provide the Pool Insurer with the information and documentation required by the Pool Insurer relating to any assumption. The Pool
Insurer will not unreasonably withhold approval of an assumption.

      Within 15 days after the Master Servicer receives notice or otherwise becomes aware that (a) a borrower is Three (3) Months in Default or (b)
proceedings to acquire title to a borrower's Mortgaged Property have been commenced, whichever event occurs first, notice thereof is required to be given to the Pool Insurer upon the form furnished by the Pool Insurer. However, the failure of the Pool Insurer to furnish forms will not relieve the Master
Servicer of the obligation to give notice in any reasonable form within the required time. Thereafter, the Master Servicer will be required to report monthly to the Pool Insurer in summary form the status of the borrower's account, until a claim is submitted to the Pool Insurer or until the borrower is less than Three (3) Months in Default. Notice of Default shall also be given to the insurer of any Primary Policy in accordance with the terms and conditions of such Primary Policy, but in no event later than the time notice of Default is given to the Pool Insurer under the Pool Insurance Policy.

      As a condition precedent to payment of any loss as may be determined to be due under each Pool Insurance Policy, the Master Servicer is required to maintain any Primary Policy which was in force as of the Closing Date and which is not cancelable under the terms of the related Mortgage Loan or applicable law. A "PRIMARY POLICY" is a policy, certificate, or guarantee, issued with respect to an individual Mortgage Loan, by a mortgage guaranty insurance company or government agency or instrumentality.

      In the event of a Default, it will be a condition precedent to payment of a claim on any Mortgage Loan that the Master Servicer cause to be advanced: (1)
hazard insurance premiums, (2) real estate mortgaged property taxes, (3)
mortgaged property protection and preservation expenses, (4) mortgaged property sales expenses, and (5) foreclosure costs including court costs and reasonable attorneys fees. In the event of a Default, if there is any physical loss or damage to the mortgaged property from any cause, whether by accidental means or otherwise, it will be a condition precedent to payment of a claim on the
Mortgage Loan that the Master Servicer cause to be restored the Mortgaged
Property to its condition at the time of the issuance of the Pool Insurance
Policy, reasonable wear and tear excepted.

      Subject to the requirement to maintain any Primary Policy in effect on the
Closing Date, the applicable Deductible Amount and the applicable Aggregate Loss
Limit, the amount of loss payable to the Master Servicer on each individual claim shall be the total of: (1) the unpaid principal balance at the time of an
Approved Sale of the Mortgaged Property, (2) the amount of the accumulated delinquent interest computed to the date of claim settlement at the related
Mortgage Rate and (3) the amounts advanced by the Master Servicer (as described in the preceding paragraph) less the net proceeds upon an Approved Sale of the
Mortgaged Property and any amounts received under the related Primary Policy, if any.

      Subject to the requirement to maintain any Primary Policy in effect on the
Closing Date, to the exhaustion of the applicable Deductible Amount and the applicable Aggregate Loss Limit, in lieu of paying the loss determined by the computation above, the Pool Insurer may, at its option, pay the trust the total of the amounts under clauses (1), (2) and (3) of the immediately preceding paragraph less any amounts received under the applicable Primary Policy, in exchange for transfer of good and merchantable title to the Mortgaged Property.
Within 30 days after the Mortgaged Property is sold by the Pool Insurer, the
Pool Insurer will give written notice to the Master Servicer of the net amount received for such sale.

      Any claim payment or loss payment as described above will be a full and final discharge of the Pool Insurer's obligation with respect to such claim or loss under the terms of each Pool Insurance Policy.

                                       22

      For purposes of calculating whether the Aggregate Loss Limit has been reached, the "aggregate losses" with respect to a Pool Insurance Policy, are equal to the sum of losses paid by the Pool Insurer with respect to such Pool
Insurance Policy, reduced by any net amount the Pool Insurer receives upon disposal of any Mortgaged Property and by any other reimbursement that the Pool
Insurer receives for such losses with respect to such Pool Insurance Policy.
When the aggregate losses paid by the Pool Insurer with respect to a Pool
Insurance Policy, reach an amount equal to the applicable Aggregate Loss Limit, the liability of the Pool Insurer to pay any additional claims for loss with respect to the Mortgage Loans in the related Loan Group(s) will cease until such time, if any, that aggregate losses are reduced below the Aggregate Loss Limit.

      If a Primary Policy is required under the applicable Pool Insurance
Policy, it is a condition precedent to submission and payment of a claim on the
Mortgage Loan, that the Master Servicer, first submit and settle any and all claims for loss under the Primary Policy. Any claim settlement on a basis other than on conditions stated in the Primary Policy, requires the consent of the
Pool Insurer to such settlement. A claim for loss may be filed with the Pool
Insurer on the appropriate form provided by the Pool Insurer within sixty days after any and all claim(s) for loss have been settled and paid under the Primary
Policy or within sixty days after the Master Servicer has conveyed title to the
Mortgaged Property pursuant to an Approved Sale, whichever occurs later, and shall be accompanied by such documents and other information as are reasonably requested by the Pool Insurer. The Pool Insurer shall not unreasonably withhold the approval necessary for such an Approved Sale. Neither Pool Insurance Policy covers any amount(s) of claims for losses under a Primary Policy.

      If a Primary Policy is not required under the applicable Pool Insurance
Policy, unless otherwise mutually agreed, a claim for loss must be filed with the Pool Insurer on the appropriate form provided by the Pool Insurer within 60 days after the Master Servicer has conveyed title to the Mortgaged Property pursuant to an Approved Sale and must include all documents and other information reasonably requested by the Pool Insurer. The Pool Insurer shall not unreasonably withhold the approval necessary for such an Approved Sale.

      In each case, the failure to file a claim for loss within 60 days after a claim could first be filed will be deemed an election by the Master Servicer to waive any rights to claim payment under the terms of the related Pool Insurance
Policy.

      Any payment of loss required to be by the Pool Insurer with respect to any claim will be payable within 60 days after receipt by the Pool Insurer of such claim. However, if the Pool Insurer within 20 days after the filing of the claim requests additional information necessary to complete its review of the claim, then the sixty (60) day period will be suspended until the Pool Insurer receives the requested information.

      Each Pool Insurance Policy will continue in force until (i) each Mortgage
Loan has been paid in full or is otherwise liquidated, or the Mortgage Loan no longer backs the Certificates, or (ii) the Certificates are redeemed or otherwise paid in full. If at any time the Pool Insurer ceases to be Qualified, the Trustee or the Master Servicer acting on its behalf may terminate the Pool
Insurance Policy upon written notice to the Pool Insurer. The Pool Insurer will use all diligent effort to remain qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Pool Insurance Policy. There is no right to cancellation under either Pool Insurance Policy.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

                                       23

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution
Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the
Co-Trustee in connection with their responsibilities under the Pooling and
Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID
MORTGAGE LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class 1-AF certificateholders resulting from Prepayment
Interest Shortfalls will not be covered by the Class 1-AF Policy.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions

                                       24

(including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-11 (the
"CERTIFICATES") will consist of: Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class
1-AF-4, Class 1-AF-5, Class 1-AF-6, Class 2-AV, Class 3-AV-1, Class 3-AV-2,
Class 3-AV-3, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class
MV-6, Class MV-7, Class MV-8, Class BV, Class A-R, Class PF, Class PV, Class CF
and Class CV Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

           DESIGNATION                                        CLASS OF CERTIFICATES
---------------------------------   --------------------------------------------------------------------------

CLASS 1-AF CERTIFICATES OR          Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class 1-AF-4, Class 1-AF-5 and
  GROUP 1 CERTIFICATES:             Class 1-AF-6 Certificates

CLASS 3-AV CERTIFICATES:            Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates

CLASS AV CERTIFICATES:              Class 2-AV and Class 3-AV Certificates

ADJUSTABLE RATE SUBORDINATE         Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
  CERTIFICATES OR SUBORDINATE       Class MV-7, Class MV-8 and Class BV Certificates
  CERTIFICATES:

SENIOR CERTIFICATES:                Class 1-AF, Class AV and Class A-R Certificates

FIXED RATE CERTIFICATES:            Class 1-AF-2, Class 1-AF-3, Class 1-AF-4, Class 1-AF-5 and Class 1-AF-6
                                    Certificates

ADJUSTABLE RATE CERTIFICATES OR     Class 1-AF-1 and Class AV Certificates and the Adjustable Rate
  SWAP CERTIFICATES:                Subordinate Certificates

SWAP CERTIFICATES OR GROUP 2 AND    Class AV Certificates and the Adjustable Rate Subordinate Certificates
  GROUP 3 CERTIFICATES:

OFFERED CERTIFICATES:               Class 1-AF, Class AV and Class A-R Certificates and the Subordinate
                                    Certificates

The Certificates are generally referred to as the following types:

                                   CLASS                                        TYPE
----------------------------------------------------------------------    ------------------

Class 1-AF-2, Class 1-AF-3, Class 1-AF-4 and Class 1-AF-5 Certificates:   Senior/Fixed Rate

Class 1-AF-6 Certificates:                                                Senior/Fixed Rate/NAS

Class 1-AF-1, Class 2-AV, Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3
  Certificates:                                                           Senior/Adjustable Rate

Adjustable Rate Subordinate Certificates:                                 Subordinate/Adjustable Rate

Class A-R Certificates:                                                   Senior/REMIC Residual

Class PF and Class PV Certificates:                                       Prepayment Charges

Class CF and Class CV Certificates:                                       Residual

      Generally:

      o     distributions of principal and interest on the Class 1-AF
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

      o     distributions of principal and interest on the Class 2-AV
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

      o     distributions of principal and interest on the Class 3-AV
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 3;

                                       25

      o     distributions of principal and interest on the Adjustable Rate
            Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2 and
            Loan Group 3;

      o     distributions on the Class PF and Class CF Certificates, to the
            extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
            Mortgage Loans in Loan Group 1;

      o     distributions on the Class PV and Class CV Certificates, to the
            extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
            Mortgage Loans in Loan Group 2 and Loan Group 3; and

      o     distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
            Group 1, Loan Group 2 and Loan Group 3.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. No person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE
CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.
Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which the Class 1-AF Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

                                       26

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class CF and Class CV Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that (w) any payment of principal under the Class 1-AF Policy following an Applied Realized Loss Amount in respect of the any class of Class
1-AF Certificates will not result in a further reduction of the Certificate
Principal Balance of that class of Class 1-AF Certificates; (x) if Applied
Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized
Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid
Realized Loss Amount for the class); (y) any amounts distributed to one or more classes of Senior Certificates related to a Loan Group or Loan Groups in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes; and (z) to the extent an Applied Realized Loss Amount with respect to any class of Class 1-AF Certificates was covered under the Class 1-AF Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class and such Subsequent Recovery will instead be paid the Class 1-AF Insurer.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates (or in the case of a class of Class 1-AF Certificates, when the subject Subsequent Recovery is distributed to the Class 1-AF Insurer as described in the preceding paragraph), a corresponding decrease will be made on the Distribution Date to the Unpaid
Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any (other than Subsequent Recoveries distributed to the Class 1-AF Insurer as described in the preceding paragraph), will be allocated to increase the
Certificate Principal Balance of a class of Certificates, the Subsequent
Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under
"--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      Exclusively for the purpose of determining any subrogation rights of the
Class 1-AF Insurer under the Pooling and Servicing Agreement, the "Certificate
Principal Balance" of each class of Class 1-AF Certificates will not be reduced by the amount of any payments made by the Class 1-AF Insurer in respect of principal on such Certificates under the Class 1-AF Policy, except to the extent such payment has been reimbursed to the Class 1-AF Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

                                       27

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy (including the Mortgage Insurance Policy and either Pool Insurance Policy but excluding the
Class 1-AF Policy) received prior to or in connection with a Final Recovery
Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the
Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the
      Adjustable-Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Fixed Rate Certificates and the Class A-R
      Certificates, the last Business Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date, and for the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a
Covered Mortgage Loan, the Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by an individual lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial
Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.571% per annum

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

                                       28

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) in the case of Loan Group 2 and Loan Group 3, the
Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less
(4) the Mortgage Insurance Premium for the Covered Loans in that Loan Group for such Distribution Date.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "MORTGAGE INSURANCE PREMIUM RATE" means a per annum rate with respect to each Covered Mortgage Loan is 2.542% per annum.

      "NET RATE CAP" for each Distribution Date means:

      (i)   with respect to each class of Class 1-AF Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), less a fraction, expressed as a percentage, the numerator of which is
(x) the product of the monthly premium for the Class 1-AF Policy for that
Distribution Date times 12, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and the
amount on deposit in the Pre-Funding Account in respect of Loan Group 1, adjusted, in the case of the Class 1-AF-1 Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year,

      (ii)  with respect to the Class 2-AV Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate

                                       29

reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 2 and Loan Group 3 for
such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 2 as of the first day of that Due Period,

      (iii) with respect to each class of Class 3-AV Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 3 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 2 and Loan Group 3 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 3 as of the first day of that Due
Period, and

      (iv)  with respect to each class of Adjustable Rate Subordinate
Certificates, the weighted average of the Net Rate Caps for the Class 2-AV and
Class 3-AV Certificates (weighted by an amount equal to the positive difference
(if any) of the sum of the aggregate Stated Principal Balance of the Mortgage
Loans in the related Loan Group and the amount on deposit in the Pre-Funding
Account in respect of that Loan Group over the outstanding aggregate Certificate
Principal Balance of the Class 2-AV and Class 3-AV Certificates, respectively).

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap,over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for the
Class 1-AF Certificates will not be covered by the Class 1-AF Policy.

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                    (1)            (2)
                                                   ------        ------
         Class 1-AF-1........................      0.120%        0.120%
         Class 2-AV..........................      0.150%        0.300%
         Class 3-AV-1........................      0.060%        0.120%

                                       30

         Class 3-AV-2........................      0.160%        0.320%
         Class 3-AV-3........................      0.260%        0.520%
         Class MV-1..........................      0.270%        0.405%
         Class MV-2..........................      0.310%        0.465%
         Class MV-3..........................      0.350%        0.525%
         Class MV-4..........................      0.450%        0.675%
         Class MV-5..........................      0.500%        0.750%
         Class MV-6..........................      0.550%        0.825%
         Class MV-7..........................      1.100%        1.650%
         Class MV-8..........................      1.400%        2.100%
         Class BV............................      2.350%        3.525%

____________
(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed Rate
Certificates means a per annum rate equal to the lesser of:

            (1)   the per annum fixed rate for the class and the Accrual Period set forth in the table below and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

                                                     (1)           (2)
                                                    ------       ------
         Class 1-AF-2........................       6.017%       6.017%
         Class 1-AF-3........................       6.050%       6.050%
         Class 1-AF-4........................       6.300%       6.300%
         Class 1-AF-5........................       6.400%       6.900%
         Class 1-AF-6........................       6.150%       6.150%

____________
(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of July 2006, August 2006 and September 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

                                       31

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable
Rate Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 2 and Loan Group 3 from the
Cut-off Date for each Mortgage Loan in Loan Group 2 and Loan Group 3 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 2 and Loan Group 3 received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial
Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and
Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and
Loan Group 3, as set forth below:

   Distribution Date                   Percentage
   ------------------                  -----------

   July 2008 -- June 2009............  1.30% with respect to July 2008, plus an additional 1/12th of 1.65% for each month
                                       thereafter through June 2009

   July 2009 -- June 2010............  2.95% with respect to July 2009, plus an additional 1/12th of 1.75% for each month
                                       thereafter through June 2010

   July 2010 -- June 2011............  4.70% with respect to July 2010, plus an additional 1/12th of 1.40% for each month
                                       thereafter through June 2011

   July 2011 -- June 2012............  6.10% with respect to July 2011, plus an additional 1/12th of 0.80% for each month
                                       thereafter through June 2012

   July 2012 -- June 2013............  6.90% with respect to July 2012, plus an additional 1/12th of 0.10% for each month
                                       thereafter through June 2013

   July 2013 and thereafter..........  7.00%

      "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date exists if the
Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan
Group 2 and Loan Group 3 equals or exceeds the product of (x) the Adjustable
Rate Senior Enhancement Percentage for the Distribution Date and (y) the
applicable percentage listed below for the most senior class of outstanding
Class AV Certificates and Adjustable Rate Subordinate Certificates:

                                       32

                             Class                Percentage
                    ----------------------      --------------

                    AV....................            40.90%
                    MV-1..................            53.13%
                    MV-2..................            65.54%
                    MV-3..................            79.17%
                    MV-4..................            93.52%
                    MV-5..................           117.59%
                    MV-6..................           145.38%
                    MV-7..................           199.90%
                    MV-8..................           296.15%
                    BV....................           399.80%

      "ADJUSTABLE RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Adjustable Rate
Excess Overcollateralization Amount for the Distribution Date and (ii) the
Principal Remittance Amount for Loan Group 2 and Loan Group 3 for the
Distribution Date.

      "ADJUSTABLE RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution
Date, is the excess, if any, of the Adjustable Rate Overcollateralized Amount
for the Distribution Date over the Adjustable Rate Overcollateralization Target
Amount for the Distribution Date.

      "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 2 and Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3.

      "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date means the amount, if any, by which the Adjustable Rate
Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for Loan Group 2
and Loan Group 3 on the Distribution Date).

      "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any
Distribution Date means (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 2.00% of the sum of the aggregate Initial Cut-off Date Principal
Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3 and the
original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3 and (b)
on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 4.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the current Distribution Date and (ii) the
Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger
Event is in effect on any Distribution Date, the Adjustable Rate
Overcollateralization Target Amount will be the Adjustable Rate
Overcollateralization Target Amount as in effect for the prior Distribution
Date.

      "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date
means the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 on the Distribution Date exceeds (y)
the sum of the aggregate Certificate Principal Balance of the Class AV
Certificates and the Adjustable Rate Subordinate Certificates as of the
Distribution Date (after giving effect to distribution of the Principal
Remittance Amount for Loan Group 2 and Loan Group 3 to be made on the
Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the
Pre-Funding Account in respect of Loan Group 2 and Loan Group 3).

      "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date means a fraction
(expressed as a percentage):

            (1)   the numerator of which is the excess of:

                                       33

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans in Loan Group 2 and Loan Group 3 for the preceding
            Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class AV Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class AV Certificates, or (ii)
            after the Certificate Principal Balances of the Class AV
            Certificates have been reduced to zero, the Certificate Principal
            Balance of the most senior class of Adjustable Rate Subordinate
            Certificates outstanding, as of the preceding Master Servicer
            Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
      preceding Distribution Date.

      "ADJUSTABLE RATE STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class AV Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the aggregate Certificate
      Principal Balance of the Class AV Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution Date.

      "ADJUSTABLE RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of Adjustable Rate Subordinate Certificates (other than the Class MV-1,
Class MV-2 and Class MV-3 Certificates) and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            AV Certificates (after taking into account distribution of the Class
            2-AV Principal Distribution Amount and Class 3-AV Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of the Class
            MV-1, Class MV-2 and Class MV-3 Certificates (after taking into account distribution of the Combined Class MV-1, MV-2 and MV-3
            Principal Distribution Amount for the Distribution Date),

                  (c)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates (other than the Class MV-1,
            Class MV-2 and Class MV-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the
            senior class(es) of Certificates for the Distribution Date), and

                  (d)   the Certificate Principal Balance of the subject class
            of Adjustable Rate Subordinate Certificates immediately prior to the
            Distribution Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan
      Group 2 and Loan Group 3 for the Distribution Date and (b) the aggregate
      Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan
      Group 3 for the Distribution Date minus the Adjustable Rate OC Floor;

provided, however, that if a class of Adjustable Rate Subordinate Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the
Certificate Principal Balance thereof is reduced to zero.

                                       34

      "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date means either an Adjustable Rate
Delinquency Trigger Event with respect to that Distribution Date or an
Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution
Date.

      "CLASS 1-AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class 1-AF
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 95.80% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 1 for the Distribution Date minus the Fixed Rate OC Floor.

      "CLASS AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class AV
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.90% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
      Distribution Date and (ii) the aggregate Stated Principal Balance of the
      Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution Date
      minus the Adjustable Rate OC Floor.

      "CLASS AV PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date means (a) in the case of the Class 2-AV Certificates, the Class 2-AV
Principal Distribution Amount and (b) in the case of the Class 3-AV
Certificates, the Class 3-AV Principal Distribution Amount.

      "CLASS 2-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class AV Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 2-AV Principal Distribution Target
Amount and the denominator of which is the sum of the Class 2-AV Principal
Distribution Target Amount and the Class 3-AV Principal Distribution Target
Amount.

      "CLASS 2-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

            (1)   the Certificate Principal Balance of the Class 2-AV
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.90% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
      Loans in Loan Group 2 and the original Pre-Funded Amount in respect of
      Loan Group 2.

      "CLASS 3-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class AV Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 3-AV Principal Distribution Target
Amount and the denominator of which is the sum of the Class 2-AV Principal
Distribution Target Amount and the Class 3-AV Principal Distribution Target
Amount.

      "CLASS 3-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class 3-AV
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.90% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 3 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage

                                       35

      Loans in Loan Group 3 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
      Mortgage Loans in Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 3.

      "COMBINED CLASS MV-1, MV-2 AND MV-3 PRINCIPAL DISTRIBUTION AMOUNT" for
each Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            AV Certificates (after taking into account distribution of the Class
            2-AV Principal Distribution Amount and Class 3-AV Principal
            Distribution Amount for the Distribution Date), and

                  (b)   the aggregate Certificate Principal Balance of the Class
            MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to the Distribution Date over

            (2)   the lesser of (a) 79.80% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution Date
      minus the Adjustable Rate OC Floor;

provided, however, that if the Class MV-1, Class MV-2 and/or Class MV-3
Certificates are the only classes of Subordinate Certificates outstanding on the
Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balances thereof are reduced to zero.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date and (A) Loan Group 1 means the lesser of (1) the Fixed Rate
Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan
Group Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (B) Loan Group 2 and Loan Group 3, is the lesser of (1) the Adjustable Rate
Overcollateralization Deficiency Amount and (2) the Adjustable Rate Loan Group
Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

      "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate
Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 1 from the Cut-off Date for each Mortgage Loan in Loan Group 1 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 1 received through the last day of that Due Period)
exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan
Group 1, as set forth below:

      Distribution Date               Percentage
      -----------------------------   ----------

      July 2008 -- June 2009.......   0.75% with respect to July 2008, plus an
                                      additional 1/12th of 0.95% for each month
                                      thereafter through June 2009

      July 2009 -- June 2010.......   1.70% with respect to July 2009, plus an
                                      additional 1/12th of 1.20% for each month
                                      thereafter through June 2010

      July 2010 -- June 2011.......   2.90% with respect to July 2010, plus an
                                      additional 1/12th of 0.95% for each month
                                      thereafter through June 2011

      July 2011 -- June 2012.......   3.85% with respect to July 2011, plus an
                                      additional 1/12th of 0.75% for each month

                                       36

      Distribution Date               Percentage
      -----------------               ----------

                                      thereafter through June 2012

      July 2012 -- June 2013.......   4.60% with respect to July 2012, plus an
                                      additional 1/12th of 0.20% for each month
                                      thereafter through June 2013

      July 2013 and thereafter.....   4.80%

      "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day
Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of (x) the Fixed Rate Senior Enhancement Percentage for the
Distribution Date and (y) 50.00%.

      "FIXED RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is an amount equal to the lesser of (i) the Fixed Rate Excess
Overcollateralization Amount for the Distribution Date and (ii) the Principal
Remittance Amount for Loan Group 1 for the Distribution Date.

      "FIXED RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution
Date, is the excess, if any, of the Fixed Rate Overcollateralized Amount for the
Distribution Date over the Fixed Rate Overcollateralization Target Amount for the Distribution Date.

      "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

      "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date means the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized
Amount on the Distribution Date (after giving effect to distribution of the
Principal Distribution Amount (other than the portion thereof consisting of the
Extra Principal Distribution Amount) for Loan Group 1 on the Distribution Date).

      "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any
Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to
2.10% of the sum of the aggregate Initial Cut-off Date Principal Balance of the
Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 4.20% of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate
Trigger Event is in effect on any Distribution Date, the Fixed Rate
Overcollateralization Target Amount will be the Fixed Rate Overcollateralization
Target Amount as in effect for the prior Distribution Date.

      "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 1 on the
Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the
Class 1-AF Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amount from Loan Group 1 to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the
Pre-Funding Account in respect of Loan Group 1).

      "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date means a fraction
(expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans in Loan Group 1 for the preceding Distribution Date over

                                       37

                  (b)   the sum of the Certificate Principal Balances of the
            Class 1-AF Certificates as of the preceding Master Servicer Advance
            Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 1 for the preceding
      Distribution Date.

      "FIXED RATE STEPDOWN DATE" is the later to occur of (x) the Distribution
Date in July 2009 and (y) the first Distribution Date on which the aggregate
Certificate Principal Balance of the Class 1-AF Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to
95.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 1 for the Distribution Date.

      "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date means either a Fixed Rate Delinquency Trigger
Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss
Trigger Event with respect to that Distribution Date.

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
2 and Loan Group 3 for such Distribution Date.

      "GROUP 3 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 3 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
2 and Loan Group 3 for such Distribution Date.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                      Initial Target     Stepdown Target
                                      Subordination       Subordination
                                        Percentage         Percentage
                                     ----------------   -----------------
      Class MV-1..................        15.05%             30.10%
      Class MV-2..................        12.20%             24.40%
      Class MV-3..................        10.10%             20.20%
      Class MV-4..................         8.55%             17.10%
      Class MV-5..................         6.80%             13.60%
      Class MV-6..................         5.50%             11.00%
      Class MV-7..................         4.00%              8.00%
      Class MV-8..................         2.70%              5.40%
      Class BV....................         2.00%              4.00%

      The Initial Target Subordination Percentages will not be used, and the
Stepdown Target Subordination Percentages for the Class MV-1, Class MV-2 and
Class MV-3 Certificates will not be used, to calculate distributions on the
Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination
Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial related Overcollateralization
Target Amount and the denominator of which is equal to the sum of the aggregate
Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in the
related Loan Group and the original Pre-Funded Amount in respect of the related
Loan Group.

      "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of:

                                       38

            (1)   a fraction, the numerator of which is the Certificate
      Principal Balance of the Class 1-AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class 1-AF
      Certificates, in each case immediately prior to the Distribution Date,

            (2)   any amounts to be distributed to the Class 1-AF Certificates on the Distribution Date pursuant to clause (1)(B) or (2)(B) under
      "--Distributions of Principal Distribution Amount for Loan Group 1" below
      and

            (3)   the applicable percentage for the Distribution Date set forth in the following table:

                         Distribution Date             Percentage
                      ------------------------         ----------

                       July 2006 -- June 2009               0%
                       July 2009 -- June 2011              45%
                       July 2011 -- June 2012              80%
                       July 2012 -- June 2013             100%
                      July 2013 and thereafter            300%

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date (in the case of Loan Group 2 and Loan Group 3, less any portion of such amount used to cover any payment due to the Swap
      Counterparty with respect to such Distribution Date),

            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Fixed Rate Overcollateralization Reduction Amount for
      the Distribution Date, in the case of Loan Group 1, (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2 and (c) the Group 3 Overcollateralization Reduction
      Amount for the Distribution Date, in the case of Loan Group 3.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                                       39

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group, means the average of the Sixty-Day Delinquency Rates for the Loan Group and the Distribution Date and
the two immediately preceding Distribution Dates.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group, means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans in the Loan Group 60 or
more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate
Stated Principal Balance for the Distribution Date of all Mortgage Loans in the
Loan Group.

      "TRIGGER EVENT" means an Adjustable Rate Trigger Event or a Fixed Rate
Trigger Event, as the case may be.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of any class of Class 1-AF Certificates, without regard to any payment made by the
Class 1-AF Insurer in respect of that class under the Class 1-AF Policy) minus
(y) (1) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of
that class or (2) in the case of any class of Class 1-AF Certificates, the amount of any Subsequent Recovery paid to the Class 1-AF Insurer in respect of that class as described under "--Glossary of Terms--General Definitions" above.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders and the Class 1-AF Insurer. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds (including proceeds from the Mortgage
      Insurance Policy and the Pool Insurance Policies but excluding proceeds from the Class 1-AF Policy), Liquidation Proceeds and Subsequent
      Recoveries,

                                       40

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
July 2006, August 2006 and September 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

                                       41

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders and the Class 1-AF
Insurer. The Trustee will, promptly upon receipt, deposit in the Distribution
Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

                                       42

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and payment to the Class 1-AF Insurer as described below under "-- Distributions"
and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to pay the Co-Trustee (for payment to the Mortgage Insurer), the applicable Mortgage Insurance Premium,

            (4)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error), and

            (5)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

            (6)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (7)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

  o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

  o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any

                                       43

losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding
Account out of Countrywide Home Loans' own funds immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the
Distribution Account or the Pre-Funding Account and made in accordance with the
Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account in respect of
Fixed Rate Credit Comeback Excess Cashflow may be invested in Permitted
Investments at the written direction of the majority holder of the Class CF
Certificates. Funds in the Credit Comeback Excess Account in respect of
Adjustable Rate Credit Comeback Excess Cashflow may be invested in Permitted
Investments at the written direction of the majority holder of the Class CV
Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 2 and Loan Group 3 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 2 and
Loan Group 3 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       44

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE               SOURCE (2)                 FREQUENCY
--------------------------   ----------------------------------   ---------------    --------------------------------   ------------

FEES

Master Servicing Fee /       One-twelfth of the Stated            Compensation       Collections with respect to each        Monthly
Master Servicer              Principal Balance of each Mortgage                      Mortgage Loan and any
                             Loan multiplied by the Servicing                        Liquidation Proceeds or
                             Fee Rate (3)                                            Subsequent Recoveries

Additional Servicing         o Prepayment Interest Excess (4)     Compensation       Interest collections with          Time to time
Compensation / Master                                                                respect to each Mortgage Loan
Servicer
                             o All late payment fees,             Compensation       Payments made by obligors with     Time to time
                               assumption fees and other                             respect to the Mortgage Loans
                               similar charges (excluding
                               prepayment charges)

                             o All investment income earned on    Compensation       Investment income related to the        Monthly
                               amounts on deposit in the                             Certificate Account and
                               Certificate Account and                               Distribution Account
                               Distribution Account.

                             o Excess Proceeds (5)                Compensation       Liquidation Proceeds and           Time to time
                                                                                     Subsequent Recoveries with
                                                                                     respect to each Mortgage Loan

Trustee Fee (the "TRUSTEE    One-twelfth of the Trustee Fee       Compensation       Interest Remittance Amount              Monthly
FEE") / Trustee              Rate multiplied by the sum of (i)
                             the aggregate Stated Principal
                             Balance of the outstanding
                             Mortgage Loans and (ii) any
                             amounts remaining in the
                             Pre-Funding Account (excluding any
                             investment earnings thereon). (6)
EXPENSES

Class 1-AF Policy Premium    One-twelfth of the aggregate         Expense            Interest Funds for Loan Group 1         Monthly
and Reimbursement Amounts    Certificate Principal Balance of                        and, to the extent that Interest
/ Class 1-AF Insurer         the Class 1-AF Certificates                             Funds are not sufficient, the
                             multiplied by the Class 1-AF                            Principal Remittance Amount for
                             Premium Rate (7)                                        Loan Group 1

Net Swap Payments / Swap     Net Swap Payments (8)                Expense            Interest Funds for Loan Group 2         Monthly
Counterparty                                                                         and Loan Group 3 and, to the
                                                                                     extent that Interest Funds are
                                                                                     not sufficient, the Principal
                                                                                     Remittance Amount for Loan Group
                                                                                     2 and Loan Group 3

                                       45

   TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE               SOURCE (2)                 FREQUENCY
--------------------------   ----------------------------------   ---------------    --------------------------------   ------------

Swap Termination Payment     The Swap Termination Payment to      Expense            Interest Funds for Loan Group      Time to time
/Swap Counterparty           which the Swap Counterparty may be                      2 and Loan Group 3 and, to
                             entitled in the event of an early                       the extent that Interest
                             termination of the Swap Contract                        Funds are not sufficient, the
                                                                                     Principal Remittance Amount
                                                                                     for Loan Group 2 and Loan
                                                                                     Group 3 (9)

Mortgage Insurance Premium   With respect to each Covered         Expense            Interest collections on the             Monthly
/ Mortgage Insurer           Mortgage Loan, one-twelfth of                           related Mortgage Loan(s)
                             Mortgage Insurance Premium Rate
                             for that Mortgage Loan multiplied
                             by the Stated Principal Balance of
                             that Mortgage Loan (10)

Insurance premiums /         Insurance premium(s) for Mortgage    Expense            Interest collections on the             Monthly
Mortgage Insurance           Loan(s) covered by lender-paid                          related Mortgage Loan(s)
Providers                    mortgage insurance policies (other
                             than the Mortgage Insurance Policy
                             and the Pool Insurance Policies)

Insurance expenses /         Expenses incurred by the Master      Reimbursement      To the extent the expenses         Time to time
Master Servicer              Servicer                             of Expenses        are covered by an insurance
                                                                                     policy with respect to the
                                                                                     Mortgage Loan

Servicing Advances /         To the extent of funds available,    Reimbursement      With respect to each Mortgage      Time to time
Master Servicer              the amount of any Servicing          of Expenses        Loan, late recoveries of the
                             Advances.                                               payments of the costs and
                                                                                     expenses, Liquidation
                                                                                     Proceeds, Subsequent
                                                                                     Recoveries, purchase proceeds
                                                                                     or repurchase proceeds for
                                                                                     that Mortgage Loan (11)

Indemnification expenses /   Amounts for which the Sellers, the   Indemnification    Amounts on deposit on the               Monthly
the Sellers, the Master      Master Servicer, the NIM Insurer                        Certificate Account on any
Servicer, the NIM Insurer    and Depositor are entitled to                           Distribution Account Deposit
and the Depositor            indemnification (12)                                    Date, following the transfer
                                                                                     to the Distribution Account

_____________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

                                       46

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The Class 1-AF Premium Rate will equal 0.14% per annum. The amount of any
      Reimbursement Amount due to the Class 1-AF Insurer with respect to any
      Distribution Date will be calculated as described under "Description of the Certificates -- Class 1-AF Certificate Guaranty Insurance Policy."

(8)   The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
      "Description of the Certificates -- The Swap Contract."

(9)   Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from adjustable rate excess cashflow as described under
      "Description of the Certificates -- Overcollateralization Provisions."

(10)  The Mortgage Insurance Premium Rate will equal 2.542% per annum.

(11)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(12)  Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       47

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group 1, to the Class PF
Certificates, and (ii) in the case of prepayment charges from the Mortgage Loans in Loan Group 2 and Loan Group 3, to the Class PV Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates (other than the Class 1-AF-1 Certificates) is subject to increase after the Optional
Termination Date. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing Certificates will be subject to the applicable Net
Rate Cap. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the
Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and, in the case of the Class 1-AF-1 Certificates, from payments (if any)
allocated to the issuing entity in respect of the Corridor Contract, and, in the case of the Swap Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose. The
Class 1-AF Policy will not cover any shortfalls caused by application of the applicable Net Rate Cap

      Distributions of Interest Funds For Loan Group 1. On each Distribution
Date, the Interest Funds for that Distribution Date with respect to Loan Group 1 are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   to the Class 1-AF Insurer, the monthly premium for the Class
      1-AF Policy for such Distribution Date,

            (2)   concurrently to the classes of Class 1-AF Certificates, the
      Current Interest and Interest Carry Forward Amount for those classes, pro rata, based on their respective entitlements,

            (3)   to the Class 1-AF Insurer, any Reimbursement Amount,

            (4)   any remainder as part of the Fixed Rate Loan Group Excess
      Cashflow to be allocated as described under "-- Overcollateralization
      Provisions" below.

      Distributions of Interest Funds for Loan Group 2 and Loan Group 3. On each
Distribution Date, the Interest Funds for that Distribution Date with respect to
Loan Group 2 and Loan Group 3 are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

            (1)   from the Interest Funds for Loan Group 2 and Loan Group 3, pro
      rata based on the Interest Funds for each such Loan Group, to the Swap
      Account, the amount of any Net Swap Payment and any Swap Termination
      Payment (other than a Swap Termination Payment due to a Swap Counterparty
      Trigger Event) payable to the Swap Counterparty with respect to such
      Distribution Date;

            (2)   concurrently:

                  (a)   from the Interest Funds for Loan Group 2, to the Class
            2-AV Certificates, the Current Interest and Interest Carry Forward
            Amount for that class,

                  (b)   from the Interest Funds for Loan Group 3, concurrently
            to each class of Class 3-AV Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   from the remaining Interest Funds for Loan Group 2 and Loan
      Group 3, concurrently to each class of Class AV Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 2(a) and 2(b) above, pro rata based on the Certificate
      Principal Balances thereof, to the extent needed to pay any Current
      Interest and Interest Carry Forward Amount for each such class. Interest
      Funds remaining after such allocation to pay any Current Interest and
      Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class AV
      Certificates with respect to which there remains any unpaid Current
      Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

            (4)   from the remaining Interest Funds for Loan Group 2 and Loan
      Group 3, sequentially:

                  (a)   sequentially, to the Class MV-1, Class MV-2, Class MV-3,
            Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class
            BV Certificates, in that order, the Current Interest for that class,
            and

                  (b)   any remainder as part of the Adjustable Rate Loan Group
            Excess Cashflow to be allocated as described under
            "--Overcollateralization Provisions" below.

      Distributions of Funds from the Corridor Contract. On each Distribution
Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of the Corridor Contract for that Distribution
Date will be deposited in the Carryover Reserve Fund and then distributed to the
Class 1-AF-1 Certificates, to the extent needed to pay any related Net Rate
Carryover.

      Any amounts allocated to the issuing entity in respect of the Corridor
Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class CF
Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the

                                        2

Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the
Class 1-AF-1 Certificates until the Corridor Contract Termination Date. See "--
Carryover Reserve Fund" below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the related Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date for a Loan Group or if a Trigger Event for that Loan Group is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior
Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the related Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date for a Loan Group and so long as no Trigger Event for that Loan Group is in effect, instead of allocating all amounts distributable as principal on the Certificates to the related Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the related Subordinate Certificates. The amount allocated to each class of
Certificates on or after the related Stepdown Date and so long as no related
Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the related Stepdown Date, if a related Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the related Stepdown Date. The amount to be distributed as principal on each
Distribution Date are described in more detail under "-- Glossary of Terms --
Definitions related to Principal Calculations and Distributions" in this free writing prospectus.

      Distributions of Principal Distribution Amount for Loan Group 1. On each
Distribution Date, the Principal Distribution Amount for Loan Group 1 is
required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Fixed Rate Stepdown
      Date or on which a Fixed Rate Trigger Event is in effect, sequentially:

                  (A)   to the Class 1-AF Insurer, any monthly premium for the
            Class 1-AF Policy for such Distribution Date remaining unpaid following the distribution of Interest Funds for Loan Group 1,

                  (B)   to the classes of Class 1-AF Certificates, in the
            amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  (C)   to the Class 1-AF Insurer, any Reimbursement Amount
            remaining unpaid following the distribution of Interest Funds for
            Loan Group 1, and

                  (D)   any remainder as part of the Fixed Rate Loan Group
            Excess Cashflow to be allocated as described under
            "--Overcollateralization Provisions" below.

            (2)   For each Distribution Date on or after the Fixed Rate Stepdown
      Date and so long as a Fixed Rate Trigger Event is not in effect, sequentially:

                  (A)   to the Class 1-AF Insurer, any monthly premium for the
            Class 1-AF Policy for such Distribution Date remaining unpaid following the distribution of Interest Funds for Loan Group 1,

                  (B)   in an amount up to the Class 1-AF Principal Distribution
            Amount, to the classes of Class 1-AF Certificates in the amounts and order of priority set forth in clause (3) below, until the
            Certificate Principal Balances thereof are reduced to zero,

                  (C)   to the Class 1-AF Insurer, any Reimbursement Amount
            remaining unpaid following the distribution of Interest Funds for
            Loan Group 1,

                                        3

                  (D)   any remainder as part of the Fixed Rate Loan Group
            Excess Cashflow to be allocated as described under
            "--Overcollateralization Provisions" below.

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Classes of Class 1-AF Certificates, those amounts will be distributed to the Class 1-AF Certificates in the following order of priority:

                  (A)   the NAS Principal Distribution Amount to the Class
            1-AF-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

                  (B)   sequentially, to the Class 1-AF-1, Class 1-AF-2, Class
            1-AF-3, Class 1-AF-4 and Class 1-AF-5 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                  (C)   to the Class 1-AF-6 Certificates, without regard to the
            NAS Principal Distribution Amount, until the Certificate Principal
            Balance thereof is reduced to zero.

      Distributions of Principal Distribution Amount for Loan Group 2 and Loan
Group 3. On each Distribution Date, the Principal Distribution Amount for Loan
Group 2 and Loan Group 3 is required to be distributed as follows until the
Principal Distribution Amount has been fully distributed (with the Principal
Distribution Amount exclusive of the portion thereof consisting of the Extra
Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Adjustable Rate
      Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)   to the Class 2-AV Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                              (b)   to the classes of Class 3-AV Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 3 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 3, sequentially:

                              (a)   to the classes of Class 3-AV Certificates,
                        in the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 2-AV Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 2 as provided in clause (1)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            Loan Group 2 and Loan Group 3, sequentially:

                        (i)   sequentially, to the Class MV-1, Class MV-2, Class
                  MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
                  MV-8 and Class BV Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                                        4

                  (ii)  any remainder as part of the Adjustable Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

            (2)   For each Distribution Date on or after the Adjustable Rate
      Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 2 and Loan
      Group 3, sequentially:

                  (A)   in an amount up to the Class AV Principal Distribution
            Target Amount, pro rata based on the related Class AV Principal
            Distribution Allocation Amount for the Class 2-AV and Class 3-AV
            Certificates, concurrently:

                        (i)   to the Class 2-AV Certificates, in an amount up to
                  the Class 2-AV Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  to the classes of Class 3-AV Certificates, in an
                  amount up to the Class 3-AV Principal Distribution Amount, allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  provided, however, that if (a) the Certificate Principal
            Balance of the Class 2-AV Certificates and/or (b) the aggregate
            Certificate Principal Balance of the Class 3-AV Certificates is
            reduced to zero, then any remaining unpaid Class AV Principal
            Distribution Target Amount will be distributed pro rata (based on the Certificate Principal Balance of the Class 2-AV Certificates
            and/or the aggregate Certificate Principal Balance of the Class 3-AV
            Certificates) to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 3-AV Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal
            Balance(s) thereof is/are reduced to zero,

                  (B)   sequentially, to the Class MV-1, Class MV-2 and Class
            MV-3 Certificates, in that order, the Combined Class MV-1, MV-2 and
            MV-3 Principal Distribution Amount, until the Certificate Principal
            Balances thereof are reduced to zero;

                  (C)   sequentially, to the Class MV-4, Class MV-5, Class MV-6,
            Class MV-7, Class MV-8 and Class BV Certificates, in that order, the
            Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                  (D)   any remainder as part of the Adjustable Rate Loan Group
            Excess Cashflow to be allocated as described under
            "--Overcollateralization Provisions" below.

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 3-AV Certificates, those amounts will be distributed, sequentially, to the Class 3-AV-1, Class 3-AV-2 and Class
      3-AV-3 Certificates, in that order, until the Certificate Principal
      Balance thereof is reduced to zero.

      Class 1-AF Policy. On any Distribution Date, the Trustee will distribute to the holders of each class of Class 1-AF Certificates, any Insured Payments received from the Class 1-AF Insurer with respect to each such class and such
Distribution Date.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R, Class PF and Class PV Certificates.
The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first
Distribution Date, on each Distribution Date, the holders of the Class A-R
Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate

                                        5

Certificates (as described above) and payments to the Class 1-AF Insurer and the
Swap Counterparty (each as described above) and the Class CF and Class CV
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that:

  o   the sum of the aggregate Stated Principal Balance of the Initial Mortgage
      Loans in Loan Group 1 and the original Pre-Funded Amount in respect of
      Loan Group 1 will exceed the initial aggregate Certificate Principal
      Balance of the Class 1-AF Certificates by approximately $9,800,000, which is approximately 1.40% of the sum of the aggregate Stated Principal
      Balance of the Initial Mortgage Loans in Loan Group 1 and the original
      Pre-Funded Amount in respect of Loan Group 1; and

  o   the sum of the aggregate Stated Principal Balance of the Initial Mortgage
      Loans in Loan Group 2 and Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3 will exceed the initial aggregate Certificate Principal Balance of the Class AV Certificates and
      the Adjustable Rate Subordinate Certificates by approximately $23,600,000, which is approximately 2.00% of the sum of the aggregate Stated Principal
      Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3 and
      the original Pre-Funded Amount in respect of Loan Group 2 and Loan Group
      3.

      In the case of Loan Group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the Pooling and
Servicing Agreement. In the case of Loan Group 2 and Loan Group 3, the amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted
Net Mortgage Rate for each group of Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage
Loans in a Loan Group in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan
Group (including, in the case of Loan Group 1 and the Class 1-AF Certificates, the premiums due to the Class 1-AF Insurer, and in the case of Loan Group 2 and
Loan Group 3, any Net Swap Payments that may be payable to the Swap
Counterparty) will be used to reduce the total Certificate Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved (in the case of Loan Group 1) or restored (in the case of Loan
Group 2 and Loan Group 3). The excess cashflow, if any, will be applied on each
Distribution Date as a payment of principal on the related class or classes of
Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss
Amounts in the amount and the priority described below.

      Fixed Rate Loan Group Excess Cashflow.

      The "FIXED RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(4) in "-- Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 1" for the Distribution Date and clause (1)(D) or
(2)(D), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 1" for the Distribution Date and (ii) the
Fixed Rate Overcollateralization Reduction Amount for the Distribution Date, if
any.

      With respect to any Distribution Date, any Fixed Rate Loan Group Excess
Cashflow and, in the case of clauses 1 and 2 below, any amounts in the Credit
Comeback Excess Account in respect of Loan Group 1 that are available for the
Distribution Date ("FIXED RATE CREDIT COMEBACK EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Fixed Rate Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Fixed Rate Loan Group
Excess Cashflow:

                                        6

            1.  to the holders of the class or classes of Class 1-AF
                Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal
                Distribution Amount for Loan Group 1, payable to those holders as part of the Principal Distribution Amount as described under
                "--Distributions--Distributions of Principal Distribution Amount
                for Loan Group 1" above; provided, however, that Fixed Rate
                Credit Comeback Excess Cashflow (if any) will only be
                distributed pursuant to this clause, if the Fixed Rate
                Overcollateralization Target Amount has at any previous time been met;

            2.  concurrently, to the holders of the classes of Class 1-AF
                Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in an amount equal to the Unpaid Realized
                Loss Amount for each such class; provided, however, to the extent that an Applied Realized Loss Amount was covered by the
                Class 1-AF Policy, then any related Unpaid Realized Loss Amount otherwise payable to the Class 1-AF Certificateholders pursuant to this clause will instead be paid to the Class 1-AF Insurer;

            3.  to each class of Class 1-AF Certificates (in the case of the
                Class 1-AF-1 Certificates after application of amounts allocated to the issuing entity in respect of the Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate
                Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any
                Fixed Rate Loan Group Excess Cashflow remaining after the
                allocation to pay Net Rate Carryover based on the Certificate
                Principal Balances of those Certificates will be distributed to each class of Class 1-AF Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of the unpaid Net Rate Carryover;

            4.  to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to those holders as part of the Principal Distribution Amount as
                described under "--Distributions--Distributions of Principal
                Distribution Amount for Loan Group 2 and Loan Group 3" above, in an amount equal to the Extra Principal Distribution Amount for
                Loan Group 2 and Loan Group 3 not covered by the Adjustable Rate
                Loan Group Excess Cashflow, Adjustable Rate Credit Comeback
                Excess Cashflow and Net Swap Payments;

            5.  concurrently, to the holders of each class of Class AV
                Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow and Net Swap
                Payments, in each case in an amount equal to the Unpaid Realized
                Loss Amount for the class remaining undistributed after
                application of the Adjustable Rate Loan Group Excess Cashflow,
                Adjustable Rate Credit Comeback Excess Cashflow and Net Swap
                Payments;

            6.  sequentially, to the holders of the Class MV-1, Class MV-2,
                Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                Class MV-8 and Class BV Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for that class remaining undistributed after application of the
                Adjustable Rate Loan Group Excess Cashflow, Adjustable Rate
                Credit Comeback Excess Cashflow and Net Swap Payments;

            7.  to the Carryover Reserve Fund, in an amount equal to the
                Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution
                Date); and

            8.  to fund distributions to the holders of the Class CF and Class
                A-R Certificates, in each case in the amounts specified in the
                Pooling and Servicing Agreement.

      Following the distributions pursuant to clauses 1 through 3 of the preceding paragraph but prior to the distributions pursuant to clauses 4 through
8 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

                                        7

      Adjustable Rate Loan Group Excess Cashflow.

      The "ADJUSTABLE RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(4)(b) in "--Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 2 and Loan Group 3" and clause (1)(B)(ii) or
(2)(D), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 2 and Loan Group 3" and (ii) the Adjustable
Rate Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Adjustable Rate Loan Group
Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 2 and Loan Group
3 that are available for the Distribution Date ("ADJUSTABLE RATE CREDIT COMEBACK
EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Adjustable
Rate Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Adjustable Rate Loan Group Excess Cashflow:

            1.  to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan
                Group 2 and Loan Group 3, payable to those holders as part of the related Principal Distribution Amount as described under
                "--Distributions--Distributions of Principal Distribution Amount
                for Loan Group 2 and Loan Group 3" above;

            2.  concurrently, to the holders of each class of Class AV
                Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid
                Realized Loss Amount for the class;

            3.  sequentially, to the holders of the Class MV-1, Class MV-2,
                Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                Class MV-8 and Class BV Certificates, in that order, in each case, first in an amount equal to any Unpaid Realized Loss
                Amount for that class, and second, in an amount equal to the
                Interest Carry Forward Amount for that class;

            4.  to each class of Class AV Certificates and Adjustable Rate
                Subordinate Certificates, pro rata based on the Certificate
                Principal Balances thereof, to the extent needed to pay any Net
                Rate Carryover for each such class; provided that any Adjustable
                Rate Loan Group Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal
                Balances of those Certificates will be distributed to each class of Class AV Certificates and Adjustable Rate Subordinate
                Certificates with respect to which there remains any unpaid Net
                Rate Carryover (after the distribution based on Certificate
                Principal Balances), pro rata, based on the amount of the unpaid
                Net Rate Carryover;

            5.  if the Fixed Rate Overcollateralization Target Amount has at any
                previous time been met, to the holders of the class or classes of Class 1-AF Certificates then entitled to receive
                distributions in respect of principal, payable to those holders as part of the Principal Distribution Amount as described under
                "--Distributions--Distributions of Principal Distribution Amount
                for Loan Group 1" above, in an amount equal to the Extra
                Principal Distribution Amount for Loan Group 1 not covered by the Fixed Rate Loan Group Excess Cashflow or Fixed Rate Credit
                Comeback Excess Cashflow;

            6.  concurrently, to the holders of each class of Class 1-AF
                Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow and Fixed Rate Credit
                Comeback Excess Cashflow, in each case in an amount equal to the
                Unpaid Realized Loss Amount for the class remaining
                undistributed after application of the Fixed Rate Loan Group
                Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow;
                provided, however, to the extent that an Applied Realized Loss
                Amount was covered by the Class 1-AF Policy, then any related

                                        8

                Unpaid Realized Loss Amount otherwise payable to the Class 1-AF
                Certificateholders pursuant to this clause will instead be paid to the Class 1-AF Insurer;

            7.  to the Carryover Reserve Fund, in an amount equal to the
                Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution
                Date);

            8.  to the Swap Account, in an amount equal to any Swap Termination
                Payment due to the Swap Counterparty as a result of a Swap
                Counterparty Trigger Event; and

            9.  to fund distributions to the holders of the Class CV and Class
                A-R Certificates, in each case in the amounts specified in the
                Pooling and Servicing Agreement.

      Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
9 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

THE CORRIDOR CONTRACT

      Countrywide Home Loans has entered into an interest rate corridor transaction with Bear Stearns Financial Products, Inc. ("BSFP" or the "CORRIDOR
CONTRACT COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home
Loans and the Corridor Contract Counterparty, the "CORRIDOR CONTRACT") for the
benefit of the Class 1-AF-1 Certificates.

      Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA
Master Agreement had been executed by Countrywide Home Loans and the Corridor
Contract Counterparty on the date the Corridor Contract was executed. The
Corridor Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a "CORRIDOR CONTRACT ASSIGNMENT AGREEMENT," Countrywide Home Loans
will assign its rights under the Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the "CORRIDOR CONTRACT
ADMINISTRATOR"), and Countrywide Home Loans, the Corridor Contract Administrator
and the Trustee will enter into a corridor contract administration agreement
(the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the
Corridor Contract Administrator will allocate any payments received under the
Corridor Contract between the Trustee and Countrywide Home Loans as described below.

      On or prior to the Corridor Contract Termination Date, amounts (if any)
received under the Corridor Contract by the Corridor Contract Administrator and
allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the Class 1-AF-1 Certificates as described above under
"--Distributions--Distributions of Funds from the Corridor Contract." Amounts allocated to the Trustee in respect of the Corridor Contract will not be available to pay Net Rate Carryover on any class of Certificates other than the
Class 1-AF-1 Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net
Rate Carryover, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination
Date for distribution as described above under "-- Distributions --Distributions of Funds from the Corridor Contract."

      With respect to the Corridor Contract and any Distribution Date on or
prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

      (i)     the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract
Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike
Rate for that Distribution Date,

                                        9

      (ii)    the Corridor Contract Notional Balance for that Distribution Date,
and

      (iii)   the actual number of days in the related calculation period, divided by 360.

      Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the
Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

  o   first, to the Trustee, up to the amount that would be payable under the
      Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Corridor Contract Notional Balance for the Distribution
      Date and the Certificate Principal Balance of the Class 1-AF-1
      Certificates immediately prior to the Distribution Date, referred to as a
      "NET CORRIDOR CONTRACT PAYMENT," and

  o   second, to Countrywide Home Loans, any remainder, referred to as an
      "EXCESS CORRIDOR CONTRACT PAYMENT."

      Excess Corridor Contract Payments will not be available to cover Net Rate
Carryover on the Certificates.

      The "CORRIDOR CONTRACT NOTIONAL BALANCE," the "CORRIDOR CONTRACT STRIKE
RATE" and the "CORRIDOR CONTRACT CEILING RATE" for the Corridor Contract for
each Distribution Date are as described in the following table. In addition, the
Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "CORRIDOR CONTRACT TERMINATION DATE" for the
Corridor Contract.

                           CORRIDOR                                 CORRIDOR
    MONTH OF               CONTRACT             CORRIDOR            CONTRACT
  DISTRIBUTION             NOTIONAL             CONTRACT            CEILING
      DATE                BALANCE ($)        STRIKE RATE (%)        RATE (%)
-----------------       ---------------      ---------------     --------------
July 2006                 191,470,000            8.05392            9.00000
August 2006               189,575,473            6.75477            9.00000
September 2006            186,416,932            6.75462            9.00000
October 2006              182,050,697            6.97961            9.00000
November 2006             176,471,683            6.75431            9.00000
December 2006             169,680,715            6.97929            9.00000
January 2007              161,684,729            6.75399            9.00000
February 2007             152,498,200            6.75382            9.00000
March 2007                142,140,902            7.47726            9.00000
April 2007                130,639,836            6.75349            9.00000
May 2007                  118,233,749            6.97858            9.00000
June 2007                 105,805,301            6.75099            9.00000
July 2007                  93,601,433            6.93232            9.00000
August 2007                81,952,344            6.69506            9.00000
September 2007             70,597,579            6.69503            9.00000
October 2007               59,456,689            6.91817            9.00000
November 2007              48,525,677            6.69497            9.00000
December 2007              37,800,620             6.9181            9.00000
January 2008               27,277,669            6.69491            9.00000
February 2008              16,953,044            6.69487            9.00000
March 2008                  6,823,039            7.15655            9.00000

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the
Corridor Contract Administrator, the failure by the Corridor Contract
Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor
Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will also be an additional termination event under the Corridor
Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and
Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R.
SS.SS.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the
Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i)
has agreed to deliver any information, report, certification or accountants'
consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any

                                       10

rating requirement set forth in the Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns
Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

      If the Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and
Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Balance at the time of termination and (y) the Certificate Principal Balance of the
Class 1-AF-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional Balance at the time of termination over (y) the Certificate Principal Balance of the Class 1-AF-1
Certificates at the time of termination, and the denominator of which is the
Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the applicable Corridor Contract Termination Date to pay any
Net Rate Carryover on the Class 1-AF-1 Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the
Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

      The significance percentage for the Corridor Contract is less than 10%.
The "SIGNIFICANCE PERCENTAGE" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Certificate
Principal Balance of the Class 1-AF-1 Certificates. The "SIGNIFICANCE ESTIMATE"
of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from
Standard & Poor's and "Aaa" from Moody's Investors Service.

      The Certificates do not represent an obligation of the Corridor Contract
Counterparty or the Corridor Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract
Administrator in respect of its obligations under the Corridor Contract
Administration Agreement.

      The Corridor Contract, the Corridor Contract Assignment Agreement and the
Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products, Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap
Contract, as if the ISDA Master Agreement had been executed by Countrywide Home
Loans and the Swap Counterparty on the date that the Swap Contract was executed.
The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a "SWAP CONTRACT ASSIGNMENT AGREEMENT," Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee
(acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and

                                       11

pursuant to which the Swap Contract Administrator will remit to the Swap
Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)     a fixed rate of 5.550% per annum,

      (ii)    the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii)   the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)     One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)    the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii)   the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 2 and Loan Group 3 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest Funds for Loan
Group 2 and Loan Group 3" above (and to the extent that Interest Funds for Loan
Group 2 and Loan Group 3 are insufficient, the Trustee will deduct from the
Principal Remittance Amount for Loan Group 2 and Loan Group 3, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap
Termination Payment in the Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Adjustable Rate Loan Group
Excess Cashflow the amount of such Swap Termination Payment as described under clause (9) under "-- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and

                                       12

(c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for
Loan Group 2 and Loan Group 3 and the Adjustable Rate Loan Group Excess Cashflow
for the Distribution Date, as well as (d) any remaining Adjustable Rate
Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 2 and Loan Group 3 and the Adjustable Rate
Loan Group Excess Cashflow for the Distribution Date. Any portion of any Net
Swap Payment not remitted by the Swap Contract Administrator to the Trustee
(acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 2 and Loan Group 3 on that Distribution Date, to be allocated between Loan Group 2 and Loan Group 3 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group
Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Fixed Rate
Loan Group Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class AV
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

                                       13

            (4)   sequentially, to the holders of the Class MV-1, Class MV-2,
      Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and
      Class BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
      class;

            (5)   to the holders of the class or classes of Class AV
      Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Adjustable Rate Overcollateralization Deficiency Amount
      remaining unpaid following the distribution of Adjustable Rate Loan Group
      Excess Cashflow as described above under " -- Overcollateralization
      Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group
      2 and Loan Group 3 would be distributed to such classes as described under
      " -- Overcollateralization Provisions -- Adjustable Rate Loan Group Excess
      Cashflow" above;

            (6)   to the holders of each class of Class AV Certificates and
      Adjustable Rate Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class AV
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class; and

            (8)   sequentially, to the holders of the Class MV-1, Class MV-2,
      Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and
      Class BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class.

      Following the distributions of Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow pursuant to clauses 5 through 9 under " -- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group
Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow pursuant to clauses 4 through 8 under "-- Overcollateralization Provisions -- Fixed Rate
Loan Group Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap
Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty
Trigger Event payable to the Swap Counterparty with respect to such Distribution
Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

                                       14

   MONTH OF                SWAP CONTRACT
 DISTRIBUTION                 NOTIONAL
     DATE                   BALANCE ($)
---------------          ----------------
July 2006......             944,000,000
August 2006....             937,333,338
September 2006.             929,521,942
October 2006...             920,669,990
November 2006..             912,133,834
December 2006..             902,450,508
January 2007...             891,638,217
February 2007..             879,720,630
March 2007.....             866,723,814
April 2007.....             852,679,238
May 2007.......             837,622,670
June 2007......             821,594,065
July 2007......             804,637,428
August 2007....             786,801,414
September 2007.             768,136,785
October 2007...             748,698,566
November 2007..             728,544,993
December 2007..             707,737,236
January 2008...             686,382,859
February 2008..             664,565,158
March 2008.....             643,483,946
April 2008.....             623,117,126
May 2008.......             603,441,933
June 2008......             584,436,343
July 2008......             566,079,056
August 2008....             537,053,496
September 2008.             509,765,975
October 2008...             484,112,913
November 2008..             459,997,143
December 2008..             437,327,510
January 2009...             416,018,496
February 2009..             402,767,500
March 2009.....             389,777,102
April 2009.....             376,990,299
May 2009.......             364,624,181
June 2009......             352,664,851
July 2009......             340,919,481
August 2009....             329,425,753
September 2009.             318,330,565
October 2009...             307,619,441
November 2009..             297,278,471
December 2009..             287,294,280
January 2010...             277,766,975
February 2010..             268,675,942
March 2010.....             259,883,332
April 2010.....             251,379,305
May 2010.......             243,154,349
June 2010......             234,292,572
July 2010......             148,946,104
August 2010....             146,063,055
September 2010.             143,234,829
October 2010...             140,460,395
November 2010..             137,738,741
December 2010..             135,068,874
January 2011...             132,449,820
February 2011..             129,880,622
March 2011.....             127,360,343
April 2011.....             124,888,062
May 2011.......             122,462,875
June 2011......             120,083,895

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o     a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

                                       15

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty, and

      o     an Applied Realized Loss Amount is applied to reduce the Certificate
            Principal Balance of any class of Class 1-AF or Class AV
            Certificates.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such an event a, "COLLATERALIZATION EVENT"), and the Swap Counterparty
does not, within 30 days, (a) cause another entity to replace the Swap
Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings
Requirement, to honor the Swap Counterparty's obligations under the Swap
Contract, provided that such other person is approved by the Swap Contract
Administrator; (c) post collateral satisfactory to the applicable Rating
Agencies; or (d) establish any other arrangement satisfactory to the applicable
Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A)
the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a), (b) or (d) of the second preceding paragraph.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

                                       16

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      Bear Stearns Financial Products Inc. or BSFP will be the swap contract provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of
"AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract
Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the
Swap Contract Administration Agreement.

      The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of

                                       17

all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m.,
New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and
New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international
Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Carryover
Reserve Fund amounts allocated to the issuing entity in respect of the Corridor
Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of the Corridor Contract will be distributed to the Class 1-AF-1
Certificates to pay any Net Rate Carryover on the Class 1-AF-1 Certificates as
described under "-- Distributions -- Distributions of Funds from the Corridor
Contract" above.

      On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization Provisions --
Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization Provisions --
Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover
Reserve Fund following all other deposits to, and withdrawals from, the
Carryover Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE
FUND DEPOSIT").

CLASS 1-AF CERTIFICATE GUARANTY INSURANCE POLICY

      On the Closing Date, Ambac Assurance Corporation (the "CLASS 1-AF
INSURER") will issue the Class 1-AF Policy in favor of the Trustee on behalf of the Class 1-AF certificateholders. The following summary of the provisions of the Class 1-AF Policy does not purport to be complete and is qualified in its entirety by reference to the Class 1-AF Policy.

                                       18

      The Class 1-AF Insurer will issue a certificate guaranty insurance policy
(the "CLASS 1-AF POLICY") for the benefit of the holders of the Class 1-AF
Certificates. The Class 1-AF Insurer, in consideration of the payment of a premium and subject to the terms of the Class 1-AF Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class 1-AF Certificates and payments of Preference Amounts as described below. The Class 1-AF Insurer will pay Insured Amounts which are
Due for Payment to the Trustee on the later of (1) the Distribution Date the
Insured Amount is distributable to the holders of the applicable class(es) of
Class 1-AF Certificates under the Pooling and Servicing Agreement, and (2) the second Business Day following the Business Day the Class 1-AF Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, the original of which is sent by registered or certified mail, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the
Class 1-AF Policy; provided that, if such notice is received after 12:00 noon,
New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class 1-AF
Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Class 1-AF Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

      The Class 1-AF Insurer's obligation under the Class 1-AF Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the applicable class(es) of Class 1-AF Certificates whether or not those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Class 1-AF Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Class 1-AF Certificates, unless the acceleration is at the sole option of the Class 1-AF Insurer.

      For purposes of the Class 1-AF Policy, a holder does not and may not include any of the Trustee, the Sellers, the Depositor or the Master Servicer.

      The Class 1-AF Policy will not cover shortfalls, if any, attributable, to
Prepayment Interest Shortfalls, any interest shortfalls resulting from the application of the Relief Act or similar state or local laws, or any Net Rate
Carryover, nor does the Class 1-AF Policy guarantee to the holders of the Class
1-AF Certificates any particular rate of principal payment. In addition, the
Class 1-AF Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC, the Trustee or any holder of a Class
1-AF Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than
Nonpayment, including the failure of the Trustee to make any payment required under the Pooling and Servicing Agreement to the holders of the Class 1-AF
Certificates. The Class 1-AF Policy will not provide credit enhancement for any class of Certificates other than the Class 1-AF Certificates.

      No person other than the Trustee shall be entitled to present the notice under the Class 1-AF Policy.

      In the absence of payments under the Class 1-AF Policy, holders of the
Class 1-AF Certificates will directly bear the credit risks associated with their Certificates.

      The Class 1-AF Insurer will be subrogated to the rights of each holder of any class of Class 1-AF Certificates to the extent of any payment by the Class
1-AF Insurer under the Class 1-AF Policy with respect to that class.

      The Class 1-AF Insurer agrees that if it shall be subrogated to the rights of the holders of any class of Class 1-AF Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Distribution Date can be made. In so doing, the Class
1-AF Insurer does not waive its rights to seek full payment of all Reimbursement
Amounts owed to it under the Pooling and Servicing Agreement.

      The Class 1-AF Policy and the obligations of the Class 1-AF Insurer thereunder will terminate without any action on the part of the Class 1-AF
Insurer or any other person on the date following the later to occur of (i) the date that is one year and one day following the date on which all amounts required to be paid on the Class 1-AF Certificates have been paid in full and
(ii) if any proceeding referenced in the immediately following paragraph has been commenced on or prior to the date specified in clause (i) of this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding. Upon termination of the Class 1-AF
Policy, the Trustee will forthwith deliver the original of the Class 1-AF Policy to the Class 1-AF Insurer.

                                       19

      Pursuant to the Class 1-AF Policy, the Class 1-AF Insurer will pay any
Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the
Class 1-AF Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee, or holder of a Class 1-AF Certificate, as applicable, is required to return such Preference Amount paid during the term of the Class
1-AF Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a
Class 1-AF Certificate (the "ORDER"), (ii) a notice by or on behalf of the
Trustee or holder of a Class 1-AF Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Class 1-AF Insurer, duly executed and delivered by the
Trustee or holder of a Class 1-AF Certificate, irrevocably assigning to the
Class 1-AF Insurer all rights and claims of the Trustee or such holder relating to or arising under the Pooling and Servicing Agreement against the estate of the Trust or otherwise with respect to such Preference Amount and (iv) a notice
(in the form provided in the Class 1-AF Policy) appropriately completed and executed by the Trustee; provided, that if such documents are received after
12:00 noon, New York City time on such Business Day, they will be deemed to be received the following Business Day; provided further, that the Class 1-AF
Insurer shall not be obligated to make any payment in respect of any Preference
Amount representing a payment of principal on the Class 1-AF Certificates prior to the time the Class 1-AF Insurer would have been required to make a payment in respect of such principal pursuant to the Class 1-AF Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or to the holders of the
Class 1-AF Certificates directly, unless a holder of a Class 1-AF Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Class 1-AF Insurer will pay to the Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i),
(ii), (iii) and (iv) above to the Class 1-AF Insurer and (b) evidence satisfactory to the Class 1-AF Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      As used in the Class 1-AF Policy, the following terms shall have the following meanings:

      "DEFICIENCY AMOUNT" with respect to:

      (A)   each Distribution Date prior to the Final Scheduled Distribution
Date for any class of Class 1-AF Certificates, means an amount equal to the sum of (i) the excess, if any, of (a) the amount of Current Interest on that class net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class 1-AF Available Funds for that class for that Distribution Date, and (ii) any Applied Realized Loss Amount
allocated to that class on that Distribution Date, in each case taking into account all distributions to be made on such Distribution Date;

      (B)   the Final Scheduled Distribution Date for any class of Class 1-AF
Certificates, means an amount equal to the sum of (i) the excess, if any, of (a)
the amount of Current Interest on that class net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class 1-AF Available Funds for that class for that Distribution
Date and (ii) the Certificate Principal Balance of such class on such
Distribution Date (after taking into account all distributions of Class 1-AF
Available Funds for that class to be made to that class on such Distribution
Date); and

      (C)   for any class of Class 1-AF Certificates and any date on which the acceleration of that class has been directed or consented to by the Class 1-AF
Insurer, means the excess of (i) the amount required to pay the Certificate
Principal Balance of that class in full, together with accrued and unpaid interest thereon through the date of payment of that class over (ii) the Class
1-AF Available Funds for that class for that Distribution Date.

      "FINAL SCHEDULED DISTRIBUTION DATE" means the Distribution Date occurring in the month following the month in which the latest maturing Mortgage Loan in the Trust Fund (including any Subsequent Mortgage Loans) matures.

      "CLASS 1-AF AVAILABLE FUNDS" means, with respect to any class of Class
1-AF Certificates and any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on that class on such Distribution Date, other than any Insured Amounts.

                                       20

      "DUE FOR PAYMENT" means with respect to an Insured Amount, the
Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Pooling and Servicing Agreement.

      "INSURED AMOUNTS" means, with respect to any class of Class 1-AF
Certificates and any Distribution Date, the Deficiency Amount for such class and
Distribution Date.

      "INSURED PAYMENTS" means, with respect to any Distribution Date, the aggregate amount actually paid by the Class 1-AF Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference
Amounts for any given Business Day.

      "LATE PAYMENT RATE" means, with respect to any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on any of the Class 1-AF Certificates and
(ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "NONPAYMENT" means, with respect to any Distribution Date, an Insured
Amount is Due for Payment but has not been paid pursuant to the Pooling and
Servicing Agreement.

      "PREFERENCE AMOUNT" means any amount payable on a class of Class 1-AF
Certificates, which has become Due for Payment and which was made to a holder of that class of Class 1-AF Certificate by or on behalf of the Trust Fund, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

      "REIMBURSEMENT AMOUNT" means, with respect to any Distribution Date, (i)
all Insured Payments paid by the Class 1-AF Insurer, but for which the Class
1-AF Insurer has not been reimbursed prior to such Distribution Date, plus (ii)
interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made, plus (iii)
any other amounts payable to the Class 1-AF Insurer pursuant to the insurance and indemnity agreement relating to the Class 1-AF Policy that have not been reimbursed plus interest accrued on such amounts not previously reimbursed calculated at the Late Payment Rate.

      Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing
Agreement, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Class 1-AF
Insurer.

      The Class 1-AF Policy is not cancelable. The premium on the Class 1-AF
Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class 1-AF Certificates.

      The Class 1-AF Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE INSURANCE PROVIDED BY THE CLASS 1-AF POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW
YORK INSURANCE LAW.

ADDITIONAL CONSIDERATIONS CONCERNING THE CLASS 1-AF POLICY AND THE CLASS 1-AF
INSURER

      The Class 1-AF Insurer will be subrogated to the rights of each holder of a Class 1-AF Certificate to receive distributions on those Class 1-AF
Certificates to the extent of any payment by the Class 1-AF Insurer under the
Class 1-AF Policy.

      Pursuant to the terms of the Pooling and Servicing Agreement, unless the
Class 1-AF Insurer fails to make a required payment under the Class 1-AF Policy, a proceeding in bankruptcy shall have been instituted by the Class 1-AF Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against

                                       21

the Class 1-AF Insurer and shall remain unstayed for a period of 60 consecutive days, the Class 1-AF Insurer will be entitled to exercise the Voting Rights of the Class 1-AF Certificateholders, without the consent of the Class 1-AF
Certificateholders, and the Class 1-AF Certificateholders may exercise such rights only with the prior written consent of the Class 1-AF Insurer.

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Certificates. The Credit Comeback
Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all Credit Comeback Excess Amounts received in respect Loan Group 1, on the one hand, and Loan Group 2 and Loan
Group 3, on the other hand, during the related Due Period will be distributed to the Group 1 Certificates and the Group 2 and Group 3 Certificates, respectively, to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under "--Overcollateralization Provisions -- Fixed Rate Loan Group
Excess Cashflow" and "-- Overcollateralization Provisions -- Adjustable Rate
Credit Comeback Excess Cashflow." Any Credit Comeback Excess Amounts in respect of Loan Group 1 remaining after the application of the Fixed Rate Credit
Comeback Excess Cashflow as described under "--Overcollateralization Provisions
-- Fixed Rate Loan Group Excess Cashflow" will be distributed to the Class CF
Certificates and will not be available thereafter, and any Credit Comeback
Excess Amounts in respect of Loan Group 2 and Loan Group 3 remaining after the application of the Adjustable Rate Credit Comeback Excess Cashflow as described under "--Overcollateralization Provisions -- Adjustable Rate Loan Group Excess
Cashflow" will be distributed to the Class CV Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class 1-AF
Certificates exceeds the sum of the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding
Account in respect of Loan Group 1, the amount of the excess will be applied to reduce the Certificate Principal Balance of each class of Class 1-AF
Certificates, on a pro rata basis according to their respective Certificate
Principal Balances, until the Certificate Principal Balances of such classes have been reduced to zero. The Class 1-AF Insurer is obligated to make Insured
Payments in respect of Applied Realized Loss Amounts on the Class 1-AF
Certificates as they occur.

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV
Certificates and Adjustable Rate Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and
Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of
Loan Group 2 and Loan Group 3, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class BV, Class MV-8, Class
MV-7, Class MV-6, Class MV-5, Class MV-4, Class MV-3, Class MV-2 and Class MV-1
Certificates, in that order, in each case until the Certificate Principal
Balance of the class has been reduced to zero. After the Certificate Principal
Balances of the Adjustable Rate Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 2-AV Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 2, the amount of such excess will be applied to reduce the Certificate
Principal Balance of the Class 2-AV Certificates, until the Certificate
Principal Balance thereof has been reduced to zero, and (ii) if the aggregate
Certificate Principal Balance of the Class 3-AV Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 3-AV Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph or the immediately preceding paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent

                                       22

Recoveries to the Certificate Principal Balance of the class as described in the definition of "Certificate Principal Balance" described in this free writing prospectus under "-- Glossary of Terms -- Definitions Related to Distribution
Dates and Collections."

                                       23

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2, Loan Group 3 and Loan Group 2 and Loan Group 3 as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance
Outstanding" are stated by that portion of the Statistical Calculation Date Pool
Principal Balance representing Loan Group 1, Loan Group 2, Loan Group 3 or Loan
Group 2 and Loan Group 3 as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit
Bureau Risk Score set forth below has been calculated without regard to any
Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

10-Year-Fixed.................         1     $     97,895       0.02%      $ 97,895     8.875%     116.00        551        28.8%
15-Year Fixed.................        59        7,474,903       1.64        126,693     7.543      179.54        619        68.1
15-Year Fixed - Credit
   Comeback...................        13        1,243,704       0.27         95,670     8.649      179.83        617        80.0
20-Year Fixed.................         4          433,800       0.10        108,450     8.563      240.00        598        73.3
20-Year Fixed - Credit
   Comeback...................         1          157,250       0.03        157,250     9.350      240.00        538        85.0
30-Year Fixed.................     1,435      259,231,884      56.79        180,649     7.691      359.60        614        76.9
30-Year Fixed - Credit
   Comeback...................       367       60,988,388      13.36        166,181     8.347      359.74        596        79.4
40-Year Fixed.................       238       52,337,409      11.47        219,905     7.504      479.74        612        75.9
40-Year Fixed - Credit
   Comeback...................        50       10,767,965       2.36        215,359     8.195      479.80        601        78.1
30-Year Fixed - 60-month
   Interest Only .............       271       63,718,277      13.96        235,123     7.139      359.71        637        77.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476     100.00%
                                   =====     ============     ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Fixed 120.....................         1     $     97,895       0.02%      $ 97,895     8.875%     116.00        551        28.8%
Fixed 180.....................        72        8,718,607       1.91        121,092     7.701      179.58        619        69.8
Fixed 240.....................         5          591,050       0.13        118,210     8.772      240.00        582        76.4
Fixed 360.....................     2,073      383,938,550      84.11        185,209     7.704      359.64        615        77.3
Fixed 480.....................       288       63,105,374      13.83        219,116     7.622      479.75        610        76.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476     100.00%
                                   =====     ============     ======

                                       A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

  $25,000.01 - $50,000.00.....        19     $    938,492       0.21%      $ 49,394     9.467%     353.78        597        75.2%
  $50,000.01 - $75,000.00.....       148        9,402,167       2.06         63,528     9.537      345.45        603        79.8
  $75,000.01 -$100,000.00.....       320       27,959,518       6.13         87,373     8.677      357.28        598        78.6
$100,000.01 - $150,000.00.....       652       80,439,419      17.62        123,373     8.124      363.27        602        77.5
$150,000.01 - $200,000.00.....       480       83,739,298      18.35        174,457     7.798      371.56        604        77.5
$200,000.01 - $250,000.00.....       315       70,414,867      15.43        223,539     7.584      378.09        609        76.8
$250,000.01 - $300,000.00.....       173       47,700,217      10.45        275,724     7.409      378.78        619        76.7
$300,000.01 - $350,000.00.....       111       35,870,885       7.86        323,161     7.376      385.83        613        77.3
$350,000.01 - $400,000.00.....        81       30,185,992       6.61        372,667     7.080      378.59        636        74.3
$400,000.01 - $450,000.00.....        58       24,712,581       5.41        426,079     7.259      371.26        630        77.7
$450,000.01 - $500,000.00.....        33       15,681,316       3.44        475,191     7.087      385.13        641        78.3
$500,000.01 - $550,000.00.....        21       11,031,590       2.42        525,314     6.903      382.76        650        80.7
$550,000.01 - $600,000.00.....        12        6,944,500       1.52        578,708     6.598      359.91        681        65.3
$600,000.01 - $650,000.00.....         4        2,530,012       0.55        632,503     7.727      359.74        622        69.4
$650,000.01 - $700,000.00.....         7        4,716,900       1.03        673,843     7.108      394.18        644        77.0
$700,000.01 - $750,000.00.....         1          724,768       0.16        724,768    11.500      359.00        564        86.1
$750,000.01 - $800,000.00.....         1          781,950       0.17        781,950     6.200      359.00        657        60.0
$800,000.01 - $850,000.00.....         1          817,000       0.18        817,000     6.750      360.00        663        52.7
$850,000.01 - $900,000.00.....         1          900,000       0.20        900,000     8.150      360.00        615        75.0
Greater than $900,000.00......         1          960,000       0.21        960,000     7.300      360.00        657        79.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476     100.00%
                                   =====     ============     ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

Alabama.......................       34    $  4,034,483      0.88%    $118,661     8.479%    353.20       608         85.9%
Arizona.......................       77      15,306,727      3.35      198,789     7.679     371.61       606         76.5
Arkansas......................        4         430,500      0.09      107,625     8.651     360.00       559         81.8
California....................      427     122,994,493     26.95      288,043     7.009     384.12       636         71.5
Colorado......................       40       7,192,488      1.58      179,812     8.009     368.16       616         81.0
Connecticut...................       30       5,968,650      1.31      198,955     7.832     369.00       606         79.1
Delaware......................       10       1,518,443      0.33      151,844     8.273     381.26       579         86.5
District of Columbia..........        1         228,101      0.05      228,101     7.625     360.00       508         64.3
Florida.......................      423      75,958,940     16.64      179,572     7.709     365.18       606         75.4
Georgia.......................       35       3,957,376      0.87      113,068     9.181     362.63       587         83.2
Hawaii........................       17       5,546,695      1.22      326,276     7.059     392.21       645         76.3
Idaho.........................       33       5,840,237      1.28      176,977     7.577     382.34       629         78.1
Illinois......................       40       7,175,056      1.57      179,376     8.005     361.20       595         77.3
Indiana.......................       30       3,748,610      0.82      124,954     8.394     360.30       620         82.3
Iowa..........................        5         447,472      0.10       89,494    10.494     410.28       614         82.8
Kansas........................        4         350,599      0.08       87,650     9.310     377.21       600         91.6
Kentucky......................       22       2,564,418      0.56      116,564     8.988     349.73       589         89.7
Louisiana.....................       30       3,481,073      0.76      116,036     8.646     354.36       605         86.3
Maine.........................       13       1,899,664      0.42      146,128     7.964     367.68       596         77.9
Maryland......................       27       7,534,691      1.65      279,063     7.959     382.36       591         80.3
Massachusetts.................       44      10,219,003      2.24      232,250     7.675     389.82       577         75.3
Michigan......................       36       3,794,474      0.83      105,402     8.815     361.85       616         82.3
Minnesota.....................       22       4,519,900      0.99      205,450     7.854     374.02       637         78.6
Mississippi...................       23       2,650,227      0.58      115,227     8.849     371.13       581         80.5
Missouri......................       52       6,091,973      1.33      117,153     8.382     359.28       598         81.2
Montana.......................        8       1,362,763      0.30      170,345     7.864     346.17       603         66.1
Nebraska......................        8         889,942      0.19      111,243     8.432     377.57       617         83.4
Nevada........................       39       8,570,031      1.88      219,744     7.391     385.53       607         76.9
New Hampshire.................       18       2,805,800      0.61      155,878     7.270     358.57       578         70.3
New Jersey....................       28       6,566,381      1.44      234,514     7.648     370.65       627         75.5
New Mexico....................       12       1,684,555      0.37      140,380     8.667     352.90       612         80.4
New York......................       71      21,667,945      4.75      305,182     7.623     373.78       614         74.1
North Carolina................       15       1,852,055      0.41      123,470     8.482     342.80       618         85.1
North Dakota..................        1          90,000      0.02       90,000     7.875     360.00       642         63.4
Ohio..........................       63       6,800,966      1.49      107,952     8.687     365.52       600         84.5
Oklahoma......................       30       3,749,248      0.82      124,975     8.513     359.69       603         86.7
Oregon........................       47       9,082,771      1.99      193,250     7.748     393.63       619         83.1
Pennsylvania..................       82      10,106,829      2.21      123,254     7.955     360.04       606         81.1
Rhode Island..................        7       1,499,300      0.33      214,186     7.205     378.88       625         77.7
South Carolina................       11       1,061,396      0.23       96,491     9.357     345.43       614         81.4
South Dakota..................        3         231,310      0.05       77,103     8.285     360.00       642         84.3
Tennessee.....................       50       6,612,421      1.45      132,248     8.847     361.45       614         88.9
Texas.........................      239      27,880,961      6.11      116,657     8.541     357.84       612         86.3
Utah..........................       16       2,476,522      0.54      154,783     7.574     350.57       597         84.5
Vermont.......................        1         143,100      0.03      143,100     7.000     359.00       637         90.0
Virginia......................       97      17,141,282      3.76      176,714     7.630     363.70       597         78.9
Washington....................       75      15,395,878      3.37      205,278     7.709     378.11       596         77.9
West Virginia.................        6         681,480      0.15      113,580     8.681     393.33       570         73.5
Wisconsin.....................       26       3,494,816      0.77      134,416     8.425     361.11       589         81.2
Wyoming.......................        7       1,149,430      0.25      164,204     8.148     372.46       578         82.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    2,439    $456,451,476    100.00%
                                  =====    ============    ======

                                      A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF   PRINCIPAL     PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT       AVERAGE
RANGE OF LOAN-TO-VALUE           MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
RATIOS (%)                        LOANS    OUTSTANDING   OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

50.00 or Less.................      131    $ 23,281,534      5.10%     $177,722    7.137%    362.79       618          41.5%
50.01 -  55.00................       74      15,582,487      3.41       210,574    6.992     369.43       615          52.7
55.01 -  60.00................       93      18,287,577      4.01       196,641    7.017     377.71       635          57.9
60.01 -  65.00................      142      29,171,749      6.39       205,435    7.155     371.01       614          63.2
65.01 -  70.00................      147      30,639,710      6.71       208,433    7.236     376.34       608          68.3
70.01 -  75.00................      218      42,479,702      9.31       194,861    7.580     379.55       601          73.6
75.01 -  80.00................      660     119,767,717     26.24       181,466    7.740     369.46       619          79.4
80.01 -  85.00................      294      57,846,099     12.67       196,755    7.877     378.60       604          84.0
85.01 -  90.00................      450      86,103,275     18.86       191,341    7.947     370.13       615          89.2
90.01 -  95.00................      148      23,429,133      5.13       158,305    8.604     378.76       616          94.5
95.01 - 100.00................       82       9,862,494      2.16       120,274    8.884     364.25       635          99.9
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    2,439    $456,451,476    100.00%
                                  =====    ============    ======

                                      A-4

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF CURRENT                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE RATES (%)                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

 5.001 -  5.500 ..............         2     $    210,515       0.05%      $105,258     5.376%     418.44        659        44.0%
 5.501 -  6.000 ..............        65       21,062,693       4.61        324,041     5.989      383.01        697        65.2
 6.001 -  6.500 ..............       211       55,210,351      12.10        261,660     6.333      371.50        656        69.7
 6.501 -  7.000 ..............       302       71,529,337      15.67        236,852     6.836      369.23        625        74.2
 7.001 -  7.500 ..............       353       72,586,626      15.90        205,628     7.351      378.25        610        76.3
 7.501 -  8.000 ..............       502       92,171,833      20.19        183,609     7.802      372.61        605        79.2
 8.001 -  8.500 ..............       334       55,983,282      12.26        167,615     8.302      366.14        600        80.7
 8.501 -  9.000 ..............       262       38,993,297       8.54        148,829     8.790      374.75        587        81.8
 9.001 -  9.500 ..............       140       18,906,401       4.14        135,046     9.300      376.55        588        83.9
 9.501 - 10.000 ..............       119       13,220,555       2.90        111,097     9.788      369.20        579        82.0
10.001 - 10.500 ..............        46        4,786,365       1.05        104,051    10.291      366.78        575        85.6
10.501 - 11.000 ..............        57        6,980,223       1.53        122,460    10.832      375.18        555        85.6
11.001 - 11.500 ..............        21        2,516,056       0.55        119,812    11.318      357.21        563        80.6
11.501 - 12.000 ..............        18        1,844,879       0.40        102,493    11.724      352.84        561        86.4
12.001 - 12.500 ..............         5          339,062       0.07         67,812    12.233      359.58        543        87.8
12.501 - 13.000 ..............         1           56,800       0.01         56,800    12.950      360.00        652        80.0
13.001 - 13.500 ..............         1           53,200       0.01         53,200    13.125      360.00        543        95.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,439     $456,451,476     100.00%
                                   =====     ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Single Family Residence ......     1,920     $355,709,136      77.93%      $185,265    7.671%      372.79        614        77.1%
Planned Unit Development .....       351       68,557,066      15.02        195,319    7.761       370.39        616        78.9
Low-Rise Condominium .........       115       19,590,292       4.29        170,350    7.709       381.73        614        75.0
Two Family Home ..............        34        8,188,891       1.79        240,850    8.095       363.19        607        70.1
Three Family Home ............        10        2,684,849       0.59        268,485    7.403       387.89        615        64.9
High-Rise Condominium ........         3          681,884       0.15        227,295    8.012       359.76        607        72.3
Manufactured Housing(1) ......         5          544,359       0.12        108,872    8.496       290.95        615        66.8
Four Family Home .............         1          495,000       0.11        495,000    7.700       360.00        659        75.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,439     $456,451,476     100.00%
                                   =====     ============     ======

----------
(1)  Treated as real property.

                                       A-5

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Refinance - Cash Out .........     1,740     $347,240,527      76.07%      $199,564    7.570%      373.50        610        75.3%
Purchase .....................       445       67,597,661      14.81        151,905    8.360       371.27        630        84.2
Refinance - Rate/Term ........       254       41,613,288       9.12        163,832    7.647       367.22        623        79.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,439     $456,451,476     100.00%
                                   =====     ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Owner Occupied ...............     2,343     $443,981,124      97.27%      $189,493    7.683%      372.90        613        77.1%
Investment Property ..........        85       10,986,530       2.41        129,253    8.174       361.79        643        75.8
Second Home ..................        11        1,483,822       0.33        134,893    7.475       361.45        620        62.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,439     $456,451,476     100.00%
                                   =====     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

  1 - 120 ....................         1     $     97,895       0.02%      $ 97,895    8.875%      116.00        551        28.8%
121 - 180 ....................        72        8,718,607       1.91        121,092    7.701       179.58        619        69.8
181 - 300 ....................         5          591,050       0.13        118,210    8.772       240.00        582        76.4
301 - 360 ....................     2,073      383,938,550      84.11        185,209    7.704       359.64        615        77.3
Greater than 360 .............       288       63,105,374      13.83        219,116    7.622       479.75        610        76.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,439     $456,451,476     100.00%
                                   =====     ============     ======

                                       A-6

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Full Documentation............     1,921     $345,723,512       75.74%     $179,971     7.635%     372.95        613        78.3%
Stated Income.................       518      110,727,964       24.26       213,761     7.879      371.49        619        73.2
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476      100.00%
                                   =====     ============      ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         9     $  3,205,727        0.70%     $356,192     6.044%     363.97       806       52.5%
781 - 800.....................        12        3,897,975        0.85       324,831     6.444      387.07       788       70.1
761 - 780.....................        11        3,436,355        0.75       312,396     6.301      372.49       769       72.9
741 - 760.....................        21        4,180,862        0.92       199,089     6.750      379.60       753       69.7
721 - 740.....................        18        4,652,357        1.02       258,464     7.002      370.59       731       69.9
701 - 720.....................        38        7,143,093        1.56       187,976     7.034      358.87       710       70.8
681 - 700.....................        82       20,181,606        4.42       246,117     6.812      373.75       690       79.5
661 - 680.....................       178       36,581,496        8.01       205,514     7.101      370.83       670       77.2
641 - 660.....................       241       52,599,859       11.52       218,257     7.386      372.20       650       78.3
621 - 640.....................       325       58,107,335       12.73       178,792     7.570      371.21       630       78.9
601 - 620.....................       389       71,245,643       15.61       183,151     7.691      370.37       610       79.1
581 - 600.....................       364       65,060,172       14.25       178,737     7.880      372.74       592       78.8
561 - 580.....................       282       48,961,217       10.73       173,621     8.087      375.00       571       77.6
541 - 560.....................       214       36,852,968        8.07       172,210     8.264      376.59       551       75.8
521 - 540.....................       134       21,532,621        4.72       160,691     8.417      373.16       531       72.5
501 - 520.....................       117       18,445,945        4.04       157,658     8.849      377.69       511       68.9
500 or Less...................         4          366,244        0.08        91,561     9.707      295.51       500       71.8
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476      100.00%
                                   =====     ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-7

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

A ............................     1,759     $340,100,271       74.51%     $193,349     7.582%     373.27       623       77.6%
A-............................       149       27,601,795        6.05       185,247     7.954      377.98       579       75.0
B ............................       205       37,113,370        8.13       181,041     8.055      370.64       581       75.6
C ............................       164       25,970,530        5.69       158,357     8.019      368.50       596       74.0
C-............................       145       23,245,657        5.09       160,315     8.036      365.53       600       77.8
D ............................        17        2,419,853        0.53       142,344     8.134      358.53       548       59.8
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476      100.00%
                                   =====     ============      ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................       214     $ 34,850,971       7.64%      $162,855     8.482%     368.58       602       79.1%
12............................       103       29,623,812       6.49        287,610     7.694      376.05       619       75.1
24............................        67       12,834,614       2.81        191,561     8.070      374.15       609       78.7
30............................         1          174,688       0.04        174,688     8.240      359.00       631       95.0
36............................       402       73,789,016      16.17        183,555     7.839      376.71       609       77.9
60............................     1,652      305,178,376      66.86        184,733     7.553      371.67       617       76.7
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,439     $456,451,476     100.00%
                                   =====     ============     ======

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD              MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................     2,168     $392,733,199      86.04%      $181,150     7.784%     374.69       610       77.0%
60............................       271       63,718,277      13.96        235,123     7.139      359.71       637       77.2
                                   -----     ------------     ------
    Total/Avg./Wtd. Avg.......     2,439     $456,451,476     100.00%
                                   =====     ============     ======

                                       A-8

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        18     $  3,430,096        0.92%     $190,561     8.389%     359.87       585       80.4%
2/28 6-month LIBOR............       988      142,707,639       38.09       144,441     8.755      359.55       593       79.5
2/38 6-month LIBOR............       256       52,508,443       14.01       205,111     8.418      479.54       588       77.4
2/28 6-month LIBOR -
   24-month Interest Only.....         4          818,956        0.22       204,739     8.089      358.28       655       85.6
2/28 6-month LIBOR -
   60-month Interest Only.....       142       29,192,503        7.79       205,581     7.715      359.64       665       80.6
3/27 6-month LIBOR............        52        7,371,517        1.97       141,760     8.625      359.47       589       77.2
3/37 6-month LIBOR............         7        1,350,261        0.36       192,894     8.396      479.55       594       78.8
3/27 6-month LIBOR -
   60-month Interest Only.....         9        1,524,349        0.41       169,372     7.428      359.67       664       78.5
5/25 6-month LIBOR............         3          588,000        0.16       196,000     8.291      360.00       577       54.0
5/35 6-month LIBOR............         2          572,963        0.15       286,482     7.342      479.73       671       46.0
15-Year Fixed.................        30        3,679,148        0.98       122,638     7.885      179.32       599       68.8
15-Year Fixed - Credit
   Comeback...................         6          817,362        0.22       136,227     8.176      179.66       605       65.6
30-Year Fixed.................       614       99,463,027       26.55       161,992     8.048      359.69       605       76.3
30-Year Fixed - Credit
   Comeback...................        88       13,023,711        3.48       147,997     8.516      359.77       598       77.5
40-Year Fixed.................        77       15,397,364        4.11       199,966     7.719      479.66       615       73.6
40-Year Fixed - Credit
   Comeback...................        10        1,901,029        0.51       190,103     8.516      479.92       586       76.4
30/15 Fixed Balloon...........         2          339,500        0.09       169,750     7.496      180.00       685       69.9
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     2,308     $374,685,868      100.00%
                                   =====     ============      ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     1,216     $185,633,060      49.54%      $152,659     8.564%     359.57       605       79.5%
ARM 480.......................       265       54,431,667      14.53        205,403     8.406      479.55       589       77.1
Fixed 180.....................        38        4,836,010       1.29        127,263     7.907      179.42       606       68.3
Fixed 360.....................       702      112,486,738      30.02        160,238     8.102      359.70       604       76.4
Fixed 480.....................        87       17,298,393       4.62        198,832     7.807      479.69       612       73.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,308     $374,685,868     100.00%
                                   =====     ============     ======

                                      A-9

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

      $0.01 -  $25,000.00.....         2     $     40,000        0.01%     $ 20,000     8.867%     360.00       621       22.3%
 $25,000.01 -  $50,000.00.....        15          721,268        0.19        48,085    10.351      359.58       575       67.7
 $50,000.01 -  $75,000.00.....       196       12,370,906        3.30        63,117     9.818      353.15       595       80.0
 $75,000.01 - $100,000.00.....       358       31,409,768        8.38        87,737     8.912      363.72       601       80.3
$100,000.01 - $150,000.00.....       670       83,127,526       22.19       124,071     8.532      370.48       602       78.2
$150,000.01 - $200,000.00.....       451       77,958,220       20.81       172,856     8.276      383.51       605       77.4
$200,000.01 - $250,000.00.....       275       60,950,654       16.27       221,639     8.161      383.84       603       77.5
$250,000.01 - $300,000.00.....       155       42,361,637       11.31       273,301     8.085      393.61       600       77.4
$300,000.01 - $350,000.00.....        96       30,935,298        8.26       322,243     7.988      385.84       612       77.1
$350,000.01 - $400,000.00.....        70       26,290,791        7.02       375,583     8.139      394.19       601       78.0
$400,000.01 - $450,000.00.....        18        7,473,801        1.99       415,211     8.046      389.10       604       73.0
$500,000.01 - $550,000.00.....         2        1,046,000        0.28       523,000     6.944      418.74       635       77.7
                                   -----     ------------      ------
    Total/Avg./Wtd. Avg.......     2,308     $374,685,868      100.00%
                                   =====     ============      ======

                                      A-10

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama ......................        36    $  4,109,921        1.10%     $114,164     9.091%     366.69       585       82.9%
Alaska .......................         6       1,236,462        0.33       206,077     8.204      359.15       621       73.4
Arizona ......................        99      17,642,590        4.71       178,208     8.116      378.90       613       79.3
Arkansas .....................        11       1,134,792        0.30       103,163     9.167      364.77       598       84.6
California ...................       194      49,245,273       13.14       253,842     7.746      405.33       610       71.2
Colorado .....................        39       7,135,683        1.90       182,966     8.417      388.00       616       84.3
Connecticut ..................        34       6,662,379        1.78       195,952     8.897      389.37       591       81.0
Delaware .....................         8       1,350,191        0.36       168,774     8.718      372.39       573       81.7
District of Columbia .........         8       1,564,221        0.42       195,528     8.421      400.89       560       65.3
Florida ......................       251      42,236,482       11.27       168,273     8.227      380.03       599       74.2
Georgia ......................       139      18,051,218        4.82       129,865     8.945      372.75       601       83.0
Hawaii .......................        11       3,582,043        0.96       325,640     8.289      409.40       618       64.3
Idaho ........................        17       2,258,592        0.60       132,858     8.506      375.81       594       82.5
Illinois .....................       115      16,521,731        4.41       143,667     8.687      376.87       610       81.6
Indiana ......................        47       4,375,775        1.17        93,102     8.838      364.38       604       83.6
Iowa .........................        16       1,784,476        0.48       111,530     9.529      369.61       603       85.8
Kansas .......................        23       2,600,708        0.69       113,074     9.125      363.17       620       83.2
Kentucky .....................        14       1,222,596        0.33        87,328     9.112      359.54       599       83.3
Louisiana ....................        10       1,420,293        0.38       142,029     9.653      374.14       587       87.3
Maine ........................         7       1,298,774        0.35       185,539     7.400      359.76       619       74.7
Maryland .....................        74      14,644,611        3.91       197,900     8.002      382.80       605       77.7
Massachusetts ................        72      14,179,888        3.78       196,943     8.192      369.97       595       70.5
Michigan .....................        87       9,689,898        2.59       111,378     8.723      363.11       604       81.0
Minnesota ....................        40       6,504,632        1.74       162,616     8.578      391.14       619       82.3
Mississippi ..................        10       1,126,931        0.30       112,693     8.621      390.36       580       80.4
Missouri .....................        38       4,316,439        1.15       113,590     8.672      365.90       590       79.8
Montana ......................         9       1,533,350        0.41       170,372     7.653      399.56       615       77.6
Nebraska .....................         4         325,949        0.09        81,487     9.081      359.68       615       83.7
Nevada .......................        32       5,706,660        1.52       178,333     8.317      406.78       610       76.0
New Hampshire ................        14       2,413,472        0.64       172,391     8.105      365.39       608       80.6
New Jersey ...................        75      16,190,035        4.32       215,867     8.710      375.55       596       78.2
New Mexico ...................        18       2,569,463        0.69       142,748     8.637      376.35       590       83.8
New York .....................        88      21,134,854        5.64       240,169     7.998      369.43       598       73.1
North Carolina ...............        62       7,947,637        2.12       128,188     9.226      368.52       599       83.8
North Dakota .................         2         304,410        0.08       152,205     9.884      417.46       561       83.6
Ohio .........................        35       3,684,815        0.98       105,280     9.353      374.82       592       85.3
Oklahoma .....................        19       1,541,734        0.41        81,144     9.560      365.91       590       85.1
Oregon .......................        36       7,254,241        1.94       201,507     7.797      392.47       615       80.2
Pennsylvania .................        55       6,687,663        1.78       121,594     8.522      372.22       593       80.4
Rhode Island .................        14       2,886,635        0.77       206,188     7.753      367.75       585       77.4
South Carolina ...............        29       3,389,192        0.90       116,869     8.781      375.37       594       81.2
South Dakota .................         3         354,160        0.09       118,053     8.736      360.00       636       82.4
Tennessee ....................        31       3,128,632        0.84       100,924     8.926      352.05       590       84.7
Texas ........................       210      22,659,195        6.05       107,901     8.628      355.14       604       81.5
Utah .........................        19       2,602,008        0.69       136,948     8.179      385.29       601       80.3
Vermont ......................         4         874,734        0.23       218,684     7.981      360.00       591       83.0
Virginia .....................        59      10,621,791        2.83       180,030     8.233      399.32       599       79.1
Washington ...................        50      10,279,730        2.74       205,595     7.907      397.29       603       79.5
West Virginia ................         7         599,428        0.16        85,633     9.077      380.71       619       86.6
Wisconsin ....................        21       3,050,327        0.81       145,254     8.737      359.67       625       86.1
Wyoming ......................         6       1,049,150        0.28       174,858     7.934      360.00       591       71.9
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     2,308    $374,685,868      100.00%
                                   =====    ============      ======

                                      A-11

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIONS (%)                        LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................      100      $ 16,348,176        4.36%    $163,482     7.764%     375.11       598        39.2%
50.01 -   55.00...............       47         7,634,155        2.04      162,429     7.506      359.60       594        52.6
55.01 -   60.00...............       71        12,361,693        3.30      174,108     7.511      378.08       605        57.8
60.01 -   65.00...............       83        14,740,995        3.93      177,602     7.885      388.28       593        62.9
65.01 -   70.00...............      143        25,625,210        6.84      179,197     8.053      405.72       585        68.4
70.01 -   75.00...............      230        41,305,697       11.02      179,590     8.221      382.21       587        73.6
75.01 -   80.00...............      804       118,360,684       31.59      147,215     8.275      376.76       615        79.5
80.01 -   85.00...............      279        50,642,799       13.52      181,515     8.551      382.62       590        84.3
85.01 -   90.00...............      367        63,422,542       16.93      172,813     8.653      380.19       609        89.4
90.01 -   95.00...............      115        16,675,376        4.45      145,003     9.370      369.07       601        94.5
95.01 - 100.00................       69         7,568,541        2.02      109,689     9.947      367.43       629        99.8
                                   -----    -------------     ------
   Total/Avg./Wtd. Avg........     2,308    $ 374,685,868     100.00%
                                   =====    =============     ======

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         1    $    256,798        0.07%     $256,798     5.125%     479.00       616        84.3%
5.501 - 6.000.................        15       3,644,395        0.97       242,960     5.926      377.97       674        64.8
6.001 - 6.500.................        64      12,921,185        3.45       201,894     6.392      376.93       629        66.8
6.501 - 7.000.................       172      35,725,401        9.53       207,706     6.828      383.57       629        71.6
7.001 - 7.500.................       246      47,475,865       12.67       192,991     7.332      380.12       619        75.1
7.501 - 8.000.................       380      68,841,722       18.37       181,162     7.809      377.73       608        76.1
8.001 - 8.500.................       337      53,708,412       14.33       159,372     8.318      382.72       606        79.4
8.501 - 9.000.................       386      58,426,343       15.59       151,364     8.798      382.39       595        79.9
9.001 - 9.500.................       217      30,210,472        8.06       139,219     9.301      382.22       583        80.5
9.501 - 10.000................       227      30,809,230        8.22       135,723     9.777      377.72       581        82.4
10.001 - 10.500...............       102      13,859,895        3.70       135,881    10.311      374.81       572        84.8
10.501 - 11.000...............        76       8,931,742        2.38       117,523    10.808      375.13       564        82.3
11.001 - 11.500...............        41       4,970,175        1.33       121,224    11.300      382.55       577        85.1
11.501 - 12.000...............        36       4,240,723        1.13       117,798    11.811      372.10       571        88.0
12.001 - 12.500...............         4         337,110        0.09        84,278    12.279      359.54       561        92.1
12.501 - 13.000...............         4         326,400        0.09        81,600    12.724      386.89       582        86.2
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     2,308    $374,685,868      100.00%
                                   =====    ============      ======

                                      A-12

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Single Family Residence ......     1,842     $290,263,871      77.47%      $157,581    8.348%      380.25        601        77.6%
Planned Unit Development .....       259       47,704,262      12.73        184,186    8.243       380.50        609        80.5
Low-Rise Condominium .........       130       19,308,404       5.15        148,526    8.445       377.90        617        77.6
Two Family Home ..............        56       12,665,836       3.38        226,176    8.982       377.96        594        78.7
Three Family Home ............        10        2,376,065       0.63        237,607    8.257       375.32        607        64.9
High-Rise Condominium ........         7        1,463,907       0.39        209,130    8.201       422.98        626        75.1
Four Family Home .............         4          903,522       0.24        225,881    8.035       397.68        642        42.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,308     $374,685,868     100.00%
                                   =====     ============     ======

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Refinance - Cash Out .........     1,571     $281,242,676      75.06%      $179,021    8.259%      381.61        598        76.2%
Purchase .....................       579       69,909,489      18.66        120,742    8.830       376.02        621        83.4
Refinance - Rate/Term ........       158       23,533,704       6.28        148,947    8.160       376.69        606        80.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,308     $374,685,868     100.00%
                                   =====     ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Owner Occupied ...............     2,241     $365,192,578      97.47%      $162,960    8.340%      380.24        602        77.9%
Investment Property ..........        57        7,667,076       2.05        134,510    9.097       381.69        630        75.5
Second Home ..................        10        1,826,214       0.49        182,621    9.118       377.13        617        73.7
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,308     $374,685,868     100.00%
                                   =====     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-13

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

121 - 180 ....................        38     $  4,836,010       1.29%      $127,263    7.907%      179.42        606        68.3%
301 - 360 ....................     1,918      298,119,798      79.57        155,433    8.390       359.62        605        78.3
Greater than 360 .............       352       71,730,060      19.14        203,779    8.262       479.58        595        76.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,308     $374,685,868     100.00%
                                   =====     ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Full Documentation ...........     1,595     $239,086,252      63.81%      $149,897    8.249%      377.26        597        78.9%
Stated Income ................       713      135,599,616      36.19        190,182    8.553       385.54        613        75.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,308     $374,685,868     100.00%
                                   =====     ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     yRATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

801 - 820 ....................         1     $    390,000       0.10%      $390,000    6.000%      360.00        812        60.5%
781 - 800 ....................         1          228,000       0.06        228,000    6.600       480.00        788        80.0
761 - 780 ....................         6        1,249,820       0.33        208,303    7.274       359.80        771        56.2
741 - 760 ....................        10        1,746,151       0.47        174,615    7.733       403.18        746        74.3
721 - 740 ....................        17        3,072,395       0.82        180,729    7.412       366.19        728        82.7
701 - 720 ....................        32        5,700,828       1.52        178,151    7.463       372.98        712        79.0
681 - 700 ....................        71       12,282,687       3.28        172,996    7.752       366.35        689        79.2
661 - 680 ....................       132       22,346,101       5.96        169,289    7.699       380.85        669        80.0
641 - 660 ....................       224       37,535,048      10.02        167,567    7.915       370.47        649        78.5
621 - 640 ....................       260       40,984,095      10.94        157,631    8.082       378.57        631        78.7
601 - 620 ....................       343       57,080,936      15.23        166,417    8.190       380.24        610        79.5
581 - 600 ....................       391       59,212,252      15.80        151,438    8.455       377.35        590        78.0
561 - 580 ....................       320       49,997,446      13.34        156,242    8.668       386.09        570        79.1
541 - 560 ....................       277       46,202,479      12.33        166,796    8.824       390.93        551        75.6
521 - 540 ....................       212       35,038,359       9.35        165,275    9.156       381.75        531        72.8
501 - 520 ....................        11        1,619,272       0.43        147,207    9.093       371.39        520        74.8
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,308     $374,685,868     100.00%
                                   =====     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-14

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A ............................     1,679    $272,765,870      72.80%      $162,457    8.321%      378.54       609       79.3%
A-............................       116      21,475,043       5.73        185,130    8.410       394.01       582       75.2
B ............................       224      36,083,228       9.63        161,086    8.386       381.45       584       74.0
C ............................       151      24,959,297       6.66        165,293    8.454       386.42       592       73.0
C-............................       120      16,273,457       4.34        135,612    8.695       379.93       586       75.3
D ............................        18       3,128,973       0.84        173,832    8.539       374.81       576       65.2
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     2,308    $374,685,868     100.00%
                                   =====    ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................       828    $125,382,593      33.46%      $151,428    8.740%      373.82       601       79.8%
12............................       125      29,382,296       7.84        235,058    8.064       372.70       594       72.7
24............................     1,010     163,827,407      43.72        162,205    8.327       386.69       603       78.4
36............................       345      56,093,573      14.97        162,590    7.755       379.81       611       74.2
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     2,308    $374,685,868     100.00%
                                   =====    ============     ======

                 MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                   NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT         ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                    DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................       6           18   $  3,430,096      1.43%     $190,561   8.389%     359.87      585      80.4%
19 - 24.......................      24        1,390    225,227,542     93.82       162,034   8.539      387.53      602      79.1
32 - 37.......................      36           68     10,246,126      4.27       150,678   8.417      375.33      601      77.6
38 or Greater.................      60            5      1,160,963      0.48       232,193   7.823      419.09      624      50.0
                                              -----   ------------    ------
   Total/Avg./Wtd. Avg .......                1,481   $240,064,728    100.00%
                                              =====   ============    ======

                                      A-15

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000.................         7    $  1,022,100       0.43%      $146,014    8.667%      360.00       614       75.5%
4.001 - 5.000.................        43       6,659,563       2.77        154,874    8.026       381.66       618       80.8
5.001 - 6.000.................       188      29,650,897      12.35        157,718    7.995       390.17       607       77.8
6.001 - 7.000.................       715     114,503,550      47.70        160,145    8.349       385.42       600       77.8
7.001 - 8.000.................       528      88,228,617      36.75        167,100    8.977       388.07       601       80.8
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,481    $240,064,728     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.739%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         2    $    458,798       0.19%      $229,399     5.675%     426.61       631       84.2%
12.501 - 13.000...............        23       4,587,460       1.91        199,455     6.330      383.88       647       71.9
13.001 - 13.500...............        42       8,135,679       3.39        193,707     6.716      397.20       610       70.2
13.501 - 14.000...............        95      19,190,035       7.99        202,000     7.209      397.11       623       74.8
14.001 - 14.500...............       154      29,817,443      12.42        193,620     7.544      387.17       616       75.6
14.501 - 15.000...............       220      40,054,962      16.69        182,068     7.974      380.78       606       77.2
15.001 - 15.500...............       216      33,736,923      14.05        156,189     8.438      388.13       612       80.2
15.501 - 16.000...............       281      43,639,198      18.18        155,300     8.906      389.50       596       79.9
16.001 - 16.500...............       137      20,134,840       8.39        146,970     9.346      389.66       580       81.1
16.501 - 17.000...............       148      19,799,428       8.25        133,780     9.820      381.80       581       83.3
17.001 - 17.500...............        63       8,795,620       3.66        139,613    10.310      376.06       573       86.2
17.501 - 18.000...............        45       5,119,357       2.13        113,763    10.800      375.75       572       84.6
18.001 - 18.500...............        25       3,267,324       1.36        130,693    11.278      388.78       584       83.1
18.501 - 19.000...............        24       2,830,677       1.18        117,945    11.808      373.81       575       87.3
19.001 - 19.500...............         3         239,385       0.10         79,795    12.189      359.77       569       95.0
Greater than 19.500...........         3         257,600       0.11         85,867    12.750      394.08       589       87.8
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,481    $240,064,728     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.375%.

                                      A-16

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        19     $  3,749,646       1.56%      $197,350    8.335%      359.88       592       80.6%
1.500.........................     1,217      192,686,165      80.26        158,329    8.548       386.23       603       79.2
2.000.........................         8        1,378,032       0.57        172,254    8.047       359.28       655       82.5
3.000.........................       236       42,079,983      17.53        178,305    8.473       392.63       596       77.6
6.000.........................         1          170,902       0.07        170,902    8.755       359.00       585       74.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,481     $240,064,728     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.761%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       236     $ 42,678,540      17.78%      $180,841    8.500%      386.98       596       78.8%
1.500.........................     1,245      197,386,187      82.22        158,543    8.535       386.72       603       79.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,481     $240,064,728     100.00%
                                   =====     ============     ======

------------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.411%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................        25     $  4,954,550       2.06%      $198,182     6.689%     407.92       628       72.7%
6.001 - 7.000.................       113       22,073,869       9.19        195,344     6.927      390.80       622       73.1
7.001 - 8.000.................       373       69,575,644      28.98        186,530     7.751      386.82       611       76.4
8.001 - 9.000.................       487       77,603,419      32.33        159,350     8.581      387.41       605       80.0
9.001 - 10.000................       310       44,161,834      18.40        142,458     9.540      386.10       582       81.7
Greater than 10.000...........       173       21,695,412       9.04        125,407    10.823      376.73       573       85.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,481     $240,064,728     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.450%.

                                      A-17

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

November 2006.................         3     $    453,146       0.19%      $151,049    8.014%      359.00       582       76.5%
December 2006.................        15        2,976,950       1.24        198,463    8.446       360.00       585       80.9
March 2008....................        17        3,293,452       1.37        193,732    8.418       357.12       615       78.6
April 2008....................        57        9,487,139       3.95        166,441    8.567       402.44       590       77.7
May 2008......................       452       73,031,462      30.42        161,574    8.516       387.43       600       78.1
June 2008.....................       859      138,486,739      57.69        161,219    8.558       387.24       603       79.8
July 2008.....................         5          928,750       0.39        185,750    7.703       395.69       572       74.4
March 2009....................         2          187,274       0.08         93,637    8.872       357.47       612       79.8
April 2009....................         3          352,925       0.15        117,642    9.979       358.29       571       77.9
May 2009......................        25        3,931,703       1.64        157,268    8.501       377.70       596       76.0
June 2009.....................        38        5,774,225       2.41        151,953    8.249       375.33       606       78.6
May 2011......................         1          152,963       0.06        152,963    8.625       479.00       649       90.0
June 2011.....................         4        1,008,000       0.42        252,000    7.701       410.00       620       44.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,481     $240,064,728     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is May 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD              MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................     2,153     $343,150,060      91.58%      $159,382    8.419%      382.16       597       77.6%
24............................         4          818,956       0.22        204,739    8.089       358.28       655       85.6
60............................       151       30,716,852       8.20        203,423    7.701       359.64       665       80.5
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,308     $374,685,868     100.00%
                                   =====     ============     ======

                                      A-18

                             GROUP 3 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

30-Year 6-month LIBOR ........        17     $  4,189,384       1.06%      $246,434    8.927%      359.75        583        79.2%
2/28 6-month LIBOR ...........       770      126,296,309      32.01        164,021    9.286       359.48        600        82.4
2/38 6-month LIBOR ...........       174       47,163,343      11.95        271,054    8.770       479.53        607        80.4
2/28  6-month LIBOR -
   24-month Interest Only ....        16        3,687,519       0.93        230,470    8.562       358.44        629        78.6
2/28 6-month LIBOR -
   60-month Interest Only ....       438      101,750,390      25.79        232,307    8.304       359.63        633        80.4
3/27 6-month LIBOR ...........        39        6,424,905       1.63        164,741    9.306       359.27        618        83.8
3/37 6-month LIBOR ...........         5          856,922       0.22        171,384    8.119       479.51        651        80.0
3/27 6-month LIBOR -
   36-month Interest Only ....         1          215,920       0.05        215,920    9.900       357.00        646        80.0
3/27 6-month LIBOR -
   60-month Interest Only ....        23        5,293,908       1.34        230,170    8.315       359.22        629        79.4
5/25 6-month LIBOR ...........         9        2,698,396       0.68        299,822    8.112       359.69        642        79.0
5/25 6-month LIBOR -
   60-month Interest Only ....         1          245,735       0.06        245,735    6.750       359.00        671        80.0
15-Year Fixed ................         5          905,000       0.23        181,000    6.833       180.00        679        63.3
30-Year Fixed ................       232       45,677,271      11.58        196,885    7.135       360.00        645        74.0
30-Year Fixed - Credit
   Comeback ..................        69       13,862,541       3.51        200,906    8.194       360.00        614        78.9
40-Year Fixed ................        46       12,278,090       3.11        266,915    7.057       480.00        629        70.6
40-Year Fixed - Credit
   Comeback ..................        21        5,730,418       1.45        272,877    7.761       480.00        622        77.0
30-Year Fixed - 60-month
   Interest Only .............        66       17,241,448       4.37        261,234    7.168       360.00        646        77.3
                                   -----     ------------     ------
      Total/Avg./Wtd. Avg ....     1,932     $394,517,499     100.00%
                                   =====     ============     ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                  WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM       BUREAU       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ----------   ---------  ---------   ----------   --------

ARM 360 ......................     1,314     $250,802,466      63.57%      $190,869     8.836%      359.52        615        81.4%
ARM 480 ......................       179       48,020,265      12.17        268,270     8.758       479.53        607        80.4
Fixed 180 ....................         5          905,000       0.23        181,000     6.833       180.00        679        63.3
Fixed 360 ....................       367       76,781,260      19.46        209,213     7.334       360.00        639        75.6
Fixed 480 ....................        67       18,008,508       4.56        268,784     7.281       480.00        627        72.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,932     $394,517,499     100.00%
                                   =====     ============     ======

                                      A-19

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

$25,000.01 - $50,000.00 ......        10     $    474,251       0.12%     $ 47,425     11.065%     359.68        585        76.5%
$50,000.01 - $75,000.00 ......       159       10,196,957       2.58        64,132     10.218      364.98        602        85.7
$75,000.01 - $100,000.00 .....       171       15,023,412       3.81        87,856      9.422      366.76        599        82.9
$100,000.01 - $150,000.00  ...       445       55,154,641      13.98       123,943      8.900      369.03        608        81.0
$150,000.01 - $200,000.00  ...       377       65,331,033      16.56       173,292      8.483      370.69        614        80.1
$200,000.01 - $250,000.00  ...       258       57,635,476      14.61       223,393      8.310      379.69        614        78.8
$250,000.01 - $300,000.00  ...       161       43,676,822      11.07       271,285      8.339      384.11        622        80.0
$300,000.01 - $350,000.00  ...       123       39,991,579      10.14       325,135      8.155      380.23        629        79.5
$350,000.01 - $400,000.00  ...        75       28,343,091       7.18       377,908      8.208      375.61        628        80.4
$400,000.01 - $450,000.00  ...        55       23,274,717       5.90       423,177      7.622      391.13        653        76.2
$450,000.01 - $500,000.00  ...        50       24,113,448       6.11       482,269      8.147      393.04        626        77.9
$500,000.01 - $550,000.00  ...        11        5,794,505       1.47       526,773      8.471      403.28        619        78.4
$550,000.01 - $600,000.00  ...        15        8,653,745       2.19       576,916      8.873      415.93        618        85.1
$600,000.01 - $650,000.00  ...         5        3,187,664       0.81       637,533      8.433      384.47        620        77.6
$650,000.01 - $700,000.00  ...         6        4,067,540       1.03       677,923      8.462      359.34        636        78.2
$700,000.01 - $750,000.00  ...         1          750,000       0.19       750,000      7.500      480.00        565        55.6
$750,000.01 - $800,000.00  ...         3        2,360,000       0.60       786,667      8.534      399.62        600        76.7
$800,000.01 - $850,000.00  ...         2        1,650,000       0.42       825,000      6.900      480.00        685        63.4
Greater than $900,000.00 .....         5        4,838,618       1.23       967,724      8.484      384.18        640        72.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,932     $394,517,499     100.00%
                                   =====     ============     ======

                                      A-20

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT    LOAN-TO-
                                MORTGAGE      BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
STATE                             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

Alabama.......................       29    $  3,820,447      0.97%     $131,740    9.030%    370.35       601       85.2%
Alaska........................        2         544,220      0.14       272,110   10.016     358.78       577       89.2
Arizona.......................       97      19,468,120      4.93       200,702    8.311     361.78       616       78.2
Arkansas......................       10         892,027      0.23        89,203   10.517     368.99       598       97.5
California....................      362     118,031,225     29.92       326,053    7.816     393.54       631       75.1
Colorado......................       29       5,717,120      1.45       197,142    8.406     374.17       642       82.0
Connecticut...................       15       3,181,406      0.81       212,094    8.687     400.99       605       78.9
Delaware......................        7       1,143,217      0.29       163,317    8.430     359.51       607       67.5
District of Columbia..........        6       1,537,455      0.39       256,243    8.107     403.61       611       75.5
Florida.......................      321      60,416,843     15.31       188,214    8.603     377.07       620       80.0
Georgia.......................       62      10,880,222      2.76       175,487    8.720     363.95       611       81.6
Hawaii........................       16       5,317,836      1.35       332,365    7.523     392.95       679       74.1
Idaho.........................       12       2,098,961      0.53       174,913    8.177     406.84       625       82.6
Illinois......................       58      11,919,920      3.02       205,516    9.126     371.65       626       83.9
Indiana.......................       13       1,471,598      0.37       113,200    8.923     359.48       581       82.0
Iowa..........................        7         577,913      0.15        82,559    9.520     381.32       630       83.5
Kansas........................       10       1,042,089      0.26       104,209    9.242     367.72       610       83.1
Kentucky......................       10       1,906,730      0.48       190,673    8.942     360.00       607       75.7
Louisiana.....................       26       3,947,981      1.00       151,845    9.305     359.41       610       80.1
Maine.........................        7       1,041,343      0.26       148,763    9.054     359.72       624       92.6
Maryland......................       26       6,249,790      1.58       240,377    8.623     387.07       610       79.3
Massachusetts.................       25       7,494,379      1.90       299,775    8.590     368.77       608       79.8
Michigan......................       76       8,761,469      2.22       115,282    9.726     383.41       606       86.1
Minnesota.....................       25       5,003,684      1.27       200,147    8.985     370.80       603       85.3
Mississippi...................       28       3,257,549      0.83       116,341    8.839     365.33       619       86.8
Missouri......................       37       3,509,302      0.89        94,846    9.447     359.72       588       84.7
Montana.......................        8       1,327,790      0.34       165,974    9.282     359.60       603       83.8
Nebraska......................        3         311,200      0.08       103,733    8.758     359.58       604       82.3
Nevada........................       54      12,638,199      3.20       234,041    8.584     380.07       616       81.9
New Hampshire.................       12       2,474,038      0.63       206,170    8.109     369.06       620       85.5
New Jersey....................       20       5,426,316      1.38       271,316    9.294     383.21       583       78.8
New Mexico....................        4         425,509      0.11       106,377    9.220     360.00       615       86.7
New York......................       23       7,548,876      1.91       328,212    8.626     380.93       639       82.8
North Carolina................       24       3,743,400      0.95       155,975    9.408     369.36       602       84.1
North Dakota..................        3         295,384      0.07        98,461   11.081     359.75       583       82.2
Ohio..........................       33       3,077,899      0.78        93,270    8.965     364.14       598       84.0
Oklahoma......................       23       2,901,936      0.74       126,171    9.355     348.60       611       86.2
Oregon........................       27       5,599,063      1.42       207,373    8.794     378.89       605       83.2
Pennsylvania..................       42       5,355,552      1.36       127,513    8.766     360.95       596       81.3
Rhode Island..................        4         808,978      0.21       202,245    8.890     359.45       595       75.9
South Carolina................       14       2,541,970      0.64       181,569    8.830     385.54       597       81.7
South Dakota..................        2         237,600      0.06       118,800    8.224     360.00       633       90.0
Tennessee.....................       57       6,956,905      1.76       122,051    9.115     363.61       603       86.2
Texas.........................      117      15,547,705      3.94       132,886    8.846     366.53       624       85.8
Utah..........................       23       3,891,654      0.99       169,202    8.399     379.33       625       82.4
Vermont.......................        2         248,700      0.06       124,350    8.687     360.00       542       73.9
Virginia......................       51      11,291,815      2.86       221,408    8.395     375.09       602       80.1
Washington....................       51       9,948,981      2.52       195,078    8.383     374.20       598       80.6
West Virginia.................        6       1,055,186      0.27       175,864    8.954     359.65       573       85.9
Wisconsin.....................        9       1,198,298      0.30       133,144    9.797     366.61       656       85.5
Wyoming.......................        4         431,697      0.11       107,924    9.216     395.16       580       91.2
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,932    $394,517,499    100.00%
                                  =====    ============    ======

                                      A-21

               LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT    LOAN-TO-
RANGE OF LOAN-TO-VALUE          MORTGAGE      BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
RATIOS (%)                        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

50.00 or Less.................       61    $ 12,235,632      3.10%     $200,584    7.462%    380.80       616        43.2%
50.01 - 55.00.................       34       7,896,387      2.00       232,247    7.798     382.78       604        52.8
55.01 - 60.00.................       44      11,705,248      2.97       266,028    7.433     382.33       613        57.9
60.01 - 65.00.................       54      12,583,011      3.19       233,019    7.592     384.08       601        63.2
65.01 - 70.00.................       80      20,230,061      5.13       252,876    7.804     391.36       592        69.0
70.01 - 75.00.................       99      22,003,732      5.58       222,260    7.975     379.54       599        73.9
75.01 - 80.00.................      872     174,284,127     44.18       199,867    8.386     377.89       631        79.8
80.01 - 85.00.................      138      30,846,419      7.82       223,525    8.327     375.83       609        84.6
85.01 - 90.00.................      278      61,979,997     15.71       222,950    8.871     383.35       615        89.7
90.01 - 95.00.................      164      28,290,116      7.17       172,501    9.694     370.95       611        94.8
95.01 - 100.00................      108      12,462,769      3.16       115,396   10.107     375.32       638       100.0
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,932    $394,517,499    100.00%
                                  =====    ============    ======

              CURRENT MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT    LOAN-TO-
RANGE OF CURRENT MORTGAGE       MORTGAGE      BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

5.501 - 6.000.................       30    $  9,248,900      2.34%     $308,297    5.967%    376.68       705       63.4%
6.001 - 6.500.................       91      26,787,331      6.79       294,366    6.322     377.76       667       70.9
6.501 - 7.000.................      105      26,416,674      6.70       251,587    6.827     383.97       623       74.1
7.001 - 7.500.................      169      41,044,284     10.40       242,866    7.347     378.84       633       76.9
7.501 - 8.000.................      226      49,774,900     12.62       220,243    7.808     378.13       626       79.1
8.001 - 8.500.................      245      53,750,945     13.62       219,392    8.305     377.65       619       79.7
8.501 - 9.000.................      302      61,900,489     15.69       204,969    8.805     382.26       616       80.5
9.001 - 9.500.................      266      46,949,405     11.90       176,502    9.272     384.80       611       82.5
9.501 - 10.000................      223      40,384,939     10.24       181,098    9.791     380.20       591       84.3
10.001 - 10.500...............       92      13,635,091      3.46       148,208   10.271     373.70       596       86.7
10.501 - 11.000...............       85      12,856,692      3.26       151,255   10.802     367.75       586       87.2
11.001 - 11.500...............       36       4,122,671      1.04       114,519   11.259     365.34       582       85.9
11.501 - 12.000...............       27       2,915,968      0.74       107,999   11.742     366.79       556       87.8
12.001 - 12.500...............       22       2,873,449      0.73       130,611   12.252     369.53       607       94.3
12.501 - 13.000...............        7       1,066,577      0.27       152,368   12.849     375.88       562       88.2
13.001 - 13.500...............        2         169,835      0.04        84,918   13.325     359.70       687       96.5
13.501 - 14.000...............        1          72,250      0.02        72,250   13.600     360.00       519       85.0
Greater than 14.000...........        3         547,100      0.14       182,367   14.920     360.00       519       95.4
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,932    $394,517,499    100.00%
                                  =====    ============    ======

                                      A-22

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,419    $285,376,591      72.34%      $201,111     8.436%     379.73       618       79.2%
Planned Unit Development......       304      67,974,562      17.23        223,601     8.426      377.01       619       80.3
Low-Rise Condominium..........       166      31,414,449       7.96        189,244     8.579      378.45       626       81.7
Two Family Home...............        23       5,143,604       1.30        223,635     9.016      379.82       640       82.3
High-Rise Condominium.........        11       2,968,726       0.75        269,884     8.865      410.80       652       85.9
Three Family Home.............         5       1,213,900       0.31        242,780     8.600      359.56       603       78.7
Manufactured Housing(1).......         3         229,317       0.06         76,439     9.894      359.28       554       56.1
Four Family Home..............         1         196,350       0.05        196,350    10.100      357.00       639       85.0
   Total/Avg./Wtd. Avg........     -----    ------------     ------
                                   1,932    $394,517,499     100.00%
                                   =====    ============     ======

----------
(1)  Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase......................     1,190    $216,310,351      54.83%      $181,773     8.911%     378.12       630       83.8%
Refinance - Cash Out..........       692     168,303,026      42.66        243,212     7.886      381.52       607       74.6
Refinance - Rate/Term.........        50       9,904,123       2.51        198,082     8.305      367.66       606       77.9
   Total/Avg./Wtd. Avg........     -----    ------------     ------
                                   1,932    $394,517,499     100.00%
                                   =====    ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,813    $372,837,750      94.50%      $205,647     8.398%     379.62       618       79.3%
Investment Property...........        98      18,399,580       4.66        187,751     9.486      375.86       657       86.3
Second Home...................        21       3,280,169       0.83        156,199     9.640      363.61       629       82.4
   Total/Avg./Wtd. Avg........     -----    ------------     ------
                                   1,932    $394,517,499     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-23

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................         5    $    905,000       0.23%      $181,000     6.833%     180.00       679       63.3%
301 - 360.....................     1,681     327,583,726      83.03        194,874     8.484      359.63       621       80.0
Greater than 360..............       246      66,028,773      16.74        268,410     8.355      479.66       613       78.3
   Total/Avg./Wtd. Avg........     -----    ------------     ------
                                   1,932    $394,517,499     100.00%
                                   =====    ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,223    $226,131,478      57.32%      $184,899     8.173%     375.24       611       79.7%
Stated Income.................       709     168,386,021      42.68        237,498     8.843      384.78       631       79.6
   Total/Avg./Wtd. Avg........     -----     -----------     ------
                                   1,932    $394,517,499     100.00%
                                   =====    ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         4    $  1,315,500       0.33%      $328,875     6.103%     404.74       807       56.9%
781 - 800.....................         9       2,821,137       0.72        313,460     7.018      360.00       789       65.9
761 - 780.....................        15       4,097,280       1.04        273,152     8.177      371.78       769       79.9
741 - 760.....................        22       5,910,986       1.50        268,681     7.346      384.04       748       76.8
721 - 740.....................        25       5,484,286       1.39        219,371     7.542      347.40       731       79.9
701 - 720.....................        44      12,529,952       3.18        284,772     7.577      388.48       710       76.3
681 - 700.....................        85      18,688,814       4.74        219,868     7.936      379.37       689       80.4
661 - 680.....................       159      38,512,566       9.76        242,217     7.997      377.11       670       81.4
641 - 660.....................       209      44,526,633      11.29        213,046     8.392      379.48       650       82.3
621 - 640.....................       272      52,538,677      13.32        193,157     8.414      378.02       630       80.4
601 - 620.....................       310      64,592,076      16.37        208,362     8.309      374.96       611       81.0
581 - 600.....................       283      51,698,975      13.10        182,682     8.549      381.18       590       80.0
561 - 580.....................       199      36,786,943       9.32        184,859     8.877      380.50       570       81.2
541 - 560.....................        89      16,422,298       4.16        184,520     9.591      376.66       550       80.8
521 - 540.....................        67      12,923,370       3.28        192,886     9.194      384.58       532       76.4
501 - 520.....................       137      25,221,963       6.39        184,102     9.443      393.28       510       70.5
500 or Less...................         3         446,045       0.11        148,682     9.784      359.61       500       64.9
   Total/Avg./Wtd. Avg........     -----    ------------     ------
                                   1,932    $394,517,499     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-24

             CREDIT GRADE CATEGORIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT    GROSS      REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING   OUTSTANDING    BALANCE       RATE     (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

A ............................     1,561     $319,594,702      81.01%      $204,737     8.434%      378.41       628         80.5%
A-............................        57       13,504,045       3.42        236,913     8.380       369.15       578         76.4
B ............................       109       24,542,683       6.22        225,162     8.536       389.08       587         76.1
C ............................        89       18,660,306       4.73        209,666     8.582       387.95       578         73.9
C-............................       108       17,321,572       4.39        160,385     8.692       380.38       592         79.8
D ............................         8          894,193       0.23        111,774     9.521       385.70       552         71.8
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,932     $394,517,499     100.00%
                                   =====     ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
PREPAYMENT PENALTY PERIOD         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................       358     $ 79,784,860      20.22%      $222,863     9.225%     377.71        622        81.5%
12............................        67       15,138,960       3.84        225,955     8.743      371.16        618        79.0
13............................         1          342,836       0.09        342,836     8.625      358.00        558        70.0
24............................     1,046      200,471,647      50.81        191,655     8.655      379.66        610        81.3
36............................        72       16,163,380       4.10        224,491     8.123      368.21        623        79.2
60............................       388       82,615,817      20.94        212,927     7.255      383.76        640        74.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,932     $394,517,499     100.00%
                                   =====     ============     ======

                 MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                   NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO              ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
NEXT ADJUSTMENT DATE               DATE      LOANS     OUTSTANDING  OUTSTANDING   BALANCE      RATE    (MONTHS)    SCORE     RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  ---------

0 - 6.........................        6          17   $  4,189,384      1.40%     $246,434    8.927%    359.75      583      79.2%
19 - 24.......................       24       1,398    278,897,561     93.33       199,498    8.831     379.82      613      81.2
32 - 37.......................       35          68     12,791,655      4.28       188,113    8.826     367.27      625      81.7
38 or Greater.................       60          10      2,944,131      0.99       294,413    7.998     359.63      645      79.1
                                              -----   ------------    ------
   Total/Avg./Wtd. Avg........                1,493   $298,822,731    100.00%
                                              =====   ============    ======

                                      A-25

          GROSS MARGINS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RANGE OF GROSS MARGINS (%)         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

2.001 - 3.000.................         1     $    245,735       0.08%      $245,735     6.750%     359.00        671        80.0%
3.001 - 4.000.................         1          193,000       0.06        193,000    12.000      360.00        503        63.3
4.001 - 5.000.................        15        4,054,999       1.36        270,333     7.715      377.15        622        71.7
5.001 - 6.000.................       104       22,297,386       7.46        214,398     7.807      374.87        617        76.1
6.001 - 7.000.................       489      102,889,568      34.43        210,408     8.288      373.96        614        79.7
7.001 - 8.000.................       432       93,602,813      31.32        216,673     8.974      382.96        617        81.3
8.001 - 9.000.................       314       58,584,359      19.61        186,574     9.428      384.93        610        83.7
9.001 - 10.000................        84       11,139,618       3.73        132,615    10.422      369.99        606        90.3
10.001 - 11.000...............        33        3,544,458       1.19        107,408    11.314      359.28        572        88.3
11.001 - 12.000...............        17        1,805,656       0.60        106,215    12.363      373.08        610        96.4
12.001 - 13.000...............         2          123,440       0.04         61,720    13.559      359.59        551        91.2
Greater than 13.000...........         1          341,700       0.11        341,700     6.250      480.00        715        85.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,493     $298,822,731     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Gross Margin for the Group 3 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.321%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MAXIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

12.001 - 12.500...............         1     $    177,500       0.06%      $177,500     6.200%     480.00        634        54.6%
12.501 - 13.000...............        14        3,734,036       1.25        266,717     6.583      367.87        640        72.2
13.001 - 13.500...............        28        7,545,625       2.53        269,487     6.775      370.15        646        75.6
13.501 - 14.000...............        50       13,224,100       4.43        264,482     7.012      385.61        612        73.8
14.001 - 14.500...............       111       27,285,887       9.13        245,819     7.512      373.47        627        77.3
14.501 - 15.000...............       166       37,284,481      12.48        224,605     8.018      375.68        630        79.6
15.001 - 15.500...............       202       45,085,914      15.09        223,198     8.378      376.51        620        79.9
15.501 - 16.000...............       251       52,310,225      17.51        208,407     8.881      384.76        617        80.8
16.001 - 16.500...............       240       43,486,585      14.55        181,194     9.313      385.37        611        82.5
16.501 - 17.000...............       194       35,572,444      11.90        183,363     9.849      379.77        592        85.3
17.001 - 17.500...............        75       11,342,320       3.80        151,231    10.299      376.67        595        87.4
17.501 - 18.000...............        68       10,497,917       3.51        154,381    10.805      367.56        588        87.6
18.001 - 18.500...............        32        3,690,517       1.24        115,329    11.265      366.04        588        86.0
18.501 - 19.000...............        26        2,855,968       0.96        109,845    11.739      366.93        557        87.9
19.001 - 19.500...............        22        2,873,449       0.96        130,611    12.252      369.53        607        94.3
Greater than 19.500...........        13        1,855,762       0.62        142,751    13.533      369.10        559        91.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,493     $298,822,731     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.713%.

                                      A-26

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
INITIAL PERIODIC RATE CAP         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(%)                                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000 ........................        24     $  5,237,727       1.75%      $218,239    9.002%      359.75        590        81.5%
1.500 ........................     1,257      248,735,256      83.24        197,880    8.850       380.23        614        81.6
2.000 ........................        10        2,265,621       0.76        226,562    8.622       358.55        614        80.8
3.000 ........................       199       41,893,475      14.02        210,520    8.685       374.18        613        79.2
6.000 ........................         3          690,652       0.23        230,217    7.233       358.63        683        80.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,493     $298,822,731     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.716%.

     SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
SUBSEQUENT PERIODIC RATE          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CAP (%)                            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000 ........................       192     $ 40,227,070      13.46%      $209,516    8.772%      369.39        612        79.7%
1.500 ........................     1,300      258,349,927      86.46        198,731    8.834       380.29        614        81.4
2.000 ........................         1          245,735       0.08        245,735    6.750       359.00        671        80.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,493     $298,822,731     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.433%.

    MINIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS IN
                       THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MINIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

2.001 - 3.000 ................         1     $    245,735       0.08%      $245,735     6.750%     359.00        671        80.0%
4.001 - 5.000 ................         1          177,500       0.06        177,500     6.200      480.00        634        54.6
5.001 - 6.000 ................         5        1,139,500       0.38        227,900     6.256      359.68        632        63.5
6.001 - 7.000 ................        74       20,361,550       6.81        275,156     6.915      379.39        620        73.5
7.001 - 8.000 ................       259       60,735,252      20.32        234,499     7.716      376.08        630        78.5
8.001 - 9.000 ................       455       99,113,822      33.17        217,833     8.579      380.34        621        80.3
9.001 - 10.000 ...............       444       81,326,757      27.22        183,168     9.515      382.60        603        83.6
Greater than 10.000 ..........       254       35,722,616      11.95        140,640    11.012      370.47        587        88.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,493     $298,822,731     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.775%.

                                      A-27

   NEXT ADJUSTMENT DATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS IN THE
                         STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED     WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

November 2006 ................         4     $  1,034,139       0.35%      $258,535    9.647%      359.00        579        86.3%
December 2006 ................        12        2,510,245       0.84        209,187    9.139       360.00        578        81.5
January 2007 .................         1          645,000       0.22        645,000    6.950       360.00        607        58.6
March 2008 ...................        21        4,006,002       1.34        190,762    8.992       357.00        600        81.4
April 2008 ...................        76       18,681,354       6.25        245,807    9.179       381.76        607        82.6
May 2008 .....................       421       82,091,130      27.47        194,991    8.800       380.58        616        80.3
June 2008 ....................       871      172,663,414      57.78        198,236    8.801       379.90        613        81.5
July 2008 ....................         9        1,455,661       0.49        161,740    9.263       366.69        613        85.1
March 2009 ...................         6        1,245,251       0.42        207,542    9.377       370.47        603        85.3
April 2009 ...................         6        1,428,442       0.48        238,074    8.660       358.18        607        77.7
May 2009 .....................        20        3,521,677       1.18        176,084    9.171       359.00        612        83.7
June 2009 ....................        36        6,596,285       2.21        183,230    8.574       373.05        641        80.7
May 2011 .....................         4        1,075,966       0.36        268,992    7.544       359.00        665        81.8
June 2011 ....................         6        1,868,165       0.63        311,361    8.260       360.00        633        77.6
                                   -----     ------------     ------
   Total/Avg./Wtd.Avg ........     1,493     $298,822,731     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is June 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
INTEREST ONLY PERIOD              MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................     1,387     $266,082,579      67.45%      $191,840    8.603%      388.81        612        79.6%
24 ...........................        16        3,687,519       0.93        230,470    8.562       358.44        629        78.6
36 ...........................         1          215,920       0.05        215,920    9.900       357.00        646        80.0
60 ...........................       528      124,531,481      31.57        235,855    8.144       359.66        634        79.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,932     $394,517,499     100.00%
                                   =====     ============     ======

                                      A-28

                       GROUP 2 AND GROUP 3 MORTGAGE LOANS

        MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

30-Year 6-month LIBOR ........        35     $  7,619,480       0.99%      $217,699    8.685%      359.80        584        79.7%
2/28 6-month LIBOR ...........     1,758      269,003,948      34.97        153,017    9.004       359.52        597        80.8
2/38 6-month LIBOR ...........       430       99,671,787      12.96        231,795    8.584       479.54        597        78.8
2/28 6-month LIBOR -
   24-month Interest Only ....        20        4,506,475       0.59        225,324    8.477       358.41        634        79.9
2/28 6-month LIBOR -
   60-month Interest Only ....       580      130,942,893      17.02        225,764    8.173       359.63        640        80.4
3/27 6-month LIBOR ...........        91       13,796,421       1.79        151,609    8.942       359.38        603        80.3
3/37 6-month LIBOR ...........        12        2,207,182       0.29        183,932    8.289       479.53        616        79.3
3/27 6-month LIBOR -
   36-month Interest Only ....         1          215,920       0.03        215,920    9.900       357.00        646        80.0
3/27 6-month LIBOR -
  60-month Interest Only .....        32        6,818,257       0.89        213,071    8.116       359.32        637        79.2
5/25 6-month LIBOR ...........        12        3,286,396       0.43        273,866    8.144       359.75        631        74.6
5/35 6-month LIBOR ...........         2          572,963       0.07        286,482    7.342       479.73        671        46.0
5/25 6-month LIBOR -
   60-month Interest Only ....         1          245,735       0.03        245,735    6.750       359.00        671        80.0
15-Year Fixed ................        35        4,584,148       0.60        130,976    7.677       179.45        615        67.7
15-Year Fixed - Credit
   Comeback ..................         6          817,362       0.11        136,227    8.176       179.66        605        65.6
30-Year Fixed ................       846      145,140,298      18.87        171,561    7.761       359.79        617        75.6
30-Year Fixed -Credit
   Comeback ..................       157       26,886,252       3.50        171,250    8.350       359.89        606        78.2
40-Year Fixed ................       123       27,675,454       3.60        225,004    7.425       479.81        621        72.3
40-Year Fixed -Credit
   Comeback ..................        31        7,631,447       0.99        246,176    7.949       479.98        613        76.9
30-Year Fixed- 60-month
   Interest Only .............        66       17,241,448       2.24        261,234    7.168       360.00        646        77.3
30/15 Fixed Balloon ..........         2          339,500       0.04        169,750    7.496       180.00        685        69.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

  ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM        BUREAU      VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

ARM 360 ......................     2,530     $436,435,526      56.74%      $172,504    8.721%      359.54        611        80.6%
ARM 480 ......................       444      102,451,933      13.32        230,748    8.571       479.54        598        78.6
Fixed 180 ....................        43        5,741,010       0.75        133,512    7.738       179.51        618        67.5
Fixed 360 ....................     1,069      189,267,998      24.61        177,051    7.791       359.82        618        76.1
Fixed 480 ....................       154       35,306,901       4.59        229,266    7.538       479.85        619        73.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

                                      A-29

   MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

      $0.01 - $25,000.00 .....         2     $     40,000       0.01%      $ 20,000     8.867%     360.00        621        22.3%
 $25,000.01 - $50,000.00 .....        25        1,195,519       0.16         47,821    10.634      359.62        579        71.2
 $50,000.01 - $75,000.00 .....       355       22,567,864       2.93         63,571     9.999      358.50        598        82.6
 $75,000.01 - $100,000.00 ....       529       46,433,180       6.04         87,775     9.077      364.71        600        81.1
$100,000.01 - $150,000.00  ...      1115      138,282,167      17.98        124,020     8.678      369.90        604        79.3
$150,000.01 - $200,000.00  ...       828      143,289,253      18.63        173,055     8.370      377.66        609        78.6
$200,000.01 - $250,000.00  ...       533      118,586,130      15.42        222,488     8.234      381.82        608        78.1
$250,000.01 - $300,000.00  ...       316       86,038,459      11.19        272,274     8.214      388.79        611        78.7
$300,000.01 - $350,000.00  ...       219       70,926,877       9.22        323,867     8.082      382.68        622        78.5
$350,000.01 - $400,000.00  ...       145       54,633,882       7.10        376,785     8.175      384.55        615        79.2
$400,000.01 - $450,000.00  ...        73       30,748,518       4.00        421,213     7.725      390.64        641        75.4
$450,000.01 - $500,000.00  ...        50       24,113,448       3.13        482,269     8.147      393.04        626        77.9
$500,000.01 - $550,000.00  ...        13        6,840,505       0.89        526,193     8.238      405.65        621        78.3
$550,000.01 - $600,000.00  ...        15        8,653,745       1.13        576,916     8.873      415.93        618        85.1
$600,000.01 - $650,000.00  ...         5        3,187,664       0.41        637,533     8.433      384.47        620        77.6
$650,000.01 - $700,000.00  ...         6        4,067,540       0.53        677,923     8.462      359.34        636        78.2
$700,000.01 - $750,000.00  ...         1          750,000       0.10        750,000     7.500      480.00        565        55.6
$750,000.01 - $800,000.00  ...         3        2,360,000       0.31        786,667     8.534      399.62        600        76.7
$800,000.01 - $850,000.00  ...         2        1,650,000       0.21        825,000     6.900      480.00        685        63.4
Greater than $900,000.00 .....         5        4,838,618       0.63        967,724     8.484      384.18        640        72.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

                                      A-30

   STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 AND GROUP 3
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM        RISK       VALUE
STATE                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ---------   --------

Alabama.......................        65    $  7,930,368        1.03%     $122,006     9.062%     368.46       593        84.0%
Alaska........................         8       1,780,682        0.23       222,585     8.758      359.04       608        78.2
Arizona.......................       196      37,110,711        4.82       189,340     8.218      369.92       615        78.7
Arkansas......................        21       2,026,819        0.26        96,515     9.761      366.63       598        90.3
California....................       556     167,276,498       21.75       300,857     7.796      397.01       625        74.0
Colorado......................        68      12,852,803        1.67       189,012     8.412      381.85       627        83.3
Connecticut...................        49       9,843,785        1.28       200,894     8.829      393.13       596        80.3
Delaware......................        15       2,493,409        0.32       166,227     8.586      366.49       588        75.2
District of Columbia..........        14       3,101,677        0.40       221,548     8.265      402.24       585        70.4
Florida.......................       572     102,653,325       13.35       179,464     8.448      378.29       612        77.6
Georgia.......................       201      28,931,440        3.76       143,938     8.861      369.44       604        82.5
Hawaii........................        27       8,899,879        1.16       329,625     7.831      399.57       655        70.1
Idaho.........................        29       4,357,553        0.57       150,260     8.348      390.75       609        82.6
Illinois......................       173      28,441,650        3.70       164,403     8.871      374.68       617        82.5
Indiana.......................        60       5,847,373        0.76        97,456     8.860      363.15       598        83.2
Iowa..........................        23       2,362,389        0.31       102,713     9.527      372.48       609        85.2
Kansas........................        33       3,642,797        0.47       110,388     9.158      364.47       617        83.2
Kentucky......................        24       3,129,326        0.41       130,389     9.008      359.82       604        78.7
Louisiana.....................        36       5,368,274        0.70       149,119     9.397      363.31       604        82.0
Maine.........................        14       2,340,117        0.30       167,151     8.136      359.74       621        82.7
Maryland......................       100      20,894,401        2.72       208,944     8.188      384.08       606        78.2
Massachusetts.................        97      21,674,266        2.82       223,446     8.330      369.56       599        73.7
Michigan......................       163      18,451,366        2.40       113,199     9.199      372.75       605        83.4
Minnesota.....................        65      11,508,316        1.50       177,051     8.755      382.30       612        83.6
Mississippi...................        38       4,384,480        0.57       115,381     8.783      371.77       609        85.1
Missouri......................        75       7,825,741        1.02       104,343     9.019      363.13       589        82.0
Montana.......................        17       2,861,141        0.37       168,302     8.409      381.02       609        80.5
Nebraska......................         7         637,149        0.08        91,021     8.923      359.63       610        83.0
Nevada........................        86      18,344,860        2.38       213,312     8.501      388.38       614        80.1
New Hampshire.................        26       4,887,510        0.64       187,981     8.107      367.24       614        83.1
New Jersey....................        95      21,616,352        2.81       227,541     8.856      377.48       593        78.3
New Mexico....................        22       2,994,972        0.39       136,135     8.720      374.03       594        84.2
New York......................       111      28,683,729        3.73       258,412     8.163      372.46       609        75.6
North Carolina................        86      11,691,037        1.52       135,942     9.284      368.79       600        83.9
North Dakota..................         5         599,794        0.08       119,959    10.473      389.04       572        82.9
Ohio..........................        68       6,762,714        0.88        99,452     9.177      369.96       595        84.7
Oklahoma......................        42       4,443,670        0.58       105,802     9.426      354.61       604        85.8
Oregon........................        63      12,853,304        1.67       204,021     8.232      386.56       610        81.5
Pennsylvania..................        97      12,043,215        1.57       124,157     8.631      367.21       594        80.8
Rhode Island..................        18       3,695,614        0.48       205,312     8.002      365.93       587        77.0
South Carolina................        43       5,931,162        0.77       137,934     8.802      379.73       595        81.4
South Dakota..................         5         591,760        0.08       118,352     8.530      360.00       635        85.4
Tennessee.....................        88      10,085,537        1.31       114,608     9.056      360.02       599        85.8
Texas.........................       327      38,206,900        4.97       116,841     8.717      359.77       612        83.3
Utah..........................        42       6,493,663        0.84       154,611     8.311      381.71       616        81.6
Vermont.......................         6       1,123,434        0.15       187,239     8.137      360.00       580        81.0
Virginia......................       110      21,913,606        2.85       199,215     8.317      386.84       601        79.7
Washington....................       101      20,228,712        2.63       200,284     8.141      385.94       601        80.0
West Virginia.................        13       1,654,615        0.22       127,278     8.999      367.28       590        86.2
Wisconsin.....................        30       4,248,625        0.55       141,621     9.036      361.63       634        85.9
Wyoming.......................        10       1,480,847        0.19       148,085     8.308      370.25       588        77.5
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     4,240    $769,203,367      100.00%
                                   =====    ============      ======

                                      A-31

         LOAN-TO-VALUE RATIOS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING     BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM         RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ---------   --------

50.00 or Less.................       161    $ 28,583,808        3.72%     $177,539     7.635%     377.54       606        40.9%
50.01 - 55.00.................        81      15,530,543        2.02       191,735     7.655      371.38       599        52.7
55.01 - 60.00.................       115      24,066,941        3.13       209,278     7.473      380.15       609        57.9
60.01 - 65.00.................       137      27,324,006        3.55       199,445     7.750      386.35       597        63.0
65.01 - 70.00.................       223      45,855,271        5.96       205,629     7.944      399.38       588        68.7
70.01 - 75.00.................       329      63,309,429        8.23       192,430     8.136      381.28       591        73.7
75.01 - 80.00.................     1,676     292,644,810       38.05       174,609     8.341      377.43       625        79.7
80.01 - 85.00.................       417      81,489,218       10.59       195,418     8.466      380.05       598        84.4
85.01 - 90.00.................       645     125,402,539       16.30       194,423     8.761      381.75       612        89.5
90.01 - 95.00.................       279      44,965,492        5.85       161,167     9.574      370.25       607        94.7
95.01 - 100.00................       177      20,031,310        2.60       113,171    10.047      372.34       634        99.9
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     4,240    $769,203,367      100.00%
                                   =====    ============      ======

        CURRENT MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM         RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ---------   --------

 5.001 -  5.500...............         1    $    256,798        0.03%    $ 256,798     5.125%     479.00       616        84.3%
 5.501 -  6.000...............        45      12,893,295        1.68       286,518     5.955      377.05       697        63.8
 6.001 -  6.500...............       155      39,708,516        5.16       256,184     6.345      377.49       654        69.6
 6.501 -  7.000...............       277      62,142,075        8.08       224,340     6.828      383.74       627        72.6
 7.001 -  7.500...............       415      88,520,148       11.51       213,302     7.339      379.53       625        76.0
 7.501 -  8.000...............       606     118,616,621       15.42       195,737     7.809      377.90       615        77.4
 8.001 -  8.500...............       582     107,459,357       13.97       184,638     8.312      380.18       613        79.6
 8.501 -  9.000...............       688     120,326,833       15.64       174,894     8.801      382.32       606        80.2
 9.001 -  9.500...............       483      77,159,877       10.03       159,751     9.283      383.79       600        81.7
 9.501 - 10.000...............       450      71,194,168        9.26       158,209     9.785      379.13       587        83.5
10.001 - 10.500...............       194      27,494,985        3.57       141,727    10.291      374.26       584        85.7
10.501 - 11.000...............       161      21,788,434        2.83       135,332    10.804      370.77       577        85.2
11.001 - 11.500...............        77       9,092,846        1.18       118,089    11.282      374.74       580        85.5
11.501 - 12.000...............        63       7,156,691        0.93       113,598    11.783      369.93       565        87.9
12.001 - 12.500...............        26       3,210,559        0.42       123,483    12.255      368.48       602        94.1
12.501 - 13.000...............        11       1,392,977        0.18       126,634    12.820      378.46       566        87.7
13.001 - 13.500...............         2         169,835        0.02        84,918    13.325      359.70       687        96.5
13.501 - 14.000...............         1          72,250        0.01        72,250    13.600      360.00       519        85.0
Greater than  14.000..........         3         547,100        0.07       182,367    14.920      360.00       519        95.4
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     4,240    $769,203,367      100.00%
                                   =====    ============      ======

                                      A-32

                TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 AND
           GROUP 3 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Single Family Residence ......     3,261     $575,640,462      74.84%      $176,523    8.392%      379.99        610        78.4%
Planned Unit Development .....       563      115,678,824      15.04        205,469    8.350       378.45        615        80.4
Low-Rise Condominium .........       296       50,722,854       6.59        171,361    8.528       378.24        623        80.2
Two Family Home ..............        79       17,809,440       2.32        225,436    8.992       378.49        607        79.8
High-Rise Condominium ........        18        4,432,633       0.58        246,257    8.646       414.82        643        82.3
Three Family Home ............        15        3,589,965       0.47        239,331    8.373       369.99        606        69.6
Four Family Home .............         5        1,099,872       0.14        219,974    8.403       390.42        642        50.2
Manufactured Housing(1) ......         3          229,317       0.03         76,439    9.894       359.28        554        56.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

----------
(1)  Treated as real property.

            LOAN PURPOSES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Refinance - Cash Out .........     2,263     $449,545,701      58.44%      $198,650    8.119%      381.58        602        75.6%
Purchase .....................     1,769      286,219,839      37.21        161,798    8.891       377.61        628        83.7
Refinance - Rate/Term ........       208       33,437,827       4.35        160,759    8.203       374.02        606        79.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

           OCCUPANCY TYPES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Owner Occupied ...............     4,054     $738,030,328      95.95%      $182,050    8.369%      379.93        610        78.6%
Investment Property ..........       155       26,066,657       3.39        168,172    9.372       377.57        649        83.1
Second Home ..................        31        5,106,383       0.66        164,722    9.453       368.44        625        79.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-33

             REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 AND
           GROUP 3 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING                MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
TERMS (MONTHS)                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

121 - 180 ....................        43     $  5,741,010       0.75%      $133,512    7.738%      179.51        618        67.5%
301 - 360 ....................     3,599      625,703,524      81.34        173,855    8.439       359.63        613        79.2
Greater than 360 .............       598      137,758,833      17.91        230,366    8.306       479.62        603        77.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

                  LOAN DOCUMENTATION TYPES FOR THE GROUP 2 AND
           GROUP 3 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Full Documentation ...........     2,818     $465,217,730      60.48%      $165,088    8.212%      376.28        604        79.3%
Stated Income ................     1,422      303,985,638      39.52        213,773    8.713       385.12        623        78.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,240     $769,203,367     100.00%
                                   =====     ============     ======

                CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 AND
           GROUP 3 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

801 - 820.....................         5     $  1,705,500       0.22%      $341,100    6.080%      394.51        808        57.7%
781 - 800.....................        10        3,049,137       0.40        304,914    6.987       368.97        789        66.9
761 - 780.....................        21        5,347,100       0.70        254,624    7.966       368.98        769        74.3
741 - 760.....................        32        7,657,137       1.00        239,286    7.435       388.40        748        76.2
721 - 740.....................        42        8,556,681       1.11        203,730    7.495       354.15        730        80.9
701 - 720.....................        76       18,230,780       2.37        239,879    7.542       383.63        710        77.1
681 - 700.....................       156       30,971,501       4.03        198,535    7.863       374.21        689        79.9
661 - 680.....................       291       60,858,667       7.91        209,136    7.887       378.48        670        80.9
641 - 660.....................       433       82,061,681      10.67        189,519    8.174       375.36        650        80.5
621 - 640.....................       532       93,522,771      12.16        175,795    8.268       378.26        631        79.7
601 - 620.....................       653      121,673,012      15.82        186,329    8.253       377.44        610        80.3
581 - 600.....................       674      110,911,227      14.42        164,557    8.499       379.13        590        79.0
561 - 580.....................       519       86,784,390      11.28        167,215    8.757       383.72        570        80.0
541 - 560.....................       366       62,624,777       8.14        171,106    9.025       387.19        550        76.9
521 - 540.....................       279       47,961,729       6.24        171,906    9.166       382.51        531        73.8
501 - 520.....................       148       26,841,235       3.49        181,360    9.422       391.96        511        70.7
500 or Less...................         3          446,045       0.06        148,682    9.784       359.61        500        64.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     4,240     $769,203,367     100.00%
                                   =====     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 and Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-34

       CREDIT GRADE CATEGORIES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE       RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

A ............................    3,240    $592,360,572     77.01%     $182,827   8.382%     378.47       619          79.9%
A-............................      173      34,979,088      4.55       202,191   8.399      384.41       581          75.6
B ............................      333      60,625,911      7.88       182,060   8.447      384.54       585          74.8
C ............................      240      43,619,603      5.67       181,748   8.509      387.07       586          73.4
C-............................      228      33,595,029      4.37       147,347   8.693      380.16       589          77.7
D ............................       26       4,023,166      0.52       154,737   8.757      377.23       570          66.6
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    4,240    $769,203,367    100.00%
                                  =====    ============    ======

      PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT       AVERAGE
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE       RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

0 ............................    1,186    $205,167,452     26.67%    $172,991     8.929%    375.33       609         80.5%
12............................      192      44,521,256      5.79      231,882     8.295     372.18       602         74.9
13............................        1         342,836      0.04      342,836     8.625     358.00       558         70.0
24............................    2,056     364,299,054     47.36      177,188     8.508     382.82       607         80.0
36............................      417      72,256,953      9.39      173,278     7.837     377.21       614         75.3
60............................      388      82,615,817     10.74      212,927     7.255     383.76       640         74.4
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    4,240    $769,203,367    100.00%
                                  =====    ============    ======

           MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 AND GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                 AVERAGE                             PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                MONTHS TO    NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                   NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO              ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
NEXT ADJUSTMENT DATE               DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  ---------

0 - 6.........................       6           35   $  7,619,480      1.41%     $217,699    8.685%    359.80      584      79.7%
19 - 24.......................      24        2,788    504,125,103     93.55       180,820    8.701     383.27      608      80.3
32 - 37.......................      35          136     23,037,781      4.28       169,395    8.644     370.85      615      79.9
38 or Greater.................      60           15      4,105,095      0.76       273,673    7.949     376.45      639      70.9
                                              -----   ------------    ------
   Total/Avg./Wtd. Avg........                2,974   $538,887,459    100.00%
                                              =====   ============    ======

                                      A-35

    GROSS MARGINS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT       AVERAGE
                                MORTGAGE      BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

2.001 - 3.000.................        1    $    245,735      0.05%     $245,735    6.750%    359.00       671         80.0%
3.001 - 4.000.................        8       1,215,100      0.23       151,888    9.197     360.00       597         73.5
4.001 - 5.000.................       58      10,714,562      1.99       184,734    7.908     379.95       619         77.4
5.001 - 6.000.................      292      51,948,283      9.64       177,905    7.914     383.60       611         77.1
6.001 - 7.000.................    1,204     217,393,118     40.34       180,559    8.320     380.00       607         78.7
7.001 - 8.000.................      960     181,831,430     33.74       189,408    8.976     385.44       609         81.1
8.001 - 9.000.................      314      58,584,359     10.87       186,574    9.428     384.93       610         83.7
9.001 - 10.000................       84      11,139,618      2.07       132,615   10.422     369.99       606         90.3
10.001 - 11.000...............       33       3,544,458      0.66       107,408   11.314     359.28       572         88.3
11.001 - 12.000...............       17       1,805,656      0.34       106,215   12.363     373.08       610         96.4
12.001 - 13.000...............        2         123,440      0.02        61,720   13.559     359.59       551         91.2
Greater than 13.000...........        1         341,700      0.06       341,700    6.250     480.00       715         85.0
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    2,974    $538,887,459    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Gross Margin for the Group 2 and Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 7.061%.

          MAXIMUM MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE
           RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT       AVERAGE
RANGE OF MAXIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

12.001 - 12.500...............        3    $    636,298      0.12%     $212,099    5.822%    441.50       632         76.0%
12.501 - 13.000...............       37       8,321,496      1.54       224,905    6.443     376.70       644         72.0
13.001 - 13.500...............       70      15,681,304      2.91       224,019    6.744     384.18       627         72.8
13.501 - 14.000...............      145      32,414,135      6.02       223,546    7.129     392.42       618         74.4
14.001 - 14.500...............      265      57,103,330     10.60       215,484    7.529     380.63       621         76.4
14.501 - 15.000...............      386      77,339,443     14.35       200,361    7.995     378.32       617         78.3
15.001 - 15.500...............      418      78,822,837     14.63       188,571    8.404     381.48       617         80.0
15.501 - 16.000...............      532      95,949,423     17.81       180,356    8.893     386.92       608         80.4
16.001 - 16.500...............      377      63,621,425     11.81       168,757    9.323     386.73       601         82.1
16.501 - 17.000...............      342      55,371,872     10.28       161,906    9.839     380.50       588         84.6
17.001 - 17.500...............      138      20,137,940      3.74       145,927   10.304     376.40       585         86.8
17.501 - 18.000...............      113      15,617,274      2.90       138,206   10.803     370.24       583         86.6
18.001 - 18.500...............       57       6,957,841      1.29       122,067   11.271     376.72       586         84.6
18.501 - 19.000...............       50       5,686,645      1.06       113,733   11.773     370.35       566         87.6
19.001 - 19.500...............       25       3,112,834      0.58       124,513   12.247     368.78       604         94.4
Greater than 19.500...........       16       2,113,362      0.39       132,085   13.437     372.14       563         90.6
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    2,974    $538,887,459    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 15.562%.

                                      A-36

 INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE CAP         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(%)                                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        43     $  8,987,373       1.67%      $209,009     8.724%     359.80       590       81.1%
1.500.........................     2,474      441,421,421      81.91        178,424     8.718      382.85       609       80.5
2.000.........................        18        3,643,653       0.68        202,425     8.404      358.82       630       81.5
3.000.........................       435       83,973,458      15.58        193,042     8.578      383.43       605       78.4
6.000.........................         4          861,554       0.16        215,388     7.535      358.71       663       78.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     2,974     $538,887,459     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.736%.

    SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       428     $ 82,905,610      15.38%      $193,705     8.632%     378.44       604       79.3%
1.500.........................     2,545      455,736,114      84.57        179,071     8.704      383.08       609       80.4
2.000.........................         1          245,735       0.05        245,735     6.750      359.00       671       80.0
                                   -----     ------------     ------
    Total/Avg./Wtd. Avg.......     2,974     $538,887,459     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2 and Group
     3 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.423%.

   MINIMUM MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000.................         1     $    245,735        0.05%     $245,735     6.750%     359.00       671       80.0%
4.001 - 5.000.................         1          177,500        0.03       177,500     6.200      480.00       634       54.6
5.001 - 6.000.................        30        6,094,050        1.13       203,135     6.608      398.90       629       71.0
6.001 - 7.000.................       187       42,435,419        7.87       226,927     6.921      385.33       621       73.3
7.001 - 8.000.................       632      130,310,896       24.18       206,188     7.735      381.82       620       77.4
8.001 - 9.000.................       942      176,717,241       32.79       187,598     8.580      383.44       614       80.1
9.001 - 10.000................       754      125,488,591       23.29       166,430     9.524      383.83       596       82.9
Greater than 10.000...........       427       57,418,028       10.65       134,468    10.940      372.84       582       87.1
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     2,974     $538,887,459      100.00%
                                   =====     ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 8.630%.

                                      A-37

   NEXT ADJUSTMENT DATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

November 2006.................         7     $  1,487,285        0.28%     $212,469     9.149%     359.00       580       83.3%
December 2006.................        27        5,487,195        1.02       203,229     8.763      360.00       582       81.2
January 2007..................         1          645,000        0.12       645,000     6.950      360.00       607       58.6
March 2008....................        38        7,299,455        1.35       192,091     8.733      357.06       607       80.1
April 2008....................       133       28,168,493        5.23       211,793     8.972      388.72       601       80.9
May 2008......................       873      155,122,591       28.79       177,689     8.666      383.80       609       79.3
June 2008.....................     1,730      311,150,153       57.74       179,856     8.693      383.16       609       80.7
July 2008.....................        14        2,384,411        0.44       170,315     8.655      377.99       597       80.9
March 2009....................         8        1,432,525        0.27       179,066     9.311      368.77       604       84.6
April 2009....................         9        1,781,367        0.33       197,930     8.921      358.20       600       77.8
May 2009......................        45        7,453,380        1.38       165,631     8.818      368.87       603       79.6
June 2009.....................        74       12,370,509        2.30       167,169     8.423      374.11       625       79.8
May 2011......................         5        1,228,930        0.23       245,786     7.678      373.94       663       82.8
June 2011.....................        10        2,876,165        0.53       287,617     8.064      377.52       628       65.8
                                   -----     ------------      ------
   Total/Avg.//Wtd. Avg.......     2,974     $538,887,459      100.00%
                                   =====     ============      ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date is June 2008.

        INTEREST ONLY PERIODS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD              MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................     3,540     $609,232,639       79.20%     $172,100     8.499%     385.06       604       78.5%
24............................        20        4,506,475       0.59        225,324     8.477      358.41       634       79.9
36............................         1          215,920       0.03        215,920     9.900      357.00       646       80.0
60............................       679      155,248,334      20.18        228,643     8.057      359.66       640       80.0
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,240     $769,203,367      100.00%
                                   =====     ============      ======

                                      A-38